                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDLE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 2)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CALNETICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock; Options to purchase Common Stock
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          $4,637
          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          000-08767
          ---------------------------------------------------------------------
     (3)  Filing Party:
          Calnetics Corporation
          ---------------------------------------------------------------------
     (4)  Date Filed:
          August 1, 1997
          ---------------------------------------------------------------------
--------------
1 Set forth the amount of which the filing fee is calculated and state how it was determined.

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                                                              Preliminary Copies

                              CALNETICS CORPORATION
                              20401 PRAIRIE STREET
                              CHATSWORTH, CA 91311
                                                               September__, 1997

Dear Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Calnetics Corporation, a California corporation ("Calnetics"), to be held on ________, October __, 1997 at 10:00 a.m., local time, at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406.


     At the Special Meeting, you will be asked to approve and adopt an Agreement and Plan of Acquisition dated as of July 2, 1997, as amended (the "Acquisition Agreement"), between Calnetics and Summa Industries, a California corporation ("Summa"), and the transactions contemplated thereby, pursuant to which a new wholly-owned subsidiary of Summa ("Subsidiary") would be merged (the "Merger") with and into Calnetics.

     Upon completion of the Merger, (i) Calnetics will be the surviving corporation and will be a wholly-owned subsidiary of Summa, and (ii) each and every outstanding share of Calnetics Common Stock (other than shares held by Subsidiary and shares as to which statutory appraisal rights are perfected) will be converted into the right to receive $7.35 in cash, without interest. See "Description of the Proposed Merger - Merger Consideration" in the accompanying Proxy Statement.


     A more detailed description of the Acquisition Agreement and the proposed Merger is set forth in the enclosed Proxy Statement, which you should read carefully. A Notice of Special Meeting of Shareholders is also enclosed herewith. Holders of record of shares of Calnetics Common Stock at the close of business on September 19, 1997, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and at any adjournments and/or postponements thereof.


     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ACQUISITION AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE ACQUISITION AGREEMENT AND THE MERGER.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. BECAUSE APPROVAL OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF CALNETICS COMMON STOCK IS REQUIRED TO CONSUMMATE THE MERGER, AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER. ACCORDINGLY, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

     I strongly support Summa's acquisition of Calnetics and join with the other members of the Board of Directors in enthusiastically recommending this transaction to you. We urge you to vote to approve the Acquisition Agreement and the transactions contemplated thereby. If you should have any questions about the Merger or need assistance in completing your proxy card, please contact Mr. Trygve Thoresen, Vice-President Finance and General Counsel, at (818) 886-9819.

                                Very truly yours,



                               Clinton G. Gerlach
                               Chairman of the Board

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                                                              Preliminary Copies

                              CALNETICS CORPORATION
                              20401 PRAIRIE STREET
                              CHATSWORTH, CA 91311


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER __, 1997



     A Special Meeting of Shareholders (the "Special Meeting") of Calnetics Corporation, a California corporation ("Calnetics"), will be held on ________, October __, 1997 at 10:00 a.m., local time, at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406, for the following purpose:


     1. Considering and voting upon a proposal (the "Proposal") to approve an Agreement and Plan of Acquisition dated as of July 2, 1997, as amended (the "Acquisition Agreement"), between Calnetics and Summa Industries, a California corporation ("Summa"), and the transactions contemplated thereby, pursuant to which a new wholly-owned subsidiary of Summa ("Subsidiary") would be merged (the "Merger") with and into Calnetics. The Acquisition Agreement contemplates, among other things, that (a) Calnetics will be the surviving corporation in the Merger and will be a wholly-owned subsidiary of Summa, and (b) each and every outstanding share of Calnetics Common Stock (other than shares held by Subsidiary and shares as to which statutory appraisal rights are perfected) will be converted into the right to receive $7.35 in cash, without interest. As a result of the Merger, the shareholders of Calnetics will not own any stock of the surviving corporation. A copy of the Acquisition Agreement is attached hereto as Appendix I.


     Holders of record of Calnetics Common Stock at the close of business on September 19, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and at any adjournments and/or postponements thereof. The affirmative vote of a majority of the votes represented by the outstanding shares of Calnetics Common Stock is required to approve the Proposal. A list of holders of record of shares of Calnetics Common Stock at the close of business on the Record Date will be available for inspection at Calnetics' headquarters during ordinary business hours for the ten-day period prior to the Special Meeting. Calnetics transfer books will not be closed.


THE BOARD OF DIRECTORS, AFTER CAREFUL REVIEW OF THE ACQUISITION AGREEMENT AND OTHER FACTORS, BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, CALNETICS AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL. SEE "DESCRIPTION OF THE PROPOSED MERGER - INTERESTS OF CERTAIN PERSONS IN THE MERGER" IN THE ATTACHED PROXY STATEMENT FOR A DISCUSSION OF CERTAIN INTERESTS IN THE TRANSACTION HELD BY MEMBERS OF THE BOARD OF DIRECTORS AND CALNETICS' MANAGEMENT.

                               By Order of the Board of Directors:



                               Clinton G. Gerlach
                               Chairman of the Board and President



                               Barbara Guyer
                               Secretary

Chatsworth, California
September ____, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. IF THE PROPOSAL IS APPROVED, SHAREHOLDERS WILL RECEIVE APPROPRIATE INSTRUCTIONS FOR EXCHANGING THEIR STOCK CERTIFICATES FOR CASH.

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                                                              Preliminary Copies


                              CALNETICS CORPORATION
                              20401 PRAIRIE STREET
                              CHATSWORTH, CA 91311

                              ______________________

                                 PROXY STATEMENT
                              ______________________


                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER __, 1997


                                  INTRODUCTION

                                     GENERAL


     This Proxy Statement and the accompanying form of proxy are being sent to shareholders of Calnetics Corporation, a California corporation ("Calnetics" or the "Company"), on or about September __, 1997. The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Special Meeting of Shareholders of the Company to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California on ________, October __, 1997, at 10:00 a.m. local time (the "Special Meeting") and at any adjournments and/or postponements thereof, for the purpose of considering and voting upon a proposal to approve and adopt an Agreement and Plan of Acquisition dated as of July 2, 1997, as amended (the "Acquisition Agreement"), between the Company and Summa Industries, a California corporation ("Summa"), including the transactions contemplated thereby, providing for the merger (the "Merger") of a new wholly-owned subsidiary of Summa ("Subsidiary") with and into the Company. Holders of the Company's Common Stock ("Common Stock") are entitled to one vote for each share held by them.


     As a result of the Merger, (i) Subsidiary will cease to exist and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Summa, and (ii) each and every outstanding share of Common Stock (other than shares held by Subsidiary and shares as to which statutory appraisal rights are perfected) will be converted into the right to receive a cash payment of $7.35, without interest (the "Merger Consideration").

     The Board of Directors of the Company (the "Board of Directors") has unanimously approved the Acquisition Agreement and the transactions contemplated thereby. The Board of Directors unanimously recommends approval and adoption of the Acquisition Agreement by the shareholders of the Company. For a discussion of factors considered by the Board of Directors in approving the Acquisition Agreement and the transactions contemplated thereby, see "Description of the Proposed Merger-Background of and Reasons for the Merger." See "Description of the Proposed Merger - Interests of Certain Persons in the Merger" for a discussion of certain interests in the transaction held by members of the Board of Directors and Calnetics' management.

     The principal executive offices of the Company are located at 20401 Prairie Street, Chatsworth, California 91311, and its telephone number is (818) 886-9819.

                                   RECORD DATE


     Shareholders of Common Stock of record at the close of business on September 19, 1997 (the "Record Date") are entitled to notice of and to vote on all matters presented at the Special Meeting and at any adjournments and/or postponements thereof. On the Record Date, there were 3,038,799 shares of Common Stock outstanding.

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                                                              Preliminary Copies

                                 VOTING; PROXIES

     The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Special Meeting and at any adjournments and/or postponements thereof. On each matter to be considered at the Special Meeting, shareholders will be entitled to cast one vote for each share of Common Stock held on the Record Date. In order for the Acquisition Agreement to be approved and adopted, the votes cast in favor must constitute at least a majority of the outstanding shares of Common Stock. Due to this required majority vote, abstentions and failures to vote will have the same effect (except for the purpose of perfecting dissenters' rights) as a vote against approval of the Acquisition Agreement and the transactions contemplated thereby. Subject to satisfaction or waiver of certain conditions set forth in the Acquisition Agreement, Gerlach Holding Corporation, a Delaware corporation ("GHC"), has agreed to vote all of its shares of Common Stock in favor of approval of the Acquisition Agreement and the transactions contemplated thereby. As of the Record Date, GHC held 1,085,504 shares of Common Stock, constituting approximately 36% of the shares of Common Stock outstanding on such date. Mr. Clinton G. Gerlach, Chairman of the Board and President of the Company, serves as President of GHC. In addition, all the members of the Board of Directors and executive officers of the Company have verbally stated their intentions to vote all of their shares of Common Stock in favor of approval of the Acquisition Agreement and the transactions contemplated thereby. As of the Record Date, the Board of Directors and executive officers beneficially owned cumulatively 1,721,568 shares of Common Stock (including the shares held by GHC), constituting approximately 57% of the shares of Common Stock outstanding on such date. Accordingly, if the members of the Board of Directors and executive officers of the Company vote in favor of approval of the Acquisition Agreement and the transactions contemplated thereby, passage of the proposal is assured.

     SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE SPECIAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder, or, in the absence of such direction, by the persons named therein FOR the approval and adoption of the Acquisition Agreement in accordance with the recommendation of the Board of Directors. (See "Description of the Proposed Merger - Interests of Certain Persons in the Merger" for a discussion of certain interests in the transaction held by members of the Board of Directors and Calnetics' management.) A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company, or by delivery of a subsequently dated proxy, or by attendance at the Special Meeting and voting in person. Attendance at the Special Meeting without also voting will not in and of itself constitute the revocation of a proxy.

                         PERSONS MAKING THE SOLICITATION

     This solicitation of proxies is being made by the Board of Directors. All expenses associated with soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone or facsimile, without receiving additional compensation therefor. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

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                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
INTRODUCTION......................................................................................................1

SUMMARY...........................................................................................................5
     The Company..................................................................................................5
     Summa........................................................................................................5
     Subsidiary...................................................................................................5
     The Merger...................................................................................................5
     Merger Consideration.........................................................................................5
     The Special Meeting..........................................................................................6
     Record Date; Quorum..........................................................................................6
     Vote Required................................................................................................6
     Effective Date and Time......................................................................................6
     Reasons for the Merger.......................................................................................7
     Financing the Merger.........................................................................................7
     Certain Federal Income Tax Consequences......................................................................7
     Manner of Converting Shares..................................................................................7
     Price Range of Common Stock..................................................................................7
     Fairness Opinion.............................................................................................8
     Conditions to the Merger.....................................................................................8
     Amendment; Termination.......................................................................................8
     Accounting Treatment.........................................................................................8
     Recommendations..............................................................................................9
     Dissenters' Rights...........................................................................................9

SELECTED FINANCIAL DATA..........................................................................................10

VOTING AND PROXIES...............................................................................................11

DESCRIPTION OF THE PROPOSED MERGER...............................................................................13
     Background of and Reasons for the Merger....................................................................13
     The Merger..................................................................................................15
     Merger Consideration........................................................................................15
     Manner of Converting Shares.................................................................................16
     Treatment of Stock Options..................................................................................16
     Fairness Opinion............................................................................................16
     Additional Conditions to the Merger.........................................................................19
     Amendment; Termination......................................................................................20
     Standstill Agreements.......................................................................................20
     Interests of Certain Persons in the Merger..................................................................21
     Accounting Treatment........................................................................................21
     Merger Expenses; Brokerage Fees.............................................................................22
     Approval of the Merger......................................................................................22
     Deregistration of Common Stock..............................................................................22

RIGHTS OF DISSENTING SHAREHOLDERS................................................................................23

SOURCE AND AMOUNT OF FUNDS.......................................................................................24

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................25

COMMON STOCK PRICES AND DIVIDENDS................................................................................26

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
DESCRIPTION OF CAPITAL STOCK.....................................................................................27

OWNERSHIP OF COMMON STOCK........................................................................................28

INFORMATION CONCERNING THE COMPANY...............................................................................29
     Business....................................................................................................29
         General.................................................................................................29
         History; Growth Strategy................................................................................29
         Production..............................................................................................30
         Raw Materials; Inventories..............................................................................30
         Customers and Marketing.................................................................................30
         Backlog; Seasonality....................................................................................31
         Competition.............................................................................................31
         Patents and Trademarks..................................................................................31
         Research and Development................................................................................31
         Legal Proceedings.......................................................................................31
         Tax Examination.........................................................................................31
         Environmental Matters...................................................................................32
         Facilities..............................................................................................32
         Employees...............................................................................................32

     Management's Discussion and Analysis of Results of Operations and Financial Condition.......................33
         General.................................................................................................33
         Results of Operations...................................................................................34
         Liquidity and Capital Resources.........................................................................35
         Recent Accounting Pronouncements........................................................................36

     Management..................................................................................................37
         Directors, Executive Officers and Other Key Employees...................................................37
         Employment Agreements and Compensation Arrangements.....................................................38
         Certain Transactions....................................................................................38
         Limitation of Directors' and Officers' Liability and Indemnification....................................39

CERTAIN INFORMATION CONCERNING SUMMA AND SUBSIDIARY..............................................................40

EXPERTS..........................................................................................................40

INDEPENDENT ACCOUNTANTS..........................................................................................40

SHAREHOLDER PROPOSALS............................................................................................40

AVAILABLE INFORMATION............................................................................................40

INDEX TO FINANCIAL STATEMENTS....................................................................................41


Appendix I    -   Agreement and Plan of Acquisition, and Amendment No. 1 thereto

Appendix II   -   Opinion of Crowell, Weedon & Co.

Appendix III  -   Chapter 13 of the California General Corporation Code Law relating to dissenters' rights

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                                     SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is necessarily selective and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement and the attached Appendices. Shareholders are urged to carefully review this entire Proxy Statement, including the Appendices hereto.

                                   THE COMPANY

     Calnetics is a publicly-owned California corporation whose Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and traded on The Nasdaq National Market under the symbol "CALN." Through its three wholly-owned operating subsidiaries, Manchester Plastics Co., Inc. ("Manchester Plastics"), Ny-Glass Plastics, Inc. ("Ny-Glass"), and Agricultural Products, Inc. ("API"), the Company manufactures molded plastic bobbins, components, filters, fittings, sheet and tubing primarily for the industrial plastics, building materials and agricultural irrigation industries. The Company is headquartered at 20401 Prairie Street, Chatsworth, California 91311, and its telephone number is (818) 886-9819. As of the Record Date, 3,038,799 shares of Common Stock were issued and outstanding. See "Ownership of Common Stock" and "Information Concerning the Company."

                                      SUMMA

     Summa is a publicly-owned California corporation whose common stock is registered under Section 12(g) of the Exchange Act, and traded on The Nasdaq National Market under the symbol "SUMX." Through its three wholly-owned operating subsidiaries, Summa designs and manufactures injection-molded plastic optical components for OEM customers in the lighting industry, plastic chains, belts and customized conveyor components used primarily in the food processing industry, and components sold to the defense and firefighting industries. Summa's principal executive offices are located at 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503, and its telephone number is (310) 792-7024. See "Certain Information Concerning Summa and Subsidiary."

                                   SUBSIDIARY

     CC Acquisition Corp. is a newly-formed California corporation and wholly-owned subsidiary of Summa ("Subsidiary"), formed solely for the purpose of consummating the Merger. As a consequence of the Merger, Subsidiary will merge with and into the Company which, as the surviving corporation in the Merger, will continue to conduct its business and operations as a wholly-owned subsidiary of Summa through its three operating subsidiaries. See "Certain Information Concerning Summa and Subsidiary."

                                   THE MERGER

     Pursuant to the Acquisition Agreement, the Company and Summa have agreed, subject to approval of the shareholders of the Company and the satisfaction of certain other conditions, that Subsidiary will merge with and into the Company.

                              MERGER CONSIDERATION

At the Effective Time (defined below) of the Merger, (i) Subsidiary will cease to exist and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Summa, and (ii) each and every outstanding share of Common Stock (other than shares held by Subsidiary and shares as to which statutory appraisal rights are perfected) will be converted into the right to receive a cash payment of $7.35, without interest. Each of the seven holders of options to purchase shares of Common Stock ("Options") will receive, at their written

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                                                              Preliminary Copies

election provided to Summa prior to the Effective Time, either (i) cash equal to the difference between $7.35 and the exercise price of such Option multiplied by the number of underlying shares covered by such Option, (ii) substantially similar options to purchase 1.2923 shares of common stock of Summa for each share of Common Stock underlying an Option, at the same aggregate exercise price, or (iii) a combination of the foregoing. As soon as practicable, holders of Options shall receive from Summa the form of their proposed option to assist them in making their election decision. In addition, holders of Options shall be provided with copies of Summa's recent filings with the Securities and Exchange Commission, including financial information contained therein. The terms set forth in the Summa options will be determined by Summa and will be similar to existing Summa options. Holders electing to receive cash shall surrender such Options to the Company for cancellation and payment immediately prior to the Effective Time. See "Description of the Proposed Merger - Merger Consideration; and - Treatment of Stock Options."

                               THE SPECIAL MEETING


     Proxies are being solicited by the Board of Directors for use at the Special Meeting to be held at 10:00 a.m., local time, at the Airtel Plaza Hotel, located at 7277 Valjean Avenue, Van Nuys, California 91406, on October __, 1997, and at any adjournments and/or postponements thereof, for the purpose of considering and voting upon approval and adoption of the Acquisition Agreement, as more particularly described herein and in the Notice of Special Meeting accompanying this Proxy Statement.


                               RECORD DATE; QUORUM


     Only holders of record of Common Stock at the close of business on the Record Date, September 19, 1997, are entitled to notice of and to vote on all matters presented at the Special Meeting and any adjournments and/or postponements thereof. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. Holders of Common Stock are entitled to one vote for each share held by them. On the Record Date, there were 3,038,799 shares of Common Stock outstanding. See "Voting and Proxies."


                                  VOTE REQUIRED

     The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required to approve the Merger. Subject to satisfaction or waiver of certain conditions set forth in the Acquisition Agreement, Gerlach Holding Corporation, a California corporation ("GHC"), has agreed to vote all of its shares of Common Stock in favor of approval of the Acquisition Agreement and the transactions contemplated thereby. As of the Record Date, GHC held 1,085,504 shares of Common Stock, constituting approximately 36% of the shares of Common Stock outstanding on such date. Mr. Clinton G. Gerlach, Chairman of the Board and President of the Company, serves as President of GHC. In addition, all the members of the Board of Directors and executive officers of the Company have verbally stated their intentions to vote all of their shares of Common Stock in favor of approval of the Acquisition Agreement and the transactions contemplated thereby. As of the Record Date, the Board of Directors and executive officers beneficially owned cumulatively 1,721,568 shares of Common Stock (including the shares held by GHC), constituting approximately 57% of the shares of Common Stock outstanding on such date. Accordingly, if the members of the Board of Directors and executive officers of the Company vote in favor of approval of the Acquisition Agreement and the transactions contemplated thereby, passage of the proposal is assured. See "Voting and Proxies."

                             EFFECTIVE DATE AND TIME


     The proposed Merger will be consummated if and on such date (the "Effective Date") as the Agreement and Plan of Merger (the "Merger Agreement") is executed and filed with the California Secretary of State (the "Effective Time"). The Effective Date is currently expected to occur on or shortly after October __, 1997, the date


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of the Special Meeting, subject to the satisfaction or waiver of the conditions to the Merger. See "Description of the Proposed Merger - The Merger."

                             REASONS FOR THE MERGER

     For the past several years, the Company has considered various strategic alternatives to maximize shareholder value and increase liquidity, while preserving relationships with customers and employees. Management of the Company has considered a continued program of acquisitions, potential business combinations with several other companies, secondary public offerings of securities and the acquisition of the Company by private investors, among other transactions. The Board of Directors has determined that the proposed transaction with Summa offers the best opportunity available to fulfill the Company's strategic objectives of maximizing shareholder value and providing liquidity. As a consequence of the Merger, shareholders of the Company will realize a return on their investments by receipt of the all cash Merger Consideration.

     In 1991, Summa adopted a strategy of growth through acquisitions of profitable manufacturing companies with proprietary products or protected market niches. The acquisition of the Company as a consequence of the Merger will be the fourth such acquisition that Summa has accomplished, and will enable Summa to further expand its operations by adding additional product offerings.

                              FINANCING THE MERGER

     It is expected that the Merger Consideration will be financed (the "Financing") by Summa primarily through borrowings from a commercial bank. See "Source and Amount of Funds."

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The exchange by shareholders of their shares of Common Stock for cash pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. See "Certain Federal Income Tax Consequences." Shareholders are urged to consult their own tax advisors with respect to the federal, state, local and other tax consequences of the Merger, including the effects of recent and potential changes of law.

                           MANNER OF CONVERTING SHARES

     At the Effective Time, each certificate formerly representing shares of Common Stock (other than shares held by Subsidiary and shares as to which statutory appraisal rights are perfected) will, automatically without any action on the part of the holder thereof, be deemed to represent only the right to receive the Merger Consideration. As soon as reasonably practicable after the Effective Date (defined below), U.S. Stock Transfer Corporation (the "Exchange Agent") will mail a letter of instructions (the "Letter of Transmittal") setting forth the manner of exchanging Common Stock certificates for the Merger Consideration. The Merger Consideration will only be paid to holders of record of Common Stock at the Effective Time, and will only be paid upon surrender to the Exchange Agent of the certificate(s) representing the shares of Common Stock, together with a properly completed Letter of Transmittal. It is anticipated that the Exchange Agent will mail the Merger Consideration to each former shareholder of the Company who has complied with the foregoing procedures within seven business days after such compliance. See "Description of the Proposed Merger - Manner of Converting Shares."

                           PRICE RANGE OF COMMON STOCK

     The Common Stock is traded on The Nasdaq National Market. On July 2, 1997, the last full trading day prior to the public announcement by the Company and Summa of the execution of the Acquisition Agreement, the closing price for a share of Common Stock on The Nasdaq National Market was $5.72. The closing price for a

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                                                              Preliminary Copies


share of Common Stock on September 19, 1997 was $7.25. See "Common Stock Prices and Dividends." Shareholders are urged to obtain current market quotations for the Common Stock.


                                FAIRNESS OPINION

     Crowell, Weedon & Co. ("Crowell Weedon") has delivered to the Board of Directors a written opinion as of September __, 1997 to the effect that, as of such date, based upon and subject to various considerations set forth in the opinion, the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company. A copy of the opinion of Crowell Weedon, which sets forth the assumptions made, matters considered and the scope of their review, is attached to this Proxy Statement as Appendix II and should be read in its entirety. See "Description of the Proposed Merger - Fairness Opinion."

                            CONDITIONS TO THE MERGER

     The obligations of the Company and/or Summa to consummate the Merger are subject to fulfillment or waiver of various conditions, including, among others,
(i) approval of the Acquisition Agreement by the shareholders of the Company;
(ii) receipt by Summa of the Financing; (iii) receipt of any required regulatory approvals; (iv) the fairness opinion given to the Company's Board of Directors not having been withdrawn; and (v) receipt of all material consents from third parties required to consummate the Merger. See "Description of the Proposed Merger - Additional Conditions to the Merger."

                             AMENDMENT; TERMINATION

     The Acquisition Agreement and the Merger Agreement may each be amended by written agreement of each of the parties before approval by the Company's shareholders, as well as thereafter if such amendment would not materially and adversely affect such shareholders. These agreements may be terminated and the Merger abandoned before the Effective Time for various reasons, including without limitation, (i) by mutual written consent of the Company and Summa, (ii) by Summa on or before August 18, 1997 if Summa shall not have made arrangements reasonably satisfactory to Summa to obtain the Financing on a timely basis, or by the Company on or within five business days of August 18, 1997 if by such date Summa shall not have obtained written evidence reasonably satisfactory to the Company that Summa will be able to obtain the Financing on a timely basis (neither party exercised this termination right, see "Source and Amount of Funds"), (iii) by the Company on or within five business days after September 30, 1997 if by such date the status of the Financing is not satisfactory to the Company in its sole discretion; provided that, Summa shall have the right to delay such termination for thirty days by undertaking to pay the Company $100,000 within 48 hours of notice from the Company that the Acquisition Agreement has been approved by the Company's shareholders, (iv) by either party if the Merger has not been consummated by October 31, 1997, except that the foregoing right to terminate shall not be available to a party whose failure to perform any covenant or condition within that party's control is the proximate cause of the failure of the Merger to be consummated by that date, and (v) by either the Company or Summa in the event that the Board of Directors of either has determined to enter into a transaction that would be inconsistent with the Merger and was not initiated by such party, upon payment by the terminating party to the other of $500,000 as liquidated damages. See "Description of the Proposed Merger - Amendment; Termination."

                              ACCOUNTING TREATMENT

     The Merger will be accounted for under the "purchase" method of accounting, in accordance with generally accepted accounting principles. See "Description of the Proposed Merger - Accounting Treatment."

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                                 RECOMMENDATIONS

     Management and the Board of Directors believe that the Merger will benefit the Company's shareholders and is in the best interests of the Company and the shareholders. The Board of Directors has unanimously approved the Acquisition Agreement and the transactions contemplated thereby and has unanimously recommended that the Acquisition Agreement be approved and adopted by the shareholders. See "Description of the Merger - Background of and Reasons for the Merger; - Interests of Certain Persons in the Merger."



                               DISSENTERS' RIGHTS

     Holders of Common Stock who object to the Merger may, under certain circumstances, and by following the statutorily prescribed procedures set forth in Chapter 13 of the California General Corporation Law (a copy of which is attached hereto as Appendix III), receive cash for the "fair market value" of their shares, which may be higher or lower than the value of the Merger Consideration. The failure of a dissenting shareholder to follow such procedures may result in termination or waiver of rights as a dissenter. Since the Common Stock is traded on The Nasdaq National Market, shareholders of the Company who object to the Merger may vote against the Merger at the Special Meeting but will not be entitled to dissenters' rights if the Merger is consummated over their objections, unless the holders of five percent or more of the Common Stock make appropriate demands under Chapter 13 of the California General Corporation Law. However, the Merger may be terminated by either the Company or Summa in the event that the holders of more than five percent of the Common Stock perfect their dissenters' rights. See "Rights of Dissenting Shareholders."

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                             SELECTED FINANCIAL DATA
                                 (in thousands)

         The selected financial data set forth below for the three years ended June 30, 1995, 1996 and 1997 has been derived from the audited financial statements of the Company included elsewhere herein. The selected financial data set forth below for the two years ended June 30, 1993 and 1994 has been derived from the audited financial statements of the Company that are not included herein. See "Available Information" regarding sources available to obtain copies of such audited financial statements. This information should be read in conjunction with those more detailed financial statements (including the notes thereto) and with the "Management's Discussion and Analysis of Results of Operations and Financial Condition" also included elsewhere herein. The results set forth below are not necessarily indicative of results to be expected for any future period.

                                                          FISCAL YEARS ENDED JUNE 30,
                                           --------------------------------------------------------
STATEMENT OF INCOME DATA:                    1993       1994(1)     1995(2)      1996        1997
                                           --------    --------    --------    --------    --------
Net Sales ..............................    $16,564     $17,997     $29,172     $35,194     $36,616
Cost of Sales ..........................     12,799      13,628      21,739      26,252      26,593
                                           --------    --------    --------    --------    --------
Gross Profit ...........................      3,765       4,368       7,433       8,942      10,023
                                           --------    --------    --------    --------    --------
Selling, general and
  administrative expense ...............      2,869       3,253       5,188       5,627       6,400
                                           --------    --------    --------    --------    --------
Income from Operations .................        896       1,115       2,245       3,315       3,623
                                           --------    --------    --------    --------    --------
Other income (expense):
Gain on sale
of property
   and equipment .......................         16           1           7           6          --
Interest and other
   income ..............................         11          65          27          30          49
Interest and other
   expenses ............................        (53)        (42)       (534)       (416)       (323)
                                           --------    --------    --------    --------    --------
Total other income
  (expense) ............................        (26)         24        (500)       (380)       (274)
                                           --------    --------    --------    --------    --------
Income before provision for
   income taxes ........................        870       1,139       1,745       2,934       3,349
Provision for income taxes .............        368         522         739       1,262       1,318
                                           --------    --------    --------    --------    --------
Net income .............................       $502        $617      $1,006     $1 ,672      $2,031
                                           ========    ========    ========     =======    ========
Weighted average number
   of shares outstanding ...............      2,879       2,922       3,030       3,058       3,095
                                           ========     =======    ========     =======    ========
Net income per common and
   equivalent share ....................      $0.17       $0.21       $0.33       $0.55       $0.66
                                           ========     =======    ========     =======    ========



                                              JUNE 30,
                          ----------------------------------------------
BALANCE SHEET DATA:        1993     1994      1995     1996        1997
                          ------   -------   -------   -------   -------
Total assets .........    $7,485   $16,377   $17,123   $18,686   $19,262
Working capital ......     3,561     6,789     7,234     7,927     9,341
Long-term debt, net of
  current portion ....        --     6,285     5,551     4,741     3,746
Shareholders' equity .     5,296     6,100     7,136     8,873    11,187

-------------------

(1) Net sales for fiscal 1994 include two months of API sales, which was purchased effective as of April 30, 1994.
(2)  Reflects the effect of a
     change in inventory pricing method used for finished goods from FIFO to LIFO at Manchester Plastics, effective July 1, 1994.

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                               VOTING AND PROXIES


     As of September 19, 1997, the Record Date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Special Meeting, there were 3,038,799 shares of Common Stock outstanding, which were held of record by a total of approximately 285 shareholders. Each share entitles the holder to one vote on each matter to come before the Special Meeting.


     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for purposes of the transaction of business at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve and adopt the Acquisition Agreement and the transactions contemplated thereby, including the Merger. Abstentions and failures to vote will not be counted as votes either in favor of or against approval of the Acquisition Agreement. However, because approval of the Acquisition Agreement requires the affirmative vote of a majority of outstanding shares of Common Stock, a shareholder who fails to return a proxy or otherwise to vote or who abstains from voting on the Acquisition Agreement will have effectively voted against the proposal for purposes of determining the number of votes needed for approval.

     Clinton G. Gerlach, Chairman of the Board and President of the Company, has agreed, on behalf of Gerlach Holding Corporation ("GHC") and as its President, to vote all shares of Common Stock held by GHC in favor of the proposal, subject to the satisfaction or waiver of each of the conditions to the Company's obligations under the Acquisition Agreement. As of the Record Date, GHC owned 1,085,504 of Common Stock, or approximately 36% of the 3,038,799 shares then outstanding. GHC is owned by the following entities or individuals by the percentages indicated: The Gerlach Family Trust (52%) and Mr. Gerlach's son and daughter, Clinton G. Gerlach, II (24%) and Kimberlee Ann Grot (24%). In addition, all the members of the Board of Directors and executive officers of the Company have verbally stated their intentions to vote all of their shares of Common Stock in favor of approval of the Acquisition Agreement and the transactions contemplated thereby. As of the Record Date, the Board of Directors and executive officers beneficially owned cumulatively 1,721,568 shares of Common Stock (including the shares held by GHC), constituting approximately 57% of the shares of Common Stock outstanding on such date. Accordingly, if the members of the Board of Directors and executive officers of the Company vote in favor of approval of the Acquisition Agreement and the transactions contemplated thereby, passage of the proposal is assured. If, however, the members of the Board of Directors and executive officers (other than Mr. Gerlach on behalf of GHC) do not vote in favor of approval of the Acquisition Agreement, the affirmative votes of the holders of an additional 433,896 shares of Common Stock will be required for approval of the Acquisition Agreement by the shareholders.

     Proxies for use at the Special Meeting accompany this Proxy Statement. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder, or, in the absence of such direction, by the persons named therein FOR the approval and adoption of the Acquisition Agreement in accordance with the recommendation of the Board of Directors. (See "Description of the Proposed Merger - Interests of Certain Persons in the Merger" for a discussion of certain interests in the transaction held by members of the Board of Directors and Calnetics' management.) A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company, or by delivery of a subsequently dated proxy, or by attendance at the Special Meeting and voting in person. Attendance at the Special Meeting without also voting will not in and of itself constitute the revocation of a proxy.

     The Company will bear the costs of printing this Proxy Statement and soliciting proxies from shareholders. It is expected that proxies will be solicited by the Company principally through the use of the mail. In addition, if it should appear desirable to do so, directors, officers and employees of the Company may, without additional compensation, communicate with shareholders, and with banks, brokerage houses, nominees and others by telephone, telegraph, facsimile or in person, to request that proxies be furnished.

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     SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING COMMON STOCK
WITH THE ENCLOSED PROXY CARD. A LETTER OF TRANSMITTAL WILL BE MAILED BY THE EXCHANGE AGENT FOLLOWING THE EFFECTIVE TIME OF THE MERGER TO EACH PERSON WHO WAS A HOLDER OF RECORD OF COMMON STOCK AT THE EFFECTIVE TIME OF THE MERGER. SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND ONLY IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL.

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                       DESCRIPTION OF THE PROPOSED MERGER

     The following is a description of all material features of the proposed Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement and the Merger Agreement which are incorporated herein by this reference.

                    BACKGROUND OF AND REASONS FOR THE MERGER

HISTORY OF NEGOTIATIONS BETWEEN THE COMPANY AND SUMMA

     In 1990, Mr. Clinton Gerlach, Chairman and President of Calnetics, met James R. Swartwout, President and Chief Executive Officer of Summa. After discussions, Calnetics entered into a letter of intent with Summa providing for the acquisition of Summa by Calnetics (the "First Letter of Intent"). Subsequently, the companies amicably determined not to proceed with the transaction outlined in the First Letter of Intent. In the ensuing years, Mr. Gerlach and Mr. Swartwout kept in contact on an infrequent basis, observing the progress of the operations of both companies. The businesses of Calnetics and Summa have never been in direct competition, but both companies have occasionally considered the same acquisition candidates. Throughout the period from 1990 through 1996, several potential business combinations between Calnetics and Summa were informally discussed.


     In December 1996, after the completion of the acquisition of LexaLite International Corporation, a Delaware corporation, by Summa, Mr. Gerlach and Mr. Swartwout met to seriously consider whether a business combination would be in the interests of their respective shareholders. Summa's initial aggregate offer in January 1997 for all the outstanding Calnetic's Common Stock had a face value equal to approximately $20.2 million, which was comprised of approximately $4,558,000 in cash ($1.50 per share), approximately $6,078,000 in principal amount of subordinated convertible debentures ($2.00 per share), and approximately $9,542,000 in Summa common stock ($3.14 per share), assuming that Summa common stock traded at a twenty-day average trading price of $5.50 prior to the shareholder meeting date to be held in connection with the First Agreement (an approximate trading price of such stock prior to termination of the First Agreement (as defined below)). Summa's initial offer was rejected by Calnetics, and after months of negotiations, the principal terms and structure of a business combination were developed.



     Because of the length of the negotiations, Mr. Gerlach and Mr. Swartwout became concerned that rumors concerning a possible business combination of Calnetics and Summa might start. Therefore, as soon as the principal terms were agreed upon, a letter of intent was executed (the "Second Letter of Intent"), and a press release was issued on February 14, 1997. Although the parties had agreed early on that the consideration should be comprised of a combination of cash, subordinated convertible debentures and Summa common stock, extensive negotiations were held concerning the amount of cash, the quantity of Summa common stock, and amount and terms (such as interest rate) of the subordinated convertible debentures. After further negotiation, and the approval of the proposed merger by the Boards of Directors of both companies was obtained, subject to satisfactory completion of due diligence on or before April 30, 1997 (subsequently extended by one week to May 7, 1997), Calnetics and Summa entered into the definitive Agreement and Plan of Reorganization, which was executed and announced publicly on March 26, 1997 (the "First Agreement"). To assist Summa in its due diligence review, Calnetics provided to Summa the following nonpublic information: Calnetics' monthly financial statements and Board of Directors' letters relating thereto, and financial projections of Calnetics for the remainder of fiscal 1997 and the subsequent five years. On March 3, 1997, Calnetics retained Crowell, Weedon & Co. as its investment advisor to perform a market test (see "--Fairness Opinion" below) and to render a fairness opinion for this transaction. Crowell Weedon rendered an oral fairness opinion to the Board of Directors of Calnetics on March 24, 1997, with an oral update thereto on April 25, 1997.


     In connection with the First Agreement, in addition to an aggregate of approximately $3,800,000 in cash, the shareholders of Calnetics would have received, as a group, a minimum of 1,732,115, up to a maximum of 2,339,975, shares of Summa common stock and approximately $6,840,000 aggregate principal amount of ten-year, 5.5% subordinated convertible debentures, which would have been initially convertible into an additional approximately 855,000 shares of Summa common stock during the first three years, and into 684,000 shares thereafter. As a consequence, the shareholders of Calnetics would have been entitled to receive approximately 39% of the shares of Summa common stock to be outstanding immediately following the merger, assuming that the minimum number of shares of Summa common stock were issued in the merger (approximately 44% if the maximum number of shares were issued) and immediate full conversion of the debentures issued in connection therewith. Assuming that Summa common stock traded at a twenty-day average trading price of $5.50 prior to the shareholder meeting date to be held in connection with the First Agreement (an approximate trading price of such stock prior to termination of the First Agreement), Calnetics shareholders would have received the maximum number of shares of Summa common stock permissible under the First Agreement, and the aggregate face value of the consideration, without applying any present value discount to the debentures, would have been approximately $23.5 million. On May 7, 1997, the final day of the extended due diligence period under the First Agreement,


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
                                                              Preliminary Copies

Calnetics and Summa entered into a mutual agreement of termination thereof based upon decreases in the market price of both companies' stocks during the period following the announcement of the Second Letter of Intent, negative input from shareholders regarding the transaction and discontent with the form and amount of the merger consideration.

     Several weeks after the termination of the First Agreement, management of Calnetics and Summa agreed to confer and attempt to negotiate a revised form and amount of merger consideration. During this period, both Summa and the Company proposed several possible types of merger consideration such as Summa preferred stock, debentures, cash and combinations thereof. Following weeks of negotiations, on June 24, 1997, Calnetics management received a letter from Summa setting forth a proposal to purchase all outstanding shares of Calnetics Common Stock for cash at a per share price of approximately $7.14, assuming exercise of all Options prior to effectiveness (approximately $7.24 per share if all Options were exchanged for cash by the Company prior to effectiveness). On the evening of June 24, 1997, the Calnetics Board of Directors met telephonically to discuss the proposal. The Board of Directors then instructed the management of Calnetics to continue negotiations with Summa in an attempt to improve the amount of such cash proposal.

     On June 25, 1997, management of Calnetics and Summa met and negotiated an increased amount of cash consideration of $7.35 per share. Assuming all holders of options elect to receive cash for their outstanding options, the total cash consideration to be received by shareholders of Calnetics is approximately $23.2 million. With the assistance of legal counsel, the managements then negotiated a form of Agreement and Plan of Acquisition. Subsequently, on the morning of June 30, 1997, the Board of Directors of Summa met and unanimously approved the form of Acquisition Agreement and the Merger on the revised terms negotiated by the managements on June 25, 1997. During the afternoon of July 1, 1997, the Calnetics Board of Directors met with its legal and investment advisors and, after extended discussions, presentations by Mr. Gerlach and Mr. Thoresen, and presentation by its investment advisor of an oral opinion regarding the fairness, from a financial point of view, of the Merger Consideration to the public shareholders, the Calnetics Board of Directors unanimously approved the form of Acquisition Agreement and the Merger.

     Following approval by both Boards of Directors of the form of Acquisition Agreement and the Merger, management of Calnetics and Summa negotiated final changes to the Acquisition Agreement and executed the same on July 2, 1997. Press releases announcing execution of such definitive agreement were issued by each company after the close of market on July 2, 1997. Subsequently, effective July 30, 1997, Calnetics and Summa amended the Acquisition Agreement to modify the structure to be used to accomplish the Merger from the merger of Calnetics with and into Subsidiary to the merger of Subsidiary with and into Calnetics. The purpose of the modification was to avoid negative tax effects at the corporate level associated with the original structure.


     Since January 1, 1996, Calnetics has responded promptly to all solicitations regarding possible mergers, acquisitions or combinations by mailing public information about Calnetics to the requesting party or their broker and encouraging further discussions. During such period, approximately six third parties contacted Calnetics, principally through business brokers. After receipt of the information, two third parties requested and were provided tours of Calnetics' three California locations. Calnetics did not receive offers from either such third party. In addition, a market test was performed by Crowell Weedon, the Company's investment banker. For details of the market test, see "-- Fairness Opinion" below.


REASONS FOR THE MERGER

     In reaching its determination on June 30, 1997 to approve and adopt the Acquisition Agreement and recommend approving the Acquisition Agreement and the Merger to the Calnetics shareholders, the Board of Directors consulted with management, as well as its legal counsel and financial advisors, and considered the


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
                                                              Preliminary Copies

following factors before determining that the Merger represented the best available alternative to enhance shareholder value: (i) the presentation by Crowell Weedon with respect to its determination as to the fairness, from a financial point of view, of the Merger Consideration to the public shareholders of the Company, and the analyses, methodologies and conclusions underlying such determination (see "Description of the Proposed Merger - Fairness Opinion");
(ii) the premium in existence at the time of discussion of $1.85 per share (approximately 34%), which represents the difference between the Merger Consideration and the trading price of the Company's Common Stock at such time;
(iii) available strategic alternatives, such as the acquisition of a fourth operating subsidiary if the right entity could be located or the acquisition of the Company by a third party including the probability of obtaining a superior offer and the timing thereof (see the last paragraph of "- History of Negotiations Between the Company and Summa" above); (iv) the historical and recent sales and earnings of the Company; (v) the Company's future prospects and potential opportunities; (vi) the prices and premiums paid in recent acquisitions of companies deemed to be similar in certain respects to the Company; (vii) the advantages to the Company's shareholders of an all cash offer for their shares notwithstanding the tax consequences of such an offer to the Company's shareholders; (viii) the likelihood that the Merger could be consummated, noting the timing of and conditions to the Merger, including the necessity of Summa to obtain the Financing; and (ix) the terms and conditions of the Acquisition Agreement, including, without limitation the right of the Company to respond to unsolicited third party offers, subject to liquidated damages of $500,000 in the event of entering into a transaction inconsistent with the Merger.


     The Board of Directors, on the basis of all available information, including the analyses, methodologies and conclusions underlying Crowell Weedon's determination as to the fairness, from a financial point of view, of the Merger Consideration, then unanimously concluded that the Merger with Summa represented the best available alternative to enhance shareholder value. The Board of Directors did not find it practicable to, and did not attempt to, assign relative weights to the specific factors considered by it. See "Description of the Proposed Merger - Interests of Certain Persons in the Merger" for a discussion of certain interests in the transaction held by members of the Board of Directors and Calnetics' management.


     In 1991, Summa adopted a strategy of growth through acquisitions, with the intent of expanding its operations by acquiring additional product offerings, enhancing gross profit margins, increasing combined sales so that general and administrative costs will constitute a smaller percentage of total revenues, enhancing overall profitability, and increasing the market value of Summa common stock to provide liquidity and value for its shareholders by increasing the number of outstanding shares in the public float and the trading activity in the stock. Upon consummation of the Merger, Summa will have six operating subsidiaries, including Summa's three current wholly-owned operating subsidiaries.

                                   THE MERGER

     Subject to the conditions and the termination provisions contained in the Acquisition Agreement, the proposed Merger will become effective at the time (the "Effective Time") and on the date (the "Effective Date") on which the Merger Agreement, along with any other required documents, is duly filed with the Secretary of State of California. It is currently anticipated that, if the Acquisition Agreement is approved and adopted by the shareholders of the Company at the Special Meeting, and all other conditions to the Merger have been fulfilled or waived, the Effective Date will occur on the date that the Special Meeting has been scheduled, or a date as soon as practicable thereafter. Upon consummation of the Merger, Subsidiary will merge with and into the Company, the separate existence of the Subsidiary as a corporation will cease, and the Company will remain as the surviving corporation and a wholly-owned subsidiary of Summa. As a consequence of the Merger, all of the currently outstanding shares of Common Stock will automatically be converted into the right to receive the Merger Consideration.

                              MERGER CONSIDERATION

     If the Merger is consummated, the Acquisition Agreement provides that at the Effective Time of the Merger, (i) Subsidiary will cease to exist and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Summa, and (ii) each outstanding share of Common Stock, other than any shares held by Subsidiary

                                                              Preliminary Copies

and any shares constituting "dissenting shares" under Chapter 13 of the California General Corporation Law, will be converted into the right to receive $7.35 in cash, without interest.

                           MANNER OF CONVERTING SHARES

     The conversion of shares of Common Stock into the Merger Consideration will occur at the Effective Date automatically by operation of law, without any action on the part of the holder thereof and without regard to the date on which certificates formerly representing shares of Common Stock are physically surrendered, or on which the Merger Consideration is delivered to former shareholders of the Company. From and after the Effective Time, each certificate formerly representing shares of Common Stock (other than any shares held by Subsidiary and any shares as to which statutory appraisal rights are perfected) shall be deemed to represent only the right to receive the Merger Consideration. As soon as practicable after the Effective Date, a Letter of Transmittal will be mailed to each former shareholder of the Company containing instructions with respect to the surrender of Common Stock certificates to U.S. Stock Transfer Corporation, which will act as Exchange Agent for the former shareholders of the Company, in exchange for the Merger Consideration. The Merger Consideration will only be paid to holders of record of Common Stock at the Effective Time, and will only be paid upon surrender to the Exchange Agent of the certificate(s) representing the shares of Common Stock, together with a properly completed Letter of Transmittal. If a certificate formerly representing shares of Common Stock has been stolen or destroyed, the registered holder thereof will be entitled to receive the Merger Consideration upon delivery to the Exchange Agent of an affidavit to such effect and posting of a bond in a reasonable amount as indemnity against any third party claim with respect to such shares. In the event that a transfer of shares of Common Stock prior to the Effective Date was not reflected on the Company's stock transfer records, the transferee may be required, as a condition to exchange, to present the certificate representing such shares together with all documents required to evidence and effect such transfer and payment of applicable transfer taxes or evidence that any applicable stock transfer taxes have been paid. It is anticipated that the Exchange Agent will mail the Merger Consideration to each former shareholder of the Company who has complied with the foregoing procedures within seven business days after such compliance.

                           TREATMENT OF STOCK OPTIONS

     As of the close of business on the Record Date, there were an aggregate of 225,000 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options (the "Options") held by 7 persons, at a weighted average exercise price of $3.57 per share. Pursuant to the terms set forth in the Acquisition Agreement and, in the case of the Option conversion ratio set forth below, as subsequently determined by Summa, each holder of Options will receive, at his or her written election provided to Summa prior to the Effective Time, either (i) cash equal to the difference between $7.35 and the exercise price of such Option multiplied by the number of underlying shares covered by such Option, (ii) substantially similar options to purchase 1.2923 shares of common stock of Summa for each share of Common Stock underlying an Option, at the same aggregate exercise price, or (iii) a combination of the foregoing. The conversion ratio for the Options of 1.2923 to 1 represents the ratio of $7.35 divided by the average of the high and low trading prices for Summa common stock ($5.875 and $5.50) on the date the Acquisition Agreement was signed and announced. As soon as is practicable, holders of Options shall receive from Summa the form of their proposed option to assist them in their election decision. In addition, holders of Options shall be provided with copies of Summa's recent filings with the Securities and Exchange Commission, including financial information contained therein. The terms set forth in the Summa options will be determined by Summa and will be similar to existing Summa options. Holders electing to receive cash shall surrender such Options to the Company for cancellation and payment immediately prior to the Effective Time.

                                FAIRNESS OPINION

     Among other conditions to the obligation of Calnetics to consummate the Merger, the Acquisition Agreement specifies that an investment banking firm acceptable to Calnetics shall have rendered an opinion, prior to the date on which this Proxy Statement is first mailed, addressed to the Board of Directors of Calnetics, to the effect that the


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transaction contemplated by the Acquisition Agreement is fair, from a financial point of view, to the shareholders of Calnetics, and that if such firm is engaged and renders the required opinion, such opinion shall not have been withdrawn as of the Effective Time. After representatives of Calnetics interviewed several investment banking firms, Calnetics engaged the investment banking firm of Crowell Weedon to perform a market test to determine whether certain third parties might be interested in acquiring Calnetics and, thereafter, to render to the Board of Directors a "fairness opinion." Crowell Weedon was initially engaged on March 3, 1997, commenced its market test on March 5, 1997 (see "Market Test" paragraph below), rendered a verbal opinion regarding the consideration to be received in the First Agreement to the Calnetics Board of Directors on March 24, 1997, verbally updated such opinion to the Board on April 25, 1997, rendered its verbal fairness opinion regarding the consideration to be received in the Acquisition Agreement on July 1, 1997, and delivered its written opinion to the same effect on September __ ), 1997, as discussed in more detail below. Crowell Weedon is a nationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations and estate planning, as well as for corporate and other purposes.


     Crowell Weedon was not asked to recommend the amount of consideration to be paid to the shareholders of Calnetics as a consequence of the Merger, which was determined through arms length negotiations between Calnetics and Summa, and Crowell Weedon did not participate in such negotiations. Rather, Crowell Weedon was asked to render an opinion as to whether the consideration agreed upon by the parties was fair, from a financial point of view, to the shareholders of Calnetics, with no restrictions or limitations being imposed on Crowell Weedon with respect to their procedures or investigations of Calnetics. On July 1, 1997, Crowell Weedon presented its verbal opinion to the Board of Directors to the effect that, as of such date, the consideration to be received in the proposed Merger is fair, from a financial point of view, to the shareholders of Calnetics, and on September ___, 1997, Crowell Weedon delivered its written opinion to the same effect to the Board of Directors. The full text of the written opinion of Crowell Weedon which sets forth the assumptions made and the factors considered by Crowell Weedon in rendering its opinion is set forth as Appendix II to this Proxy Statement. Crowell Weedon has consented to the use of its Opinion in this Proxy Statement. This summary is qualified in its entirety by reference to the full text of such opinion, which should be read carefully by each shareholder of Calnetics.


     In arriving at its Opinion, Crowell Weedon has, among other things, read, reviewed and analyzed the Acquisition Agreement and Calnetics' Annual Reports on Form 10-K for the three fiscal years ended June 30, 1997. In addition, Crowell Weedon visited the facilities of, and held discussions with certain members of the senior management of Calnetics concerning its past and current business operations, present financial condition and future prospects. These discussions included a review of the condition and prospects of the plastics industry in general. Crowell Weedon further reviewed the following nonpublic information provided by Calnetics: Calnetics' monthly financial statements and Board of Directors' letters relating thereto, and financial projections of Calnetics for the remainder of fiscal 1997 and the subsequent five years. Crowell Weedon also held discussions with representatives of Calnetics' independent certified public accountants. In addition, Crowell Weedon reviewed the price and volume trading history of the common stock of Calnetics; compared the financial position and operations of Calnetics with those of certain public companies in the plastics industry which it deemed to be relevant; reviewed the financial terms of certain business combinations in the plastics industry; and performed such other studies and analyses and took into account such other matters as it deemed necessary or advisable (none of such other studies and analyses was material, individually or in the aggregate, to Crowell Weedon in arriving at its Opinion).


     In connection with its Opinion, Crowell Weedon has assumed and relied upon the accuracy and completeness of all the financial and other information provided or made available to it by Calnetics, and from other sources, for the purpose of the Opinion. Crowell Weedon did not conduct any evaluation or appraisal of the assets of Calnetics, but rather has assumed that information they have reviewed with respect to the future performance of Calnetics has been reasonably prepared on bases reflecting management's best estimates and judgments. Crowell Weedon has also taken into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and their knowledge of the plastics industry.


     ANALYSIS OF SELECTED COMPARABLE PUBLICLY TRADED COMPANIES. Crowell Weedon analyzed and compared certain actual and estimated financial, operating and stock market information of Calnetics with eight selected publicly traded companies in the plastics industry, as follows: Atlantis Plastics, Inc.; Blessings Corp.; Essef Corporation; PureTec Corp.; Rotonics Manufacturing, Inc.; Seda Specialty Packaging Corp.; Spartech Corp.; and Triple S Plastics, Inc. (the "Comparable Companies").


     Crowell Weedon analyzed for the Comparable Companies certain publicly available financial information including historical revenue growth, operating margins and profitability. In addition, Crowell Weedon compared


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the ratios of adjusted market capitalization (market capitalization adjusted by adding debt and preferred stock and subtracting cash and marketable securities) for Calnetics and the Comparable Companies as a multiple of the respective companies' latest publicly reported twelve months ("LTM") revenues, earnings before depreciation, amortization, interest and taxes ("EBITDA"), and earnings before interest and taxes ("EBIT") and market capitalization as a multiple of LTM earnings per share ("EPS") and projected EPS based on the compilation of publicly available research estimates available through the Institutional Brokers Estimate System. Based on the closing stock prices as of September 18, 1997, this analysis indicated that, for the Comparable Companies, the range of multiples of adjusted market capitalization to LTM revenues was 0.5x to 1.9x, with a median multiple of 0.9x; the range of multiples of adjusted market capitalization to LTM EBITDA was 5.8x to 9.2x, with a median multiple of 6.4x; and the range of multiples of adjusted market capitalization to LTM EBIT was 8.2x to 14.8x, with a median multiple of 10.8x. These compared to multiples of LTM revenues, LTM EBITDA and LTM EBIT of 0.7x, 5.4x, and 6.5x, respectively, for Calnetics, in each case assuming an acquisition price per share of $7.35. Based on closing stock prices as of September 18, 1997, this analysis indicated that, for the Comparable Companies, the range of price/earnings multiples of market capitalization to latest twelve months EPS was 7.6x to 22.8x, with a median multiple of 17.7; and the range of price/earnings multiples of market capitalization to projected EPS was 7.9x to 18.0x, with a median multiple of 14.8x. These compared to corresponding price/earnings multiples of 11.1x and 11.9x, respectively, for Calnetics, assuming an acquisition price per share of $7.35.


     Crowell Weedon noted that no company used in the analyses described in the preceding paragraph was identical to Calnetics. Accordingly, the foregoing analyses necessarily involved complex considerations and judgments concerning differences in the financial and operating characteristics of Calnetics and other factors, including total debt, goodwill and cash flow, among others, that could affect the public trading value of the companies to which they were being compared. Specifically, it should be noted that Calnetics has relatively less depreciation charges and funded indebtedness than the Comparable Companies. These factors caused Calnetics' multiple of adjusted market capitalization to EBITDA and EBIT to fall below the range for that of the Comparable Companies.



     ANALYSIS OF RECENT SELECTED COMPARABLE MERGERS AND ACQUISITIONS. Crowell Weedon reviewed and analyzed certain pending and/or recently completed mergers and acquisitions of the following selected plastics companies:
(Target/Acquiror); Seda Specialty Packaging Corp./CCl Industries, Inc.; Carlisle Plastics Inc./Tyco International LTD; CFI Industries, Inc./Ivex Packaging Corp.; American Filtrona Corp./Bunzl Plc.; Thermal Industries, Inc./H.I.G. Investment Group, L.P.; and Ropak Corp./Linpac Mouldings LTC. Crowell Weedon noted that for these transactions the range of multiples of aggregate transaction values (generally equity purchase price plus debt assumed less cash and cash LTM EBITDA was 4.1x to 8.8x, with a median multiple of 5.8x; and LTM EBIT was 6.0x to 12.6x, with a median multiple of 9.5x. These compared to the aggregate transaction value for the Merger, assuming an acquisition price per share of $7.35, to LTM revenues, LTM EBITDA, and LTM EBIT for Calnetics of 0.7x, 5.4x and 6.5x, respectively. Crowell Weedon also noted that for these transactions, the range of multiples of aggregate transaction value to LTM net income was 8.9x to 22.2x, with a median multiple of 20.0x, as compared to 11.7x for Calnetics, assuming an acquisition price per share of $7.35.

     Crowell Weedon also noted that no transaction reviewed was identical to the Merger and that, accordingly, an analysis of the results of the foregoing comparable transactions necessarily involved complex considerations and judgments concerning differences in the financial and operating characteristics of Calnetics and other factors that would affect the acquisition value of the companies to which it was being compared.



     MARKET TEST. In connection with the First Agreement, Crowell Weedon was asked to perform a market test to determine whether certain third parties other than Summa might be interested in acquiring Calnetics. Crowell Weedon contacted 14 financial buyers and 19 strategic buyers who, either based on their previous acquisition history or with product lines similar to Calnetics, could have had an interest in acquiring Calnetics. The contacts primarily were made by telephone, and commenced on March 5, 1997 and continued through May 7, 1997. None of the contacted parties had an interest in acquiring Calnetics. Since the termination of the First Agreement to date, no third party has contacted Crowell Weedon expressing interest in acquiring Calnetics.



     OTHER ANALYSES. Crowell Weedon reviewed and analyzed the historical per share market price and the historical trading volume for Calnetics over the period from August 31, 1992 to September 18, 1997. Crowell Weedon also noted that the price paid of $7.35 represented a 33% premium over the price of Calnetics Common Stock on the date of the announcement of the offer by Summa. This compared to a premium paid for the selected comparable merger and acquisition transactions of between 7.3% and 38.95% with a median of 26.5%. In addition, certain of the analyses performed by



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Crowell Weedon relied on estimates of future financial performance discussed with the management of Calnetics. In discussions of such analyses with the Board of Directors of Calnetics, Crowell Weedon observed that such estimates were subject to certain levels of uncertainty as a result of slowing revenue growth, possible increase in operating costs, the need for an increased level of capital expenditures and a general trend toward consolidation in the plastics industry and the resulting increase in competition. Crowell Weedon also noted that the substantially different lines of business of the Company's three subsidiaries restricted the number of interested potential buyers.


     The foregoing is a summary of all material analyses performed by Crowell Weedon. This description does not purport to be a complete description of the analyses performed by Crowell Weedon. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses in their entirety, could create an incomplete view of the processes underlying Crowell Weedon's opinion. In arriving at its fairness determination, Crowell Weedon considered the results of all such analyses. The analyses were prepared solely for purposes of Crowell Weedon's providing its opinion to the Calnetics Board of Directors as to the fairness of the Merger Consideration to the public holders of Calnetics Common Stock and do not purport to be appraisals or to reflect the prices at which Calnetics or its securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be materially more favorable or less favorable than suggested by such analyses.


     Pursuant to the terms of an engagement letter, Calnetics has agreed to pay Crowell Weedon a fee of $105,000 plus reimbursement of certain out-of-pocket expenses. In addition, Calnetics has agreed to indemnify Crowell Weedon and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, related to, or arising out of, its engagement.

                       ADDITIONAL CONDITIONS TO THE MERGER

     As set forth in the Acquisition Agreement, the obligations of Summa and/or the Company to consummate the Merger are subject to a number of additional conditions, including, among others: (i) receipt by Summa of the Financing; (ii) the Acquisition Agreement and the transactions contemplated thereby shall have been approved by holders of at least a majority of the shares of the Company's Common Stock outstanding on the Record Date; (iii) any holders of Options still outstanding as of the Effective Date shall have entered into written agreement with Summa to exchange such Options for options to purchase Summa common stock;
(iv) the holders of not more than 5% of the Company's Common Stock shall have become "perfected dissenting shareholders" pursuant to the provisions of Chapter 13 of the California General Corporation Law (unless such condition is waived by the Company and Summa); (v) each of the Company and Summa shall have received legal opinions from the other's legal counsel dated as of the Effective Date regarding certain matters; (vi) all approvals and authorizations of all governmental authorities and third parties required for the consummation of the Merger shall have been received; (vii) no claim, suit or proceeding shall be pending or threatened and no statue, rule or regulation shall be enacted that presents a substantial risk of the restraint or prohibition of the Merger or the obtaining or material damages in connection therewith; (viii) the fairness opinion delivered to the Board of Directors of the Company shall not have been withdrawn; (ix) the information contained in this Proxy Statement shall not contain an untrue statement of material fact nor omit to state a material fact; and (x) all representations and warranties made by each party to the other in the Acquisition Agreement shall continue to be accurate in all material respects, and there shall have been no material adverse change in the business or financial condition of either party.

     At any time before or after the approval of the Acquisition Agreement by the Company's shareholders, the Board of Directors of either the Company or Summa may, without shareholder approval, waive compliance with any of the applicable terms or conditions contained in the Acquisition Agreement, except that (i) the Merger may not be consummated unless at least a majority of the outstanding shares of the Company's Common Stock are voted to approve the Acquisition Agreement; and (ii) after approval of the Acquisition Agreement by the Company's


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shareholders, any such compliance waiver that changes the amount or kind of consideration to be received by the Company's shareholders as a consequence of the Merger, or, in the judgment of the Board of Directors, otherwise materially and adversely affects the rights of the Company's shareholders will be subject to approval by the Company's shareholders, for which the Company will resolicit proxies.

                             AMENDMENT; TERMINATION

     Both the Acquisition Agreement and the Merger Agreement may be amended by written agreement of the parties either before or after the approval of the Merger by the shareholders of the Company, provided that after such approval any such amendment that changes the amount or kind of consideration to be received by the Company's shareholders as a consequence of the Merger or, in the judgment of the Board of Directors, otherwise materially and adversely affects the rights of the Company's shareholders, will be subject to approval by the Company's shareholders, for which the Company will resolicit proxies.

     The Acquisition Agreement and the Merger Agreement may be terminated and the Merger abandoned before the Effective Time (i) by mutual written consent of the Company and Summa, (ii) by Summa on or before August 18, 1997 if Summa shall not have made arrangements reasonably satisfactory to Summa to obtain the Financing on a timely basis, or by the Company on or within five business days of August 18, 1997 if by such date Summa shall not have obtained written evidence reasonably satisfactory to the Company that Summa will be able to obtain the Financing on a timely basis (neither party exercised this termination right, see "Source and Amount of Funds), (iii) by the Company on or within five business days after September 30, 1997 if by such date the status of the Financing is not satisfactory to the Company in its sole discretion; provided that, Summa shall have the right to delay such termination for 30 days by undertaking to pay the Company $100,000 within 48 hours of notice from the Company that the Acquisition Agreement has been approved by the Company's shareholders, (iv) by either party if the Merger has not been consummated by October 31, 1997, except that the foregoing right to terminate shall not be available to a party whose failure to perform any covenant or condition within that party's control is the proximate cause of the failure of the Merger to be consummated by that date, (v) by either party if there shall have occurred a general suspension of trading in, or limitation on prices for, securities on a securities exchange, a declaration of a banking moratorium or suspension of payments in respect of banks in the United States, or a material limitation by any governmental authority on the extension of credit by banks or other financial institutions, (vi) by either party if the other fails to perform any material covenant under the Acquisition Agreement, unless such failure is capable of being cured within thirty business days, or if any condition is not satisfied and cannot reasonably be satisfied prior to October 31, 1997, (vii) by the Company if it does not obtain a fairness opinion reasonably acceptable to it by July 31, 1997, and (viii) by either the Company or Summa in the event that the Board of Directors of either has determined to enter into a transaction that would be inconsistent with the Merger and was not initiated by such party. Any termination described in (ii) above would require prompt payment by Summa to the Company of $75,000, and any termination described in (iii) above or in (iv) if due to Summa's failure to obtain Financing would require prompt payment by Summa to the Company of $150,000. Any termination described in (viii) above would be conditioned upon payment by the terminating party to the other of the sum of $500,000, as liquidated damages in respect of the loss of the non-terminating party's prospective economic opportunity and as reimbursement for all expenses incurred in connection with the proposed Merger.

                              STANDSTILL AGREEMENTS

     In the Acquisition Agreement, the Company and Summa have agreed that before the Effective Time, unless the Acquisition Agreement is sooner terminated, neither of them will initiate, directly or indirectly, any business combination, sale of assets or stock or other transaction that would be inconsistent with the transactions contemplated by the Acquisition Agreement, including the Merger. However, either party may respond to third party inquiries and may terminate the Acquisition Agreement on the terms described above if such party determines to enter into an inconsistent transaction with a third party that was not initiated by the terminating party. In addition, the Company and Summa have agreed that if either of them terminates the Acquisition Agreement, then


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for the following two years neither of them may, without the written consent of the Board of Directors of the other party, acquire, seek, propose or agree to acquire, or cause to be acquired the assets, business or voting securities of the other party or any rights or options to acquire such ownership, seek or propose to influence or control the management or policies of the other party, or enter into negotiations, discussions, arrangements or understandings with any third party with respect to any of the foregoing.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Board of Directors with respect to the Merger, shareholders should be aware that certain members of the Board of Directors and the management of the Company have certain interests in the Merger that are different from, or in addition to, the interests of shareholders generally.

     For information with respect to beneficial ownership of Common Stock by management and members of the Board of Directors, which Common Stock will be subject to exchange for the Merger Consideration upon consummation of the Merger, see "Ownership of Common Stock."


     In connection with the Merger, each holder of Options will receive, at his or her written election provided to Summa prior to the Effective Time, either
(i) cash equal to the difference between $7.35 and the exercise price of such Option multiplied by the number of underlying shares covered by such Option,
(ii) substantially similar options to purchase 1.2923 shares of common stock of Summa for each share of Common Stock underlying an Option, at the same aggregate exercise price, or (iii) a combination of the foregoing. Holders electing to receive cash shall surrender such Options to the Company for cancellation and payment immediately prior to the Effective Time. See "Description of the Merger
- Treatment of Stock Options." Of the 225,000 Options outstanding as of the Record Date, Messrs. Hornak, Strawn, Schultz, Griffith and Thoresen, each of whom is a director and/or executive officer of the Company, hold Options to purchase 50,000, 50,000, 50,000, 10,000 and 50,000 shares of Common Stock, respectively.


     The following lists estimated cash payments that will be made by Summa or, in the case of Options, by the Company to each of the Company's directors and executive officers upon consummation of the Merger, which payments include the total cash payments to each such person for Common Stock deemed beneficially owned by him or her and assume an election to receive cash for all Options:
Clinton G. Gerlach, $8,639,954; Fred E. Edward, $1,485,170; Peter H. Griffith, $14,750; Michael A. Hornak, $988,575; Steven L. Strawn, $1,029,000; Trygve M. Thoresen, $61,250; Teresa Louie, $58,800; and Barbara Guyer, $73,500. The total cash payments to all of such directors and executive officers as a group equals $12,391,424. For details relating to beneficial ownership, see the "Ownership of Common Stock" table and footnotes thereto.

     Trygve M. Thoresen, Vice President-Finance and General Counsel of the Company, is a party to a change-in-control agreement with the Company which provides that if termination of his employment occurs following a "change-in-control" of the Company (as defined in such agreement) and such termination is by the Company (or its successor) other than "for cause" (as defined in such agreement) or by Mr. Thoresen for "good reason" (as defined in such agreement), Mr. Thoresen will be entitled to receive, among other things, one times the sum of his annual base salary plus bonus. Mr. Thoresen's current annual base salary is $120,000 and his most recent annual bonus was $15,000. Under such agreement, the Merger will constitute a change-in-control, and any change in certain conditions to Mr. Thoresen's employment, including decreases in compensation and benefits, following the Merger will constitute "good reason" for Mr. Thoresen to terminate his employment.

                              ACCOUNTING TREATMENT

     The Merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of the Company,


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including direct costs of the Merger, will be allocated to the tangible assets acquired and liabilities assumed based on their estimated relative fair market values, with the excess purchase consideration allocated to intangible assets. The results of Summa's operations will include the results of operations of the Company only from and after the Effective Time.

                         MERGER EXPENSES; BROKERAGE FEES

     The Company will incur the expenses of printing and filing this Proxy Statement. Each party will pay all other expenses incurred by it incident to the Merger and carrying out of the transactions contemplated by the Acquisition Agreement. The Company estimates that the expenses which it will incur in connection with the Merger for legal, accounting, investment advisory, filing fees, printing, mailing and other costs, fees and expenses will aggregate approximately $150,000. Neither the Company nor Summa has used the services of a finder or broker in connection with the Merger.

                             APPROVAL OF THE MERGER

     The Board of Directors of the Company believes that the Merger is fair to, and in the best interests of, the Company and its shareholders. Accordingly, the Board of Directors has unanimously approved the Acquisition Agreement, the Merger and all of the other transactions contemplated thereby, and unanimously recommends that the shareholders vote "FOR" approval of the Acquisition Agreement and the transactions contemplated thereby. See "Description of the Proposed Merger - Interests of Certain Persons in the Merger" for a discussion of certain interests in the transaction held by members of the Board of Directors and Calnetics' management.

     In addition, the Board of Directors of Summa has unanimously approved the Acquisition Agreement, the Merger and all of the other transactions contemplated thereby.

     Under California law, the Merger cannot be consummated without the affirmative vote of the holders of a majority of the outstanding shares of Common Stock in favor of the Acquisition Agreement and other transactions contemplated thereby, including the Merger.

     Subject to satisfaction or waiver of certain conditions set forth in the Acquisition Agreement, Gerlach Holding Corporation, a California corporation ("GHC"), has agreed to vote all of its shares of Common Stock in favor of the approval of the Acquisition Agreement and the transactions contemplated thereby. As of the Record Date, GHC held 1,085,504 shares of Common Stock, constituting approximately 36% of the shares of Common Stock outstanding on such date. In addition, all the members of the Board of Directors and executive officers of the Company have verbally stated their intentions to vote all of their shares of Common Stock in favor of approval of the Acquisition Agreement and the transactions contemplated thereby. As of the Record Date, the Board of Directors and executive officers beneficially owned cumulatively 1,721,568 shares of Common Stock (including the shares held by GHC), constituting approximately 57% of the shares of Common Stock outstanding on such date. Accordingly, if the members of the Board of Directors and executive officers of the Company vote in favor of approval of the Acquisition Agreement and the transactions contemplated thereby, passage of the proposal is assured. If, however, the members of the Board of Directors and executive officers (other than Mr. Gerlach on behalf of GHC) do not vote in favor of approval of the Acquisition Agreement, the affirmative votes of the holders of an additional 433,896 shares of Common Stock will be required for approval of the Acquisition Agreement by the shareholders. Mr. Clinton G. Gerlach, Chairman of the Board and President of the Company, serves as President of GHC. See "Voting and Proxies."

                         DEREGISTRATION OF COMMON STOCK

     Following consummation of the Merger, the shares of Common Stock will cease to be registered under the


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Exchange Act and will cease to be publicly traded.

                        RIGHTS OF DISSENTING SHAREHOLDERS

     If the Merger is consummated, holders of Common Stock of the Company who object to the Merger may be entitled to have the "fair market value" of their shares at the Effective Date (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to them by complying with the provisions of Chapter 13 of the California General Corporation Law ("Chapter 13"). However, because the Common Stock is traded on The Nasdaq National Market, shareholders of the Company who object to the Merger may vote against approval and adoption of the Acquisition Agreement at the Special Meeting but will not be entitled to dissenters' rights if the Merger is consummated over their objections unless the holders of five percent or more of the outstanding shares of Common Stock make appropriate demands under Chapter 13.

     The following is a brief summary of Chapter 13, which sets forth the procedures for dissenting from the Merger and demanding statutory dissenters' rights. This summary is qualified in its entirety by reference to Chapter 13, the text of which is attached hereto as Appendix III and incorporated herein by reference. Appendix III should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so, because failure to comply with the procedures set forth in Chapter 13 will result in the loss of dissenters' rights.

     Not later than the date of the Special Meeting, a shareholder of the Company who desires to exercise his or her statutory dissenters' rights must make upon the Company a demand (addressed and delivered to the Secretary of the Company at 20401 Prairie Street, Chatsworth, California 91311) to purchase and pay to the shareholder in cash the "fair market value" of all or any portion of the shares of Common Stock held of record by the shareholder. Such written demand must contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the first public announcement of the proposed Merger. This statement of fair market value constitutes an offer by the shareholder to sell such shares at such price. Such written demand must be in addition to and separate from any proxy or vote against the proposal to approve the Merger. Voting against the Merger will not constitute the written demand for payment of the fair market value in cash of any shares that is required by Chapter 13. The written demand must be executed by or for the shareholders of record, fully and correctly, as such shareholder's name appears on the certificate representing such shareholder's shares of Common Stock.

     Pursuant to the provisions of Chapter 13, holders of Common Stock desiring to exercise their statutory dissenters' rights must affirmatively vote against approval of the Acquisition Agreement and the transactions contemplated thereby at the Special Meeting. Abstaining from voting or failing to vote on the proposal to approve the Acquisition Agreement will not constitute a vote against the Acquisition Agreement and the Merger. Any shareholder who desires to exercise dissenters' rights should either (i) execute and return a proxy card in the respective form accompanying this Proxy Statement, specifying that his or her shares are to be voted against the approval and adoption of the Acquisition Agreement, or (ii) attend the Special Meeting in person and vote against approval of the Acquisition Agreement. If a holder of Common Stock returns a signed proxy but does not specify a vote against approval and adoption of the Acquisition Agreement or a direction to abstain from voting on the approval of the Acquisition Agreement, the proxy will be voted FOR approval of the Acquisition Agreement and the transactions contemplated thereby, which will waive such holder's dissenters' rights.

     If the Acquisition Agreement is approved, the Company will have 10 days after such approval to send to those shareholders who have made a demand upon the Company for the fair market value of their shares by the date of the Special Meeting and who have voted against the Acquisition Agreement written notice of such approval, which must be accompanied by a copy of Chapter 13, a statement of the price determined by the Company to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if a shareholder


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desires to exercise dissenters' rights. In order to preserve his or her dissenters' rights, a shareholder must, within 30 days after the date on which the notice of approval of the Acquisition Agreement is mailed, make written demand upon the Company for the purchase of dissenting shares, specifying their number, and for payment to such shareholder in cash of the fair market value of such dissenting shares. Within the same 30-day period, the dissenting shareholder must also surrender to the Company at the office designated in the notice of approval of the Acquisition Agreement, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Common Stock that are transferred before their submission for endorsement will lose their status as dissenting shares.

     If the Company denies that shares surrendered are dissenting shares, or if a shareholder fails to agree with the Company upon the fair market value of his or her dissenting shares, then the dissenting shareholder must, within six months after the notice of the approval of the Acquisition Agreement is mailed, either file a complaint with the Superior Court of the County of Los Angeles requesting that the Court make such determinations, or intervene in any pending action brought by any other dissenting shareholder. If such a complaint is not filed or such intervention in a pending action is not made within the specified six-month period, the dissenting shareholder will lose his or her dissenters' rights.

     No shareholder will be entitled to receive the fair market value of his or her shares of Common Stock as a consequence of the exercise of dissenters' rights unless the Merger is consummated. Among other conditions to the respective obligations of the parties to consummate the Merger, neither party will be obligated to consummate the Merger (but may do so) if the holders of more than five percent of the Common Stock of the Company perfect their dissenters' rights under Chapter 13.

                           SOURCE AND AMOUNT OF FUNDS

     The total amount of funds that will be required to pay shareholders and holders of Options (assuming all such Option holders elect to receive cash) in the Merger is approximately $23.2 million. In addition, Summa will incur fees and expenses relating to the Merger and obtaining the Financing currently estimated at approximately $150,000. Summa intends to obtain the funds from a new credit facility from a commercial bank. In connection therewith, Summa has accepted a "letter of commitment" from a commercial bank to provide Summa with a new $33.5 million debt facility ("Facility"). The terms of the Facility will permit use of the funds thereunder to (i) provide funding for the Merger, (ii) replace certain existing debt of the Company and Summa, and (iii) provide funding for operations and future equipment purchases. The Facility includes both a credit line and term debt with an initial average cost of approximately 5/8% over the bank's base rate with pre-negotiated reductions to approximately 1/8% over the bank's base rate as certain financial milestones are met. Summa is currently negotiating the terms of a definitive loan agreement with the bank.

     The letter of commitment contains several conditions to closing, such as completion of due diligence and execution of loan documentation, and there can be no assurance that the Financing will actually be received by Summa.

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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material United States federal income tax consequences of the Merger is for general information only. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. It does not discuss the state, local or foreign tax consequences of the Merger, nor does it discuss tax consequences to categories of shareholders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, persons who received their shares of Common Stock as compensation and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service (the "Service") with respect to the federal income tax consequences of the Merger.

                         PURCHASE OF SHARES AND OPTIONS

     The receipt of the Merger Consideration pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and other income tax laws). In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between his or her adjusted tax basis in his or her shares of Common Stock and the amount of cash received in exchange therefor. Such gain or loss generally will be capital gain or loss if the shares of Common Stock were held as capital assets and will be long-term capital gain or loss if, on the date of sale, the shares of Common Stock were held for more than one year. Under the Acquisition Agreement, holders of Options can elect to receive in exchange for their Options either (i) cash, (ii) substantially similar options to purchase common shares of Summa, or (iii) a combination of the foregoing. The amount of any cash received by an Option holder in exchange for all or a portion of the holder's Options will be ordinary income. An Option holder will not recognize taxable income upon the exchange of the holder's Options for substantially similar options to purchase common shares of Summa.

                               BACKUP WITHHOLDING

     Under the Code, the receipt of the Merger Consideration may be subject, under certain circumstances, to "backup withholding" at a 31% rate. This withholding generally applies only if the shareholder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN,
(iii) is notified by the Service that he or she has failed to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a shareholder under the backup withholding rules is allowable as a credit against such shareholder's federal income tax liability, provided that the required information is furnished to the Service. Corporations and certain other entities described in the Code and Treasury Regulations are exempt from such withholding if their exempt status is properly established. Shareholders should consult their tax advisors as to their qualification for exemption from withholding and the procedure for obtaining such exemption.
                                     GENERAL

     The foregoing discussion may not be applicable to shareholders who are subject to special treatment under U.S. federal income tax law or to holders of shares of Common Stock acquired upon the exercise of employee stock options or otherwise as compensation.
     THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

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                        COMMON STOCK PRICES AND DIVIDENDS

     Until June 19, 1996, the Common Stock was traded on The Nasdaq SmallCap Market, but began trading on The Nasdaq National Market on June 20, 1996 under the symbol "CALN." The following table sets forth the high asked and low bid quotations for a share of Common Stock for periods through June 19, 1996, and high and low prices for a share of Common Stock for all periods subsequent to June 19, 1996. Quotations represent prices between dealers, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

                                                                                               HIGH      LOW
                                                                                               ----      ---
     QUARTER ENDED
     -------------
         September 30, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3.50   $ 2.75
         December 31, 1994. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.50     2.75
         March 31, 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.25     3.25
         June 30, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.75     3.50

     QUARTER ENDED

         September 30,1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.75     3.75
         December 31, 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.25     3.00
         March 31, 1996. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .   5.13     4.50
         June 30, 1996. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.25     4.88

     QUARTER ENDED

         September 30,1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.25      7.38
         December 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.00      5.75
         March 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.38      6.13
         June 30, 1997. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.50      5.00


     On July 2, 1997, the last full trading day prior to the public announcement by Summa and Calnetics of the execution of the Acquisition Agreement, the closing price for a share of Common Stock of the Company on The Nasdaq National Market was $5.72. On September 19, 1997, the closing price for a share of such Common Stock was $7.25.



     There were 285 shareholders of record as of September 19, 1997. Based solely upon the number of sets of proxy materials requested by brokers, dealers and other institutional "street name" holders for the last annual meeting of shareholders, the Company estimates that there are greater than 600 beneficial holders of its Common Stock.


     To date, the Company has not paid any cash dividends, and the Company currently does not intend to pay any cash dividends in the foreseeable future.


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                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, without par value, of which 3,038,799 shares were issued and outstanding as of the Record Date, and 2,000,000 shares of Preferred Stock, without par value, of which no shares have been issued or are outstanding.

                                  COMMON STOCK

     Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote of the shareholders of Calnetics, except that cumulative voting for the election of directors is permitted. Subject to preferences that may be applicable to the holders of any outstanding Preferred Stock, each holder of Common Stock is entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. See "Common Stock Prices and Dividends." Upon the liquidation, dissolution or winding up of Calnetics, the holders of Common Stock are entitled to share ratably in all assets of Calnetics which are legally available for distribution, after payment of all debts and other liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock were validly issued and are fully paid and nonassessable under the laws of the State of California.

                                 PREFERRED STOCK

     The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of California, but without further vote or action by the shareholders, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The Board of Directors may authorize and issue Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, 400 South Hope Street, 4th Floor, Los Angeles, California 90071, and its telephone number is: (213) 553-9700.

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                            OWNERSHIP OF COMMON STOCK

      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by each shareholder known by Calnetics to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each director of Calnetics, and all executive officers and directors of Calnetics as a group. Except as otherwise indicated in the footnotes to the following table, each of the persons listed below has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such person, subject to applicable community property laws. Unless otherwise indicated, the address of each shareholder listed is in care of Calnetics, 20401 Prairie Street, Chatsworth, California 91311.

                                                           Shares              Percent of
                  Name                                 Beneficially Owned        Class(1)
                  ----                                 -----------------       ----------
      Clinton G. Gerlach (2)(4)..........................1,175,504                 39
      Fred E. Edward (3)(4)................................202,064                  7
      Peter H. Griffith (5)....................................-0-                  *
      Michael A. Hornak (6)................................134,500                  4
      Steven L. Strawn (4)(6)..............................140,000                  5
      Lon Schultz (7).......................................51,500                  2
      Trygve M. Thoresen (8).................................- 0 -                  *
      All Directors and Executive Officers as a Group
      (8 persons)(5)(9)..................................1,721,568                 57

----------------------------------
*     Less than one percent.
(1) Beneficial ownership is determined in accordance with the rules and regulations of the Commission, based upon information furnished by each person listed. The percentages shown include shares which each named shareholder has the right to acquire within 60 days of the Record Date. In calculating percentage ownership, all shares which a named shareholder has the right to so acquire are deemed outstanding for the purpose of computing the percentage ownership of that shareholder, but are not deemed outstanding for the purpose of computing the percentage ownership by any other shareholder. Listed persons may disclaim beneficial ownership of certain shares.
(2) Includes 1,085,504 shares held of record by Gerlach Holding Corporation, a Delaware corporation ("GHC"), owned by the following entities or individuals by the percentages indicated: The Gerlach Family Trust (52%) and Mr. Gerlach's son and daughter, Clinton G. Gerlach, II (24%) and Kimberlee Ann Grot (24%). Each of the GHC shareholders has a right of first refusal on a prorata basis covering the GHC stock owned by the remaining GHC shareholders pursuant to a right of first refusal agreement dated July 1, 1992. Also includes (i) 10,000 shares of Common Stock held of record by the Gerlach Family Trust and (ii) 80,000 shares of Common Stock held of record by Mr. Gerlach's nephew, Charles Gerlach, as to which Mr. Gerlach has sole voting power.
(3) Held of record by the Fred and Evelyn Edward Family Trust, Fred Edward, Trustee (the "Edward Trust"). (4) GHC has a right of first refusal covering the202,064 shares of Common Stock owned by the Edward Trust pursuant to a certain right of first refusal agreement dated as of March 11, 1988. In addition, pursuant to agreements Mr. Gerlach, through GHC, has a right of first refusal covering (i) 40,000 shares of Common Stock owned by Steven L. Strawn, Vice President and Director of Calnetics and
      (ii) 71,230 shares of Common Stock owned by another shareholder of Calnetics. GHC has agreed to waive such rights of first refusal for sales in the Merger.
(5) Excludes an option to purchase 10,000 shares of Common Stock at an exercise price of $5.875 per share which becomes exercisable in November 1997.
(6) Includes presently exercisable options to acquire 50,000 shares of Common Stock at an exercisable price of $2.00 per share held by each and, in the case of Mr. Hornak, includes 3,000 shares held by his son.
(7) Includes presently exercisable options to acquire 50,000 shares of Common Stock at an exercise price of $3.00 per share.
(8) Excludes an option to acquire 50,000 shares of Common Stock at an exercise price of $6.125 per share which will become exercisable in equal one-third increments in January 1998, 1999 and 2000 (such option will accelerate and become fully exercisable as a result of the Merger).
(9) Excludes an option held by Mr.Thoresen to acquire 50,000 shares of Common Stock. See footnote 8 above.

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                       INFORMATION CONCERNING THE COMPANY

                                    BUSINESS
GENERAL

     Calnetics, founded in 1960, is a California corporation with its headquarters located at 20401 Prairie Street, Chatsworth, California 91311 (telephone number (818) 886-9819). The Company's Common Stock is listed on The Nasdaq National Market under the symbol "CALN", and its fiscal year-end is June 30th.

     All of the manufacturing operations of Calnetics are conducted through its three wholly-owned subsidiaries (the "Calnetics Subsidiaries"). Manchester Plastics Co., Inc. ("Manchester Plastics") is a California corporation located in Chatsworth, California that manufactures proprietary items and custom products of acrylic, polycarbonate and polystyrene plastic sheet principally for the building materials and industrial plastics industries. Ny-Glass Plastics, Inc. ("Ny-Glass") is a California corporation located in Corona, California that manufactures plastic parts, principally by use of injection molding and structural foam molding techniques, and performs certain value-added services for customers in a variety of industries. Agricultural Products, Inc. ("API") is a California corporation with locations in Ontario, California and Winter Haven, Florida, that manufactures fittings, filters, plastic tubing and accessories, principally for irrigation use in the agricultural industry. For the fiscal year ended June 30, 1997, approximately 70% of Calnetics' net sales of approximately $36.6 million were of proprietary products. The remaining portion of net sales for such fiscal year were of custom fabrication and production parts manufactured to each individual customer's specifications. Such custom parts are produced for a wide variety of industries, including the electronics industry.

HISTORY; GROWTH STRATEGY

     In March 1988, Mr. Clinton G. Gerlach, the Chairman of the Board and President of Calnetics, either directly or through Gerlach Holding Corporation, a Delaware corporation of which Mr. Gerlach was then the sole shareholder ("GHC"), acquired an aggregate of 682,004 shares of Calnetics Common Stock. GHC purchased 300,000 newly-issued shares directly from Calnetics, and the remaining shares were purchased by Mr. Gerlach and GHC from individual shareholders of Calnetics. In February 1992, GHC acquired all 403,500 shares of Calnetics Common Stock then-owned by Mr. Larry Sacks, a former officer and Director of Calnetics, resulting in aggregate ownership by GHC and Mr. Gerlach of 1,085,504 shares, representing approximately 36% of the total shares of Calnetics Common Stock outstanding immediately prior to the mailing of this Proxy Statement. Currently, the Gerlach Family Trust owns 52% of GHC, with the remaining 48% owned by Mr. Gerlach's son and daughter.

     Beginning in 1988, as part of its growth strategy, the new management of the Company began to actively review and pursue potential merger and acquisition candidates consisting principally of privately-held manufacturers in the plastics industry. As a result of such strategy, the Company has made three acquisitions since 1988. The following paragraphs provide a brief description of each such acquisition in chronological order.

     MANCHESTER PLASTICS. In September 1989, the Company acquired all of the outstanding capital stock of Manchester Plastics for a purchase price of approximately $525,000 in cash, a $110,000 promissory note and approximately 444,000 shares of the Company's Common Stock. Manchester Plastics was then and currently is located in Chatsworth, California in a leased building. The lease on such premises is scheduled to expire in December 1999.

     NY-GLASS. In June 1992, the Company acquired substantially all of the assets of Plastic Science, Inc. ("PSI") for a purchase price of approximately $320,000 in cash. In connection with the purchase of such assets, the Company entered into a ten-year lease for the building in Corona, California where PSI had formerly conducted its injection molding operations. In September 1992, the Ny-Glass division of the Company, then located in Paramount, California, was relocated to Corona, California and consolidated with the assets of PSI, forming the business currently conducted by the Ny-Glass subsidiary of the Company.

     API. Effective April 1994, the Company acquired all of the outstanding capital stock of API for a purchase price of approximately $4.4 million, payable $4.0 million in cash and $0.4 million in unsecured notes to the former API shareholders. In connection with the acquisition, the Company obtained $4.5 million in cash from long-term


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
                                                              Preliminary Copies

bank financing from two lenders. At the time of this acquisition, API had an outstanding principal balance of approximately $1.44 million of industrial revenue bonds, the majority of which are still outstanding as of the date hereof.

PRODUCTION

     Through the Calnetics Subsidiaries, the principal manufacturing operations of the Company are the extrusion of plastic sheet and tubing and injection and structural foam molding of numerous plastic parts using various types of resins. Through its API subsidiary, the Company also assembles certain parts using sonic welding techniques. Although substantially all extrusions are performed in-house by the Company, a material amount of injection molding of plastic parts is performed by third parties, principally for API. Although the Company designs, repairs, services and maintains molds for its own products and those of its customers, it does not perform mold-making services. In addition to the extrusion of sheet and tubing and the injection molding of clear and colored plastic parts, the Company performs a variety of value-added services, such as pin-insertion, heat stamping, silk screening, assembly, packaging and short-term warehousing.

     All production occurs at the Company's plants located in Chatsworth, Corona and Ontario, California and in Winter Haven, Florida. Sheet products are made on extrusion lines located at the Manchester Plastics plant. Tubing is made on extrusion lines located at API's two plants, while the sonic welding of fittings and other agricultural products occurs principally at API's Ontario plant. All injection molding and structural foam molding occurs at the Ny-Glass plant, which is ISO 9002 and UL certified, on molding machines ranging from 75 to 800 tons clamping force.

RAW MATERIALS; INVENTORIES

     The Company maintains an inventory of raw materials and finished goods for sale at levels determined to be desirable to enable each Calnetics Subsidiary to quickly respond to customer demand. Although such raw materials and finished goods on hand represent a substantial commitment of working capital, the Company believes that a rapid response to customer catalog orders is essential and that its inventory practices are not unusual in the industries in which it competes.

     The principal raw materials used by the Company with respect to the manufacture of its products are resins for producing plastic parts. Each Calnetics Subsidiary maintains what it considers to be a reasonable supply of raw material resins, typically ranging from 30 to 60 days' supply. These amounts are not increased except in times of expected shortages. Such resins are purchased in pelletized form from several different suppliers, such as Dow Chemical, Muehlstein, Cyro, Union Carbide, DuPont and GE Plastics. The Company is not currently a party to any long-term agreements for the purchase of resins. None of the Calnetics Subsidiaries is dependent upon any one supplier for its present requirements of such resins nor are any such Subsidiaries experiencing any shortages in supply, although Manchester Plastics experienced nominal shortages of polycarbonate resin in the 1996 fiscal year. However, there can be no assurance that shortages in one or more types of resin will not occur from time to time.

CUSTOMERS AND MARKETING

     The Company's largest customer, which is a customer of Ny-Glass, represented less than five percent of the Company's combined net sales for the last fiscal year. Although export sales of certain of the Company's products are increasing, such sales represented less than five percent of the Company's combined net sales for the last fiscal year. API sells a large percentage of its products to customers in the Central Valley of California. Although the Company had previously believed that the floods in such area earlier this calendar year would have an adverse impact on sales of agricultural irrigation products, a reduction in sales did not materialize. The Company does not have any government contracts or any other contracts which are subject to the renegotiation of profits or termination at the election of the government.

     The Company markets its products at all four facilities by use of in-house sales personnel and a limited number of outside sales representatives and independent manufacturers representatives.


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BACKLOG; SEASONALITY

     Backlog orders consist of written purchase orders and telephone orders generally confirmed in writing or by substantially concurrent delivery and acceptance of product. The Company estimates that approximately 90% of its sales orders are written. The Company normally does not offer cancellation rights and considers its backlog of orders to be firm. As of June 30, 1997 and 1996, the Company's backlog for all products was approximately $2,497,000 and $2,508,000, respectively. The backlog as of the end of the fiscal year on June 30, 1995 was $2,290,000. Typically, the Company anticipates that approximately 95% of its backlog at any given time will be filled during the subsequent 12 months.

     Historically prior to the 1995 fiscal year, the Company's business was not of a seasonal nature as neither the Manchester Plastics nor Ny-Glass subsidiaries experienced seasonality in the sale of their products. However, the business of the API subsidiary, which was purchased effective two months prior to the 1995 fiscal year, has historically been seasonal in nature, with demand for its irrigation products highest during the spring and early summer. In fiscal 1997, the business of the Company reflected this trend, with approximately $17,032,000 of revenue in the first half of the fiscal year (July through December) and approximately $19,584,000 during the remainder of the fiscal year (January through June).

COMPETITION

     Each of the Calnetics Subsidiaries encounters extensive competition from many competitors, a substantial number of which are larger and have greater financial and marketing resources. In addition, the Company believes that the number of international entities attempting to compete in its markets is increasing. Although it is difficult to estimate the number of businesses in the plastic manufacturing industry with which the Company competes, the injection molding business operated by Ny-Glass appears to have the most competitors, ranging from numerous small proprietorships to large corporations, while Manchester Plastics competes principally with a lesser number of large corporations and API competes principally with a lesser number of corporations of similar and larger size.

     Competition is based principally on price, product quality, customer service and the ability to timely deliver products. The Company believes that each Calnetics Subsidiary has good relationships with its customers, and that such Subsidiaries have developed a good following in the respective markets they serve, including a favorable reputation for prompt and reliable customer service and quality of products.

PATENTS AND TRADEMARKS

     Although the Company has a limited number of domestic patents and trademarks held by API as well as several trademark applications currently in process, the Company does not believe that any such patents or trademarks are material to its businesses or operations.

RESEARCH AND DEVELOPMENT

     The Company has not expended a material amount on research and development of proprietary products in the past several years and currently does not anticipate any material expenditures in this area. However, the Company does conduct routine product line analysis to develop additional catalog and custom products as part of its normal operations, particularly at API and, to a lesser extent, at Ny-Glass.

LEGAL PROCEEDINGS

     In the ordinary course of its business, the Company and/or one or more of the Calnetics Subsidiaries may become involved in legal proceedings from time to time. As of the date of mailing of this Proxy Statement, neither the Company nor any of the Calnetics Subsidiaries is a party to any material pending legal proceedings.

TAX EXAMINATION

     API is in the process of an Internal Revenue Service ("IRS") examination regarding the tax-exempt status of


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its industrial revenue bond. The IRS has informed the Company that preliminary findings indicate that the bond may not be tax exempt and thus API may be required to pay additional interest. The Company believes it has recorded adequate reserves to cover any potential liability that may result from the final resolution of this matter.

ENVIRONMENTAL MATTERS

     The Company believes that its policy in controlling the use and discharge of hazardous materials is in compliance with applicable federal, state and local regulations. As of the date of the mailing of this Proxy Statement, the Company has not received notice from any governmental authority of any assertion of material non-compliance with any such laws.

     The Company formerly operated a facility on property within an area subsequently designated as a federal Superfund site located in Southern California. The Company operated at this facility prior to October 1986. The Company has learned that hazardous substances have been identified in the subsurface of the property and that the current owner has been requested by a state agency to undertake additional investigation at the property. The Company is also aware that the property has been subject to a general notice letter issued by the United States Environmental Protection Agency under the federal Superfund law. The Company, as one of several prior operators of the property, may be held responsible for the contamination at the site to the extent the Company caused the contamination. The Company does not believe it is responsible for any material contamination at the property, and has not been notified or contacted by any governmental authority in that regard, nor named in any proceeding relating to the property. However, if the Company were held liable under federal Superfund law, or other environmental law, the consequences could be material to the results of operations of the Company. The potential liability associated with this property cannot be reasonably determined at this time.

FACILITIES

     The Company headquarters and the Manchester Plastics corporate offices are located in the Manchester Plastics plant in Chatsworth, California, consisting of approximately 60,000 square feet of office and manufacturing space under a lease that is scheduled to expire in December 1999.

     The Ny-Glass corporate offices and plant are located in Corona, California, in a building consisting of approximately 30,000 square feet of office and manufacturing space under a lease that is scheduled to expire in May 2002.

     The API corporate offices and California plant are located in Ontario, California, in a building consisting of approximately 50,000 square feet of office and manufacturing space owned by API, subject to repayment of industrial revenue bonds. API's Florida plant is located in Winter Haven, Florida, in two buildings consisting of approximately 28,000 square feet of office and manufacturing space owned by API, subject to payment of existing mortgages.

     In addition to the foregoing properties, additional space has been leased by the Company at three locations and is being used principally for the warehousing and storage of inventory. The largest location consists of approximately 15,000 square feet of space leased by API in Ontario, California.

EMPLOYEES

     At June 30, 1997, the Company employed approximately 262 employees, consisting of three employees at corporate headquarters, 12 salaried and 39 hourly employees at Manchester Plastics, approximately 9 salaried and 48 hourly employees at Ny-Glass and approximately 25 salaried, 91 hourly and 35 temporary employees at API. None of the foregoing employees is subject to a collective bargaining agreement. The Company considers the relationship with its employees to be good, and has not experienced any work stoppage from any labor dispute.


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               MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
                       OPERATIONS AND FINANCIAL CONDITION

GENERAL

     The following analysis of the financial condition and results of operations of the Company should be read in conjunction with the Company's consolidated financial statements and notes thereto and the unaudited "Selected Financial Data" included elsewhere in this Proxy Statement.

     The businesses of the Company are principally concentrated on the manufacture of various types and sizes of plastic parts, sheet and tubing using several types of resins. Such parts, sheet and tubing are manufactured using injection molding, structural foam molding, extrusion and other processes. The sonic welding of certain parts is performed by the API subsidiary, principally at its plant in Ontario, California. In addition to the manufacture and molding of plastic parts, sheet and tubing, each business provides certain value-added services for its customers, such as mold maintenance and repair, coloring, pin-insertion, heat stamping, silk screening, assembly, packaging and short-term warehousing. The following several paragraphs provide an overview as to how and when the Company became involved in the businesses it currently conducts.

     In 1989, the Company acquired all of the outstanding capital stock of Manchester Plastics. The acquisition expanded the Company's operations to include the manufacture of acrylic, polycarbonate and polystyrene plastic sheet, principally for the building materials and industrial plastics industries. The purchase price paid for this acquisition was approximately $525,000 cash, a $110,000 promissory note and 444,000 shares of the Company's Common Stock. Prior to the acquisition, the Company was primarily engaged in the manufacture of molded plastic components by injection, transfer and compression processes through its Ny-Glass division. Manchester Plastics operates from a manufacturing plant with attached offices in Chatsworth, California.

     In June 1992, the Company acquired for cash substantially all of the assets of PSI, a manufacturer of plastic injection molding components located in Corona, California. The acquisition was accomplished through a subsidiary of the Company, Ny-Glass, which continued the business of PSI under the Ny-Glass name in Corona, California. The cash purchase price paid for the assets acquired amounted to approximately $320,000, $250,000 of which was obtained from a short-term bank loan, utilizing the Company's then existing credit line of $1,000,000. Current assets acquired as part of the acquisition amounted to approximately $350,000 and current liabilities assumed totaled approximately $305,000. In September 1992, the Company consolidated its Ny-Glass division, then operating in Paramount, California, into the Corona facility.

     Effective in April 1994, the Company acquired of all of the outstanding capital stock of API. The purchase price was approximately $4.4 million, consisting of cash of $4.0 million and unsecured promissory notes payable to the former API shareholders of approximately $400,000. API, which was a closely held private company, is a manufacturer of plastic water handling products, including tubing, fittings, filters and drip system accessories with manufacturing plants in Ontario, California and Winter Haven, Florida. Net assets acquired totaled approximately $3,530,000, resulting in recording of goodwill of approximately $875,000 which is being amortized on a straight-line basis over twenty years. See "Information Concerning the Company - Business - History; Growth Strategy."

     Effective July 1, 1994, the Company changed its method of pricing finished goods inventories at Manchester Plastics from FIFO to LIFO. The change in method was made to more properly match current expenses with revenues. At June 30, 1997, 1996 and 1995, if the FIFO method had been used to value Manchester Plastics' finished goods inventories, the stated value of such inventories would have been approximately $129,000, $421,000 and $408,000 higher, respectively, and the effect on fiscal 1997 operations would have decreased income before provision for income taxes by $292,000, and increased such amount by $13,000 and $408,000 in fiscal 1996 and 1995, respectively, and decreased net income by $175,000 in fiscal 1997, and increased such amount by $7,000 and $230,000 in fiscal 1996 and 1995, respectively.


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RESULTS OF OPERATIONS

     The following table sets forth certain information derived from the Company's consolidated statements of income as a percentage of sales for the three years ended June 30, 1995, 1996 and 1997:

                                                                        FISCAL YEARS ENDED JUNE 30,
                                                                       ------------------------------
                                                                       1995       1996          1997
                                                                       -----      -----         -----
Net sales . . . . . . . . . . . . . . . . . . . . . . . . . . .        100.0%     100.0%        100.0%

Gross profit. . . . . . . . . . . . . . . . . . . . . . . . . .         25.5%      25.4%         27.4%

Selling, general and administrative expense . . . . . . . . . .         17.8%      16.0%         17.5%

Income before provision for income taxes . . . . . . . . . . .           6.0%       8.3%          9.2%

Net income. . . . . . . . . . . . . . . . . . . . . . . . . .            3.5%       4.8%          5.6%

     NET SALES. For the fiscal year ended June 30, 1996, net sales increased 21%, from $29,172,106 in the 1995 fiscal year to $35,193,973. The increase is attributed to broader customer acceptance of the Company's products proportionally obtained by all three subsidiaries.

     For the fiscal year ended June 30, 1997, net sales increased 4%, from $35,193,973 in the 1996 fiscal year to $36,616,238. The increase is principally attributed to increased orders for API's products in the agricultural irrigation industry and better economic conditions and growth in the economy as a whole. Contrary to the Company's expectations, sales of irrigation products at API were not adversely affected by the floods in the Central Valley in California in early 1997.

     COST OF SALES. As a percentage of sales, cost of sales amounted to 74.6% in fiscal 1996, as compared to 74.5% for the prior fiscal year.

     For the fiscal year ended June 30, 1997, costs of sales, as a percentage of sales, decreased to 72.6%, as compared to 74.6% for the prior fiscal year. The decrease is primarily attributed to increased sales volume in the current year versus the prior fiscal year and the benefits of pricing Manchester Plastics' finished goods inventory using the LIFO method.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased during the fiscal year ended June 30, 1996 to $5,627,299, as compared with $5,187,534 for the prior fiscal year. The increase is attributed to the increased sales volume in fiscal 1996 as compared with fiscal 1995.

     For the fiscal year ended June 30, 1997, selling, general and administrative expenses increased to $6,400,237, as compared with $5,627,299 for the prior fiscal year. The increase is primarily attributed to the increased sales volume in the current fiscal year versus the prior fiscal year and the aborted merger costs associated with the attempted merger between the Company and Summa terminated in May 1997.

     NET INCOME. For the fiscal year ended June 30, 1996, net income amounted to $1,671,915 after provision for income taxes of $1,262,000, as compared with $1,006,066 after a provision for income taxes of $739,000 in the previous fiscal year. Income per share increased from $0.33 per share in fiscal 1995 to $0.55 per share in fiscal 1996. The increase in net income and income per share is primarily attributed to increased sales volume at all three Calnetics subsidiaries.

     For the fiscal year ended June 30, 1997, net income amounted to $2,031,022 after provision for income taxes of $1,318,000, as compared with $1,671,915 after a provision for income taxes of $1,262,000 in the previous fiscal year. Income per share increased from $0.55 per share in fiscal 1996 to $0.66 per share in fiscal 1997. The increase in net income is primarily attributed to increased sales volume, principally at API, as well as the benefits of using the LIFO method of inventory valuation for finished goods at Manchester Plastics, and the benefit of a California manufacturing tax credit.


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LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1997, the primary source of liquidity for the Company was cash generated from operations. Working capital at June 30, 1997 increased to approximately $9,341,000, as compared with approximately $7,926,000 at June 30, 1996, and current ratios were 3.20:1.0 and 2.58:1.0 at June 30, 1997 and 1996, respectively.

     Expenditures for property and equipment were approximately $671,000 for the fiscal year ended June 30, 1997, as compared with approximately $994,000 for the fiscal year ended June 30, 1996. The Company has no immediate plans for significant capital expenditures in fiscal 1998. The Company believes that its available funds and internally generated cash from operations will be sufficient to meet its working capital needs in fiscal 1998. Certain loan agreements limit capital expenditures by the Company to $1,000,000 in 1997 and thereafter.

     The Company has a line of credit agreement with a bank under which the Company may borrow up to $2,500,000 on an unsecured basis. No borrowings were made against this credit line in fiscal 1997. The agreement expires on December 31, 1997 and bears interest at the bank's reference rate (8.50% at June 30, 1997).

     In 1994, Calnetics borrowed $4.5 million to finance the acquisition of its API subsidiary from two banks at their respective prime rates plus 0.75%. This term debt is due in installments with a balloon payment of approximately $1.46 million due in August 1999, and has been revised to be unsecured and to bear interest at prime plus 0.25%. Due to a combination of regular scheduled payments and certain prepayments, the principal balance of such debt at June 30, 1997 had been reduced to approximately $2,008,000. Calnetics also issued unsecured notes payable to former API shareholders in the amount of $402,000 in connection with the acquisition with a current principal balance of approximately $201,000 and an interest rate of 7.5%, due in equal principal payments on June of each of the next two years, interest payable quarterly.

     In addition to the foregoing borrowings by Calnetics, the API subsidiary has outstanding (i) an industrial revenue bond used to finance the building of the Ontario plant with current principal balance of approximately $1.4 million, with principal due in installments ranging from $20,000 to $130,000 through December 2021 and interest at an adjustable revenue bond rate (4.15% at June 30, 1997), and (ii) mortgages payable used to finance the purchase of the Winter Haven plant with current principal balance of approximately $254,000, principal due in installments and a balloon payment of approximately $201,000 due in March 2000 and interest at the bank's prime rate plus 0.75%.

     Although the impact of inflation is difficult to accurately assess, management of the Company does not believe that inflation has had a significant impact on the Company's net sales and revenues, or on income from continuing operations in the current period, or in the two preceding fiscal years.

     As part of the Company's business strategy, the Company frequently evaluates potential mergers with or acquisitions of companies in the thermoplastics industry and in other industries which management believes offer significant growth opportunities. Other than the Merger, the Company has no present understanding or commitment with respect to any merger or acquisition.


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RECENT ACCOUNTING PRONOUNCEMENTS

     For its fiscal year ending June 30, 1997, the Company has adopted the appropriate disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 established financial accounting and reporting standards for stock-based employee compensation plans and certain other transactions involving the issuance of stock. In accordance with the standard, the Company had previously accounted for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees."

     In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which establishes new standards for computing and presenting earnings per share. In the event that the Merger is not consummated, this statement will be adopted by the Company for the 1998 fiscal year.

    In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," which establishes standards for disclosing information about an entity's capital structure. In the event that the Merger is not consummated, this statement will be adopted by the Company for the 1998 fiscal year.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components. In the event that the Merger is not consummated, this statement will be adopted by the Company for the 1999 fiscal year.

    In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting and disclosure of financial information by segment. In the event that the Merger is not consummated, this statement will be adopted by the Company for the 1999 fiscal year.


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                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

     The following table sets forth certain information concerning the Company's Directors, executive officers and certain key employees:

         NAME                               POSITIONS WITH THE COMPANY                  AGE
         ----                               --------------------------                  ---
         Clinton G. Gerlach                 Chairman of the Board, President,            71
                                            and Chief Executive Officer

         Fred E. Edward                     Director                                     79

         Peter H. Griffith                  Director                                     38

         Michael A. Hornak                  Vice President and Director                  54

         Steven L. Strawn                   Vice President and Director                  43

         Trygve M. Thoresen                 Vice President - Finance, General            33
                                            Counsel and Assistant Secretary

         Teresa S. Louie                    Treasurer                                    43

         Barbara Guyer                      Secretary                                    34

         Lon Schultz                        President and Director of API                63

     Clinton G. Gerlach has served as the Chairman of the Board, President and Chief Executive Officer of Calnetics since March of 1988 and as the Chairman of the Board and Director of Manchester Plastics since September 1989, and as Director, Chairman of the Board and Chief Executive Officer of Ny-Glass since June 1992, and as Director and Chairman of the Board of API since June 1994. Mr. Gerlach was the Chairman of the Board and Chief Executive Officer of Gerlach Industries, Inc. from November 1983 to December 1986 and was the Chairman of the Board and Chief Executive Officer of Tannetics, Inc. from August 1969 to November 1983. From January 1987 to March 1988, Mr. Gerlach was self employed. Mr. Gerlach retired effective July 24, 1996 as a Director of Zero Corporation (a manufacturer of cases, cabinets, cooling and cargo enclosures).

     Peter H. Griffith has served as Managing Director of Wedbush Morgan Securities ("Wedbush Morgan") since November 1993. Mr. Griffith also serves as the Head of Investment Banking and Equity Research for Wedbush Morgan. From September 1992 to November 1993, Mr. Griffith served as Senior Vice President, Investment Banking for Wedbush Morgan, and from October 1989 to September 1992 Mr. Griffith served as Vice President, Investment Banking for Wedbush Morgan. Prior to October, 1989, Mr. Griffith was a Senior Manager with Ernst & Young LLP and is a certified public accountant. Mr. Griffith was elected as a Director by the Board of Directors of the Company on August 30, 1996 to fill a vacancy created by the death of Raymond H. Heller.


     Mr. Griffith has resigned as Managing Director of Wedbush Morgan Securities, effective September 30, 1997, or soon thereafter. Mr. Griffith has accepted a partnership offer at Ernst & Young LLP. The Company has been informed by Mr. Griffith that Ernst & Young's policies prohibit its partners from holding directorships of public companies. Therefore, Mr. Griffith has informed the Company that he intends to resign his directorship with the Company effective September 30, 1997.


     Fred E. Edward has been a Director of Calnetics since 1971. Between May 1971 and March 1988, Mr. Edward held various offices with Calnetics, including Chairman of the Board, President and Chief Executive Officer. For more than the past five years, Mr. Edward has been and currently is a private investor.

     Michael A. Hornak has been a Vice President of Calnetics since 1974 and a Director of Calnetics since 1984. Mr. Hornak was the President of the Ny-Glass division from 1985 to June 1992, President and Director of the Ny-Glass subsidiary since June 1992, and was President of another division of Calnetics from 1973 to 1985.

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     Steven L. Strawn has been a Vice President of Calnetics since September
1989 and Director since February 1992. Mr. Strawn has also been President, Director and Chief Operations Officer of Manchester Plastics since 1989, the date of the acquisition, and held various other positions with its predecessor, Manchester Products, from 1980 to 1989.

     Trygve M. Thoresen has been the Vice President-Finance, General Counsel and Assistant Secretary of Calnetics since January 1997 and is currently a Vice President and a Director of each subsidiary. From September 1992 until January 1997, Mr. Thoresen was a corporate, mergers and acquisitions and securities attorney with Gibson, Dunn & Crutcher LLP. From August 1989 until May 1992, Mr. Thoresen attended Hastings College of the Law. Prior to law school, Mr. Thoresen was a senior accountant at KPMG Peat Marwick LLP. Mr. Thoresen is also a certified public accountant in the State of California (currently inactive).

     Teresa S. Louie has been with Calnetics since August 1973, was appointed Treasurer of Calnetics in February 1992 and has held various offices with Calnetics including Assistant Treasurer, Assistant Secretary and Controller.

     Barbara Guyer joined Manchester Plastics in April 1985, was appointed Treasurer and Controller of Manchester Plastics in February 1992 and was appointed Secretary of Calnetics in May 1996.

     Lon Schultz is the founder, President, Chief Financial Officer and a Director of API. API was formed in 1973 and Mr. Schultz has been the President of API since the date of inception. Mr. Schultz has also been a Director of Story Plastics, Inc. since 1975.

     None of these officers has been involved in any court or administrative proceeding within the past five years adversely reflecting on his or her ability or integrity.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

     Pursuant to a June 1994 employment agreement, Mr. Schultz agreed to serve as the President and as a Director of Calnetics' subsidiary, API, for an initial term of three years commencing on June 20, 1994. The agreement provided for a monthly salary of $29,167 and maintenance by API during the term of the agreement of certain existing life insurance policies covering the life of Mr. Schultz with a 50% beneficiary named by Mr. Schultz. Under the agreement, Mr. Schultz was entitled to his monthly salary for the remainder of the term of the agreement if he was terminated without cause. In the event Mr. Schultz is terminated for cause or due to death or long-term disability, Mr. Schultz or his estate would be entitled to receive a monthly salary of $16,667 for the remainder of the initial term of the agreement. Pursuant to an amendment to Mr. Schultz's employment agreement entered into recently, the term of such employment agreement has been extended by two years to expire in June 1999. Mr. Schultz has agreed to serve in his present capacities for a monthly salary of $18,750 in the first year of such extension and $25,000 in the second year.

     Pursuant to a January 1997 change in control agreement, in the event there is a change in control of Calnetics and, thereafter, Mr. Thoresen is terminated without cause or resigns for "good reason," Calnetics or its successor will be required to pay Mr. Thoresen a lump sum distribution equal to one year's salary and bonus. The Merger constitutes a change in control as defined in such agreement. Mr. Thoresen's current annual base salary is $120,000 and his most recent annual bonus was $15,000.

CERTAIN TRANSACTIONS

     In connection with the acquisition of API in fiscal year 1994, Calnetics issued to certain parties related to Mr. Lon Schultz (the Lon Schultz Charitable Remainder Unitrust and Leslie Schultz) notes payable of approximately $124,000 each as part of the consideration for their shares of API common stock. The notes payable are five-year unsecured notes with interest payable semi-annually and principal due in four equal annual installments commencing June 1996.

     On June 20, 1994, API and Story Plastics, Inc., a California corporation ("Story"), entered into a four-year Parts Purchase and Supply Agreement whereby Story agreed to supply various injected molded parts to API and API agreed to purchase such parts as it reasonably needs based on past purchases of such parts. The agreement by


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                                                              Preliminary Copies

API to purchase its reasonable needs of such parts from Story decreases each year, such that by the fourth year API is only required to purchase 25% of its reasonable needs from Story. Mr. Schultz is a Director of Story, owns approximately 9% of its outstanding common stock and has guaranteed certain payments to a financial institution. For the year ending June 30, 1997, API purchased $1,581,387 in parts from Story. Management of the Company believes that the agreement between API and Story includes terms at least as favorable to API as those that could have been obtained from an unaffiliated third party.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION

     The Company's Bylaws provide that the Company must indemnify its officers and directors, and may indemnify its employees and other agents, to the fullest extent permitted by California law. California law provides that directors of a California corporation will not be personally liable for monetary damages for breach of fiduciary duties as directors except for liability as a result of their duty of loyalty to the corporation for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or stock transactions, unauthorized distributions of assets, loans of corporate assets to an officer or director, unauthorized purchase of shares, commencing business before obtaining minimum capital, or any transaction from which a director derived an improper benefit. Such limitations do not affect the availability of equitable remedies such as injunctive relief or rescission. At present, there is no pending litigation or proceeding involving any director, officer, employee, or agent of the Company where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In addition to the foregoing, the Company has entered into separate indemnification agreements with each of its directors and executive officers containing provisions that provide for the maximum indemnification allowed by the California General Corporation Law and the Company's Bylaws subject to certain exceptions. The Company also maintains directors and officers liability insurance.


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               CERTAIN INFORMATION CONCERNING SUMMA AND SUBSIDIARY

     The principal executive offices of Summa and Subsidiary are located at 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503, the telephone number for both companies is (310) 792-7024, and the telecopier number for both companies is (310) 792-7079. Subsidiary is a newly formed California corporation and wholly-owned subsidiary of Summa. Subsidiary has not conducted any business other than in connection with the Merger.

     Summa is a publicly-owned California corporation whose common stock is registered under Section 12(g) of the Exchange Act, and traded on The Nasdaq National Market under the symbol "SUMX." Through its three wholly-owned operating subsidiaries, Summa designs and manufactures injection-molded plastic optical components for OEM customers in the lighting industry, plastic chains, belts and customized conveyor components used primarily in the food processing industry, and components sold to the defense and firefighting industries.

     Summa is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Commission file numbers for Summa is 1-7755. Such reports and other information may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, where copies can be obtained at prescribed rates, as well as at the Commission's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and other information filed electronically with the Commission, the address of which is http://www.sec.gov. In addition, this material may also be inspected at the offices of The Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006, where copies may be obtained at prescribed rates.

                                     EXPERTS

     The consolidated financial statements and schedules of the Company included in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the independent certified public accountants for Calnetics for the fiscal year ending June 30, 1997. A representative of Arthur Andersen LLP is expected to be present at the Special Meeting and to be available to respond to any questions directed to Arthur Andersen LLP by shareholders of the Company. The representative will have an opportunity to make a statement if Arthur Andersen LLP so desires.

                              SHAREHOLDER PROPOSALS

     If the Merger is not consummated, the Company will hold its 1997 Annual Meeting of Shareholders of the Company in accordance with the Company's Bylaws and California law. Subject to the foregoing, if any shareholder intends to present a proposal at the 1997 Annual Meeting of Shareholders and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must have submitted the proposal to the Secretary of the Company in writing so that it was received at the executive offices of the Company not later than May 31, 1997. Such proposals must also meet the other requirements of the rules of the Commission relating to shareholders' proposals.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The Commission file numbers for the Company is 0-8767. Such reports and other information may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, where copies can be obtained at prescribed rates, as well as at the Commission's regional offices at Northwest Atrium Center, 500 West Madison

                                                              Preliminary Copies

Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and other information filed electronically with the Commission, the address of which is http://www.sec.gov. In addition, this material may also be inspected at the offices of The Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006, where copies may be obtained at prescribed rates.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CALNETICS. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED BY THIS PROXY STATEMENT OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     All reports and documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are available, without charge, upon written or oral request from any person, including any beneficial owner, to whom this Proxy Statement is delivered, to Calnetics Corporation, 20401 Prairie Street, Chatsworth, California 91311, Attention: Investor Relations; telephone: (818) 886-9819. In order to ensure timely delivery of the documents, any request should be made by September 25, 1997.




                                      By Order of the Board of Directors:




                                      Clinton G. Gerlach, Chairman of the Board




                                      Barbara Guyer, Secretary



Chatsworth,  California
September __, 1997

                                                              Preliminary Copies

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants.....................................................F-1
Balance Sheets as of June 30, 1996 and 1997..................................................F-2
Statements of Income for each of the three years ended June 30, 1995, 1996, and 1997.........F-4
Statements of Shareholders Equity for each of the three years ended
         June 30, 1995, 1996 and 1997........................................................F-5
Statements of Cash Flows for each of the three years ended June 30, 1995, 1996 and 1997......F-6
Notes to Financial Statements................................................................F-8

                                                              Preliminary Copies

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Directors and Shareholders of Calnetics Corporation:

We have audited the accompanying consolidated balance sheets of CALNETICS CORPORATION (a California Corporation) and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Calnetics Corporation and subsidiaries as of June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                 /s/ ARTHUR ANDERSEN LLP

                                                 ARTHUR ANDERSEN LLP


Los Angeles, California
July 25, 1997

                                                              Preliminary Copies

                              CALNETICS CORPORATION
                                AND SUBSIDIARIES


              CONSOLIDATED BALANCE SHEETS - JUNE 30, 1997 AND 1996

                                     ASSETS


                                                                                     1997                  1996
                                                                                  -----------          -----------
CURRENT ASSETS:
  Cash and cash equivalents                                                       $ 2,422,119          $ 1,877,633
  Accounts receivable, net of allowances of
    $316,000 in 1997 and 1996                                                       5,220,127            4,997,471
  Inventories                                                                       5,391,659            5,470,710
  Prepaid expenses                                                                    105,487              254,608
  Deferred income taxes                                                               451,000              342,000
                                                                                  -----------          -----------
          Total current assets                                                     13,590,392           12,942,422
                                                                                  -----------          -----------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land                                                                                466,288              466,288
  Buildings and leasehold improvements                                              2,277,763            2,269,525
  Machinery and equipment                                                           5,292,340            4,587,322
  Furniture and fixtures                                                              278,193              248,220
                                                                                  -----------          -----------
                                                                                    8,314,584            7,571,355
  Less--Accumulated depreciation and
    amortization                                                                    4,143,601            3,399,998
                                                                                  -----------          -----------
                                                                                    4,170,983            4,171,357
                                                                                  -----------          -----------
OTHER ASSETS:
  Goodwill, net of accumulated amortization of
    $403,938 and $331,638 in 1997 and 1996,
    respectively                                                                    1,328,968            1,401,268
  Deposits and other assets                                                           171,822              171,245
                                                                                  -----------          -----------
                                                                                    1,500,790            1,572,513
                                                                                  -----------          -----------
                                                                                  $19,262,165          $18,686,292
                                                                                  ===========          ===========


              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                                                              Preliminary Copies

                              CALNETICS CORPORATION
                                AND SUBSIDIARIES


              CONSOLIDATED BALANCE SHEETS - JUNE 30, 1997 AND 1996

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                     1997                  1996
                                                                                 -----------           -----------
CURRENT LIABILITIES:
  Current portion of long-term debt                                               $   150,846          $   247,187
  Accounts payable                                                                  2,413,551            3,214,786
  Accrued liabilities                                                                 900,041              756,050
  Accrued compensation and benefits                                                   542,612              411,657
  Income taxes payable                                                                242,023              386,021
                                                                                  -----------          -----------
          Total current liabilities                                                 4,249,073            5,015,701
                                                                                  -----------          -----------
LONG-TERM DEBT, net of current portion                                              3,745,697            4,740,820
                                                                                  -----------          -----------
DEFERRED INCOME TAXES                                                                  80,000               57,000
                                                                                  -----------          -----------
COMMITMENTS AND CONTINGENCIES (Notes 6 and 9)

SHAREHOLDERS' EQUITY:
  Preferred stock:
    Authorized--2,000,000 shares
    Issued and outstanding--0 shares                                                     -                    -
  Common stock, no par value:
    Authorized--20,000,000 shares
    Issued and outstanding--3,038,799
      and 2,959,799 shares in 1997
      and 1996, respectively                                                        2,745,947            2,462,345
  Retained earnings                                                                 8,441,448            6,410,426
                                                                                  -----------          -----------
          Total shareholders' equity                                               11,187,395            8,872,771
                                                                                  -----------          -----------
                                                                                  $19,262,165          $18,686,292
                                                                                  ===========          ===========



              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                                                              Preliminary Copies

                              CALNETICS CORPORATION
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
          FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1997

                                                               1997                 1996                 1995
                                                            -----------          -----------          --------
NET SALES                                                    $36,616,238          $35,193,973          $29,172,106

COST OF SALES                                                 26,592,981           26,252,121           21,739,246
                                                             -----------          -----------          -----------
                Gross profit                                  10,023,257            8,941,852            7,432,860

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                                      6,400,237            5,627,299            5,187,534
                                                             -----------          -----------          -----------

          Income from operations                               3,623,020            3,314,553            2,245,326
                                                             -----------          -----------          -----------
OTHER INCOME (EXPENSE):
  Gain on sale of property
    and equipment                                                   -                   5,950                6,500
  Interest and other income                                       49,086               29,803               27,345
  Interest expense                                              (323,084)            (416,391)            (534,105)
                                                             -----------          -----------          -----------
                                                                (273,998)            (380,638)            (500,260)
                                                             -----------          -----------          -----------
          Income before provision
            for income taxes                                   3,349,022            2,933,915            1,745,066

PROVISION FOR INCOME TAXES                                     1,318,000            1,262,000              739,000
                                                             -----------          -----------          -----------
          Net income                                         $ 2,031,022          $ 1,671,915          $ 1,006,066
                                                             ===========          ===========          ===========

Earnings per common share and
  common share equivalent                                    $       .66          $       .55          $       .33
                                                             ===========          ===========          ===========

Weighted average number of shares
  outstanding                                                  3,095,219            3,057,984            3,030,283
                                                             ===========          ===========          ===========


  The accompanying notes are an integral part of these consolidated statements.

                                                              Preliminary Copies

                              CALNETICS CORPORATION
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1997

                                                      Common Stock
                                                 -----------------------                                Total
                                                  Shares                            Retained          Shareholders'
                                                Outstanding        Amount           Earnings             Equity
                                                -----------      ----------        ----------        ------------
BALANCE, June 30, 1994                           2,893,799       $2,367,437        $3,732,445        $ 6,099,882

  Net income                                         -                -             1,006,066          1,006,066
  Exercise of stock options                         21,000           30,198             -                 30,198
                                                 ---------       ----------        ----------         ----------
BALANCE, June 30, 1995                           2,914,799        2,397,635         4,738,511          7,136,146

  Net income                                         -                -             1,671,915          1,671,915
  Exercise of stock options                         45,000           64,710             -                 64,710
                                                 ---------       ----------        ----------        -----------
BALANCE, June 30, 1996                           2,959,799        2,462,345         6,410,426          8,872,771

  Net income                                          -                -            2,031,022          2,031,022
  Exercise of stock options,
    including related income
    tax benefit                                     79,000          283,602             -                283,602
                                                 ---------       ----------        ----------        -----------
BALANCE, June 30, 1997                           3,038,799       $2,745,947        $8,441,448        $11,187,395
                                                 =========       ==========        ==========        ===========









  The accompanying notes are an integral part of these consolidated statements.

                                                              Preliminary Copies

                              CALNETICS CORPORATION
                                AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1997

                                                                   1997              1996                  1995
                                                                ----------        -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                    $2,031,022         $1,671,915           $1,006,066
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
      Depreciation and amortization                                743,603            758,591              704,497
      Provision for doubtful accounts                               26,821             98,338               93,531
      Gain on sale of property,
        plant and equipment                                           -                (5,950)              (6,500)
      Benefit for deferred income taxes                            (86,000)          (106,000)             (64,000)
      Change in operating assets and
        Liabilities:
          Decrease (increase) in:
            Accounts receivable                                   (249,477)          (647,283)            (287,260)
            Inventories                                             79,051           (508,673)            (785,506)
            Prepaid expenses                                       149,121             58,388             (164,599)
            Deposits and other assets                                 (577)            29,960              (26,429)
          Increase (decrease) in:
            Accounts payable                                      (801,235)           414,131              839,630
            Accrued liabilities and
              compensation and benefits                            274,946             22,407              (84,661)
            Income taxes payable                                  (143,998)           327,828             (137,773)
                                                                ----------         ----------          -----------
          Net cash provided by
            operating activities                                 2,023,277          2,113,652            1,086,996
                                                                ----------         ----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of property,
    plant and equipment                                               -                14,600                6,500
  Purchases of property, plant and
    equipment                                                     (670,929)          (995,026)            (512,153)
                                                                ----------         ----------          -----------
          Net cash used in investing
            activities                                            (670,929)          (980,426)            (505,653)
                                                                ----------         ----------          -----------

                                                              Preliminary Copies

                                                                  1997               1996                   1995
                                                               -----------         ---------            -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt                                 $(1,091,464)        $ (901,277)          $ (883,658)
  Net proceeds from issuance of
    common stock, including related
    income tax benefit                                             283,602             64,710               30,198
                                                               -----------         ----------           ----------
           Net cash used in financing
              activities                                          (807,862)          (836,567)            (853,460)
                                                               -----------         ----------           ----------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                             544,486            296,659             (272,117)

CASH AND CASH EQUIVALENTS,
  beginning of year                                              1,877,633          1,580,974            1,853,091
                                                               -----------         ----------           ----------
CASH AND CASH EQUIVALENTS,
  end of year                                                  $ 2,422,119         $1,877,633           $1,580,974
                                                               ===========         ==========           ==========






  The accompanying notes are an integral part of these consolidated statements.

                                                              Preliminary Copies

                              CALNETICS CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1997


1.       Basis of Presentation

Calnetics Corporation (the Company) is engaged in manufacturing operations through three wholly owned subsidiaries:

Manchester Plastics, Co., Inc. (Manchester), located in Chatsworth, California, primarily manufactures proprietary products consisting of acrylic, polycarbonate and polystyrene plastic sheets for the building material and industrial plastics industries.

Ny-Glass Plastics, Inc. (Ny-Glass), located in Corona, California, manufactures custom plastic injection molding components for original equipment manufacturers and high-quality, close-tolerance molded plastic components for a wide variety of industries. Approximately one-fifth of its production is proprietary, consisting of products for the electronic, computer, automotive and other high-tech industries.

Agricultural Products, Inc. (API), located in Ontario, California and Winter Haven, Florida, manufactures and distributes various irrigation hoses, fittings and other products primarily for the agriculture industry.

2.       Summary of Significant Accounting Policies

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its three wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

         Credit Risk

         The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. Customers are located primarily throughout the United States.

         Revenue Recognition

         Revenue on product sales is recognized at the time of shipment.

                                                              Preliminary Copies

         Inventories

         Inventories include costs of materials, labor and manufacturing overhead, and are stated at the lower of cost or market using the first-in, first-out (FIFO) and the last-in, first-out (LIFO) methods. The LIFO method is used for the finished goods inventory at Manchester and totals approximately $1,165,000.
         Inventories consist of the following:

                                                                      1997                1996
                                                                   ----------          ----------
                  Raw materials                                    $2,688,014          $2,661,261
                  Finished goods                                    2,703,645           2,809,449
                                                                   ----------          ----------
                                                                   $5,391,659          $5,470,710
                                                                   ==========          ==========

         At June 30, 1997 and 1996, if the FIFO method had been used to value Manchester finished goods inventories, the stated value of inventories would have been higher by approximately $129,000 and $421,000, respectively. Income before provision for income taxes would have decreased by $292,000, increased by $13,000 and increased by $408,000 for 1997, 1996 and 1995, respectively. Net income would have decreased by $175,000, increased by $7,000 and increased by $230,000 for 1997, 1996 and 1995, respectively.

         Property, Plant and Equipment

         Property, plant and equipment are stated at cost. The Company follows the policy of capitalizing expenditures that materially increase asset lives and charging ordinary maintenance and repairs to operations as incurred. Amounts expensed as maintenance and repairs were approximately $423,000, $336,000 and $370,000 in 1997, 1996 and 1995,
         respectively.

         When assets are sold or disposed of, the cost and related depreciation are removed from the accounts and any resulting gain or loss is included in income.

         Property, plant and equipment are depreciated and amortized using the straight-line and accelerated methods over the following useful lives:

                  Buildings and improvements                   7 - 31.5 years
                  Leasehold improvements                       term of lease
                  Machinery and equipment                      3 - 7 years
                  Furniture and fixtures                       5 - 7 years

         Goodwill

         Goodwill resulted from the purchase of Manchester during 1989 and the purchase of API in 1994. It is being amortized on a straight-line basis over 30 years and 20 years, respectively.

                                                              Preliminary Copies

         Statements of Cash Flows

         For the purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity date of 90 days or less to be cash and cash equivalents.

         Cash paid for income taxes was approximately $1,378,000, $1,041,000 and $932,000 in 1997, 1996 and 1995, respectively. Cash paid for interest was approximately $340,000, $445,000 and $511,000 in 1997, 1996 and
         1995, respectively.

         Earnings Per Common Share

         Earnings per common share and common share equivalent are based on the weighted average number of shares of common stock and common stock equivalents (dilutive stock options) outstanding during the related periods. The weighted average number of common stock equivalent shares includes shares issuable upon the assumed exercise of stock options, less the number of shares assumed purchased with the proceeds available from such exercise. Fully diluted net income per share does not differ materially from net income per common share and common share equivalent.

         Fair Value of Financial Instruments

         The carrying amounts of cash, accounts receivable, and accounts payable approximate fair value because of the short maturity of these financial instruments. The carrying amounts of long-term debt approximate fair value because either interest rates fluctuate based on market rates or interest rates appear to approximate market rates for similar instruments.

         New Authoritative Pronouncements

         In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which establishes new standards for computing and presenting earnings per share. This statement will be adopted by the Company for the 1998 fiscal year.

         In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," which establishes standards for disclosing information about an entity's capital structure. This statement will be adopted by the Company for the 1998 fiscal year.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components. This statement will be adopted by the Company for the 1999 fiscal year.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting and disclosure of financial information by segment. This statement will be adopted by the Company for the 1999 fiscal year.

3.       Line of Credit

The Company has a $2,500,000 unsecured line of credit with a bank. At June 30, 1997, the entire amount was available under this credit arrangement, which expires on June 20, 1999. Borrowings under this facility bear interest at the bank's reference rate (8.5 percent at June 30, 1997). The line of credit agreement includes certain restrictive covenants which are discussed in Note 4 below.

                                                              Preliminary Copies

4.       Long-Term Debt

At June 30, 1997 and 1996, long-term debt consists of the following:

                                                                                        1997                1996
                                                                                     ----------          ----------
         Term loans payable to banks, unsecured, interest at the banks'
          reference rate (8.5 percent at June 30, 1997) plus .25 or .75 percent, due in various monthly installments of principal and interest through
          July 1, 1999, with balloon payments totaling
          $1,458,462 due on August 1, 1999                                           $2,008,329         $2,949,948

         Industrial revenue bond payable, principal due in annual sinking fund installments ranging from $15,000 to $130,000 through December 2021, plus interest due monthly based on the Issuer's Weekly Adjustable
          Interest Rates for Revenue Bonds (4.15 percent at June 30, 1997), secured by a standby letter of credit issued by a bank with an
          annual fee of 1.25 percent                                                  1,420,000          1,440,000

         Loans payable to former API shareholders, unsecured, interest payable semi-annually at 7.50 percent, principal payable in four equal
          annual installments of $100,510 through June 1999                             201,022            301,532

         Mortgage payable to bank, secured by the related building and land, principal payable in monthly installments of $1,665 plus interest at the bank's prime rate (8.5 percent at June 30, 1997) plus .75
          percent, with a balloon payment of $201,415 due on March 5, 2000              254,712            274,687

         Other                                                                           12,480             21,840
                                                                                     ----------          ----------
                                                                                      3,896,543          4,988,007

         Less--Current portion of long-term debt                                        150,846            247,187
                                                                                     ----------         ----------
                                                                                     $3,745,697         $4,740,820
                                                                                     ==========         ==========

                                                              Preliminary Copies

The following is a schedule of future principal payments of long-term debt as of June 30, 1997:

                           1998                      $  150,846
                           1999                         614,700
                           2000                       1,770,997
                           2001                          25,000
                           2002                       1,335,000
                                                     ----------
                                                     $3,896,543
                                                     ==========

The line of credit agreement (see Note 3), term loans and notes payable include certain restrictive financial and non-financial covenants, including certain cash restrictions and limitations on payment of cash dividends and redemption of stock. At June 30, 1997, the Company was in compliance with all bank covenants.

5.       Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109.

Under SFAS No. 109, deferred income tax assets or liabilities are computed based on the temporary difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

The exercise of stock options which have been granted under the Company's various stock option plans give rise to compensation which is includable in the taxable income of the applicable employees and deductible by the Company for federal and state tax purposes. Such compensation results from increases in the fair market value of the Company's common stock subsequent to the date of grant of the applicable exercised stock options. Accordingly, in accordance with Accounting Principles Board Opinion No. 25 (APB 25), such compensation is not recognized as an expense for financial accounting purposes and the related tax benefits are taken directly to shareholders' equity. The tax benefits arising from the exercise of stock options were approximately $170,000 in 1997 and not material in 1996 and 1995.

The components of the deferred income tax asset at June 30, 1997 and 1996 are as follows:

                                                 1997             1996
                                               --------        --------
         Allowance for bad debts               $127,000        $127,000
         Vacation accrual                        60,000          56,000
         State taxes                             95,000         103,000
         Inventory reserve                       30,000          30,000
         Warranty reserve                        24,000          26,000
         Legal reserve                           80,000            -
         Other                                   35,000            -
                                               --------        --------
                                               $451,000        $342,000
                                               ========        ========

The primary component of the deferred income tax liability at June 30, 1997 and 1996 is accelerated tax depreciation.

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                                                              Preliminary Copies

The components of the provision (benefit) for income taxes for the years ended June 30, 1997, 1996 and 1995 are as follows:

                                                                   1997              1996           1995
                                                                ----------        ----------     -------
                  Current
                   - Federal                                    $  973,000        $1,048,000      $621,833
                   - State                                         261,000           320,000       181,167
                                                                ----------        ----------      --------
                                                                 1,234,000         1,368,000       803,000
                                                                ----------        ----------      --------
                  Benefit of stock options
                   exercised
                   - Federal                                       143,000              -             -
                   - State                                          27,000              -             -
                                                                ----------        ----------      --------
                                                                   170,000              -             -
                                                                ----------        ----------      --------
                  Deferred
                   - Federal                                       (71,000)          (90,000)      (49,000)
                   - State                                         (15,000)          (16,000)      (15,000)
                                                                ----------        ----------      --------
                                                                   (86,000)         (106,000)      (64,000)
                                                                ----------        ----------      --------
                  Provision for income taxes                    $1,318,000        $1,262,000      $739,000
                                                                ==========        ==========      ========

The components of the provision (benefit) for deferred income taxes for the years ended June 30, 1997, 1996 and 1995 are as follows:

                                                                  1997             1996             1995
                                                                --------         --------        -------
         Allowance for doubtful accounts                        $   -           $ (21,000)        $(23,000)
         Depreciation                                             23,000          (40,000)          (4,000)
         Accrued expenses and reserves                           (37,000)            -             (27,000)
         Legal reserve                                           (80,000)            -                -
         State taxes                                               8,000          (52,000)         (12,000)
         Other                                                      -               7,000            2,000
                                                                --------        ---------         --------
                                                                $(86,000)       $(106,000)        $(64,000)
                                                                ========        =========         ========

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                                                              Preliminary Copies

A reconciliation of income taxes at the statutory federal income tax rate and the provisions for income taxes for the years ended June 30, 1997, 1996 and 1995 is as follows:

                                                    1997                      1996                   1995
                                            -----------------           --------------          --------------
                                              Amount        %             Amount      %          Amount      %
                                            ----------    ---           --------   ---          --------  ----
Income tax at statutory
  federal rate                              $1,138,667   34.0%          $ 997,531  34.0%        $593,322  34.0%
State and local income
  taxes, net of federal
  income tax effect                            204,290    6.1             180,084   6.1          106,449   6.1
State manufacturing
  credits                                     (105,000)  (3.0)               -       -              -       -
Amortization of goodwill                        35,033    1.0              35,033   1.2           35,033   2.0
Other items, net                                45,010    1.3              49,352   1.7            4,196   0.2
                                            ----------    -----        ----------   -----       --------   -----
                                            $1,318,000    39.4%        $1,262,000  43.0%        $739,000  42.3%
                                            ==========    =====        ==========  =====        ========  =====

6.       Commitments

         Purchase Agreement

         API has a purchase agreement with one of its vendors through June 1998. The minimum purchase quantities are based on historical purchase trends as defined in the agreement and the purchase price of the parts is the list price as set forth in the agreement and as adjusted in the future based on the mutual agreement of the parties.

         Lease Commitments

         The Company leases certain office and manufacturing facilities and equipment under noncancellable operating leases which expire at various dates through May 2002. The aggregate minimum future lease payments under these leases at June 30, 1997 are approximately as follows:

                           1998                     $  756,000
                           1999                        740,000
                           2000                        394,000
                           2001                        158,000
                           2002                        152,000
                                                    ----------
                                                    $2,200,000
                                                    ==========

         Rental expense charged to operations was approximately $717,000, $700,000 and $641,000 for the years ended June 30, 1997, 1996 and 1995, respectively.

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                                                              Preliminary Copies

7.       Employee Stock Options

In 1988, the Company established an Employee Stock Option Plan under which options to purchase a total of 275,000 shares of common stock may be granted to certain employees as determined by the Company's Board of Directors. Options granted under this plan vest in equal amounts on the first and second anniversary dates of the granting of the options. At June 30, 1997, there were no options outstanding under this plan.

In 1993, the Company established the 1993 Stock Option Plan, which provides for granting options to purchase up to 250,000 shares of the Company's common stock to employees, officers, directors and consultants of the Company. Options to purchase 160,000 shares have been granted and are outstanding under this plan at June 30, 1997, of which 133,334 are exercisable, expiring at various dates through November 11, 2006. These options generally vest over a three-year period from the date of the grant.

In 1995, the Company established the 1995 Stock Option Plan, which provides for granting options to purchase up to 250,000 shares of the Company's common stock. Options to purchase 65,000 shares have been granted and are outstanding under this plan at June 30, 1997, of which none are exercisable, expiring at various dates through January 28, 2007. These options generally vest over a three-year period from the date of the grant.

All options have been granted at prices equal to the fair market value of the common stock at the grant date. A summary of option activities for all plans is as follows:

                                                                                        Weighted Average
                                                                         Number           Option Exercise
                                                                        of Shares             Prices
                                                                        --------        -----------------
         Balance, June 30, 1994                                          245,000              $1.67

           Granted                                                        50,000               3.00
           Exercised                                                     (21,000)              1.44
                                                                         -------              -----
         Balance, June 30, 1995                                          274,000              $1.93

           Exercised                                                     (45,000)              1.44
                                                                         -------              -----
         Balance, June 30, 1996                                          229,000               2.02

           Granted                                                        75,000               6.05
           Exercised                                                     (79,000)              1.44
                                                                         -------              -----
         Balance, June 30, 1997                                          225,000              $3.57
                                                                         =======              =====

         Exercisable, June 30, 1997                                      133,334              $2.25
                                                                         =======              =====

                                                              Preliminary Copies

Information about stock options outstanding at June 30, 1997 is summarized as follows:

                                   Options Outstanding                             Exercisable
                                  ------------------------          ---------------------------------------------
                                                 Weighted            Weighted                         Weighted
                                                 Average             Average                          Average
                                                Remaining           Exercise                          Exercise
Exercise Price                    Number      Contract Life           Price             Number          Price
--------------                   -------      -------------         --------            -------       ----------
$2.00 - $3.00                    150,000         6.8 years             $2.33            133,334         $2.25
 5.88 -  6.13                     75,000         9.6 years             $6.05                -              -

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which applies the fair value-based method of accounting for options granted under stock-based compensation plans beginning fiscal 1997. In accordance with the issued standard, the Company has elected to continue to account for stock-based compensation in accordance with APB 25.

The weighted average fair value of options granted during 1997 was $2.76. The fair value of each option granted is estimated by using the Black-Scholes pricing model on the date of grant. The following assumptions were used in the calculation of present value: risk-free interest rate of 5.4 to 5.8 percent, expected lives of five to six years, expected volatility of 37 percent and no expected dividends.

Had compensation cost for the Company's stock option plans been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                                                                      1997                    1996
                                                                   ----------              -------
     Net income                       As reported                  $2,031,022              $1,671,915
                                      Pro forma                    $1,980,022              $1,671,915

     Earnings per share               As reported                  $      .66              $      .55
                                      Pro forma                    $      .65              $      .55

8.       Employee Benefit Plans

API provides a profit-sharing plan and 401(k) plan for its employees. The Board of Directors can authorize discretionary contributions with no required minimum contribution. API's contribution to the profit-sharing plan for the periods ended June 30, 1997, 1996 and 1995 was $120,000 for each period. There were no API contributions to the 401(k) plan for the periods ended June 30, 1997, 1996 and 1995.

9.       Contingencies

       Environmental Matters

       The Company formerly operated a facility on property within the boundaries of a federal Superfund site located in Southern California. The Company operated at this site prior to October 1986. The Company has learned that hazardous substances have been identified in the subsurface of the property and that the current owner has been requested by a state agency to undertake additional investigation at the property. The Company is also aware that the property has been subject to a general notice letter issued by the United States Environmental Protection Agency under the federal Superfund law. The Company may be held responsible for the contamination at the site to the extent the Company caused the contamination. The Company does not believe that it is responsible for any material contamination and has not been notified or

                                                              Preliminary Copies

       contacted by the government or named in any proceeding relating to the property. The potential liability associated with this property cannot be reasonably determined at this time.

       Tax Examination

       API is in the process of an Internal Revenue Service (IRS) examination regarding the tax-exempt status of its industrial revenue bond. The IRS has informed the Company that preliminary findings indicate that the bond may not be tax exempt and thus API may be required to pay additional interest. The Company believes it has recorded adequate reserves to cover any potential liability that may result from the final resolution of this matter.

10.  Subsequent Event

On July 2, 1997, Summa Industries (Summa) signed a definitive agreement to purchase all outstanding stock of the Company for $7.35 per share in cash. This agreement is subject to shareholder approval and Summa's ability to obtain financing for the transaction.

11.      Unaudited Quarterly Results

Unaudited quarterly results of operations for each of the quarters in the three years ended June 30, 1997 are presented below:

                                               First            Second            Third            Fourth
                                              Quarter           Quarter          Quarter           Quarter
                                              -------           ------           ------            -------
      Year ended June 30,
          1997
            Net sales                        $8,446,000        $8,586,000       $9,261,000       $10,323,000
            Gross profit                      2,118,000         2,125,000        2,679,000         3,101,000
            Net income                          404,000           359,000          542,000           727,000
            Earnings per share                     .13               .11              .17               .23

          1996
            Net sales                        $8,772,000        $7,627,000       $9,090,000        $9,705,000
            Gross profit                      1,965,000         1,797,000        2,345,000         2,835,000
            Net income                          296,000           271,000          444,000           661,000
            Earnings per share                     .10               .09              .14               .22

          1995
            Net sales                        $6,647,000        $6,275,000       $7,705,000        $8,545,000
            Gross profit                      1,590,000         1,579,000        1,992,000         2,272,000
            Net income                          170,000           179,000          280,000           377,000
            Earnings per share                     .06               .06              .09               .12


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                                                                     SCHEDULE II



                              CALNETICS CORPORATION

                                AND SUBSIDIARIES


                        VALUATION AND QUALIFYING ACCOUNTS

          FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1997

                                   Balance         Additions
                                     at            Charged         Deductions                            Balance
                                  Beginning          to               from                              at End of
                                  of Period        Expense          Allowance          Other              Period
                                  ---------        --------        ----------          -----             --------
Allowance for
  doubtful accounts:

    Year ended
      June 30, 1997                $316,000          $26,821          $26,821          $   -              $316,000
                                   ========          =======          =======          =======            ========
    Year ended
      June 30, 1996                $263,015          $98,338          $45,353          $   -              $316,000
                                   ========          =======          =======          =======            ========
    Year ended
      June 30, 1995                $197,525          $93,531          $28,041          $   -              $263,015
                                   ========          =======          =======          =======            ========


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                                                                      Appendix I

                        AGREEMENT AND PLAN OF ACQUISITION

     THIS AGREEMENT AND PLAN OF ACQUISITION (this "Agreement") is made and entered into effective as of July 2, 1997, by and between CALNETICS CORPORATION, a California corporation (together with any and all subsidiaries, "Calnetics"), and SUMMA INDUSTRIES, a California corporation (together with any and all subsidiaries, "Summa").

                                 R E C I T A L S

         A. The authorized capital of Calnetics consists of 20,000,000 shares of Common Stock, without par value, of which 3,038,799 shares are issued and outstanding and held of record by a total of approximately 300 shareholders as of the date hereof, and 2,000,000 shares of Preferred Stock, without par value, of which no shares have been issued or are outstanding. The Common Stock of Calnetics is registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and traded in The Nasdaq National Market under the symbol "CALN."

         B. The authorized capital of Summa consists of 10,000,000 shares of Common Stock, $.001 par value, of which 4,070,250 shares are issued and outstanding as of the date hereof and held of record by a total of approximately 600 shareholders as of the date hereof, and 5,000,000 shares of Preferred Stock, $.001 par value, of which no shares have been issued or are outstanding. The Common Stock of Summa is registered under Section 12(g) of the Exchange Act and traded in The Nasdaq National Market under the symbol "SUMX."

         C. The respective Boards of Directors of Calnetics and Summa deem it advisable and generally to the advantage of each corporation, and in the best interests of their respective shareholders, to cause Calnetics to be merged with and into a newly-to-be-formed California corporation which will be a wholly-owned subsidiary ("Subsidiary") of Summa, under and pursuant to the provisions of the California Corporations Code (the "Merger"). Accordingly, the respective Boards of Directors of Calnetics and Summa have approved, and the Board of Directors of Calnetics will recommend for approval of the shareholders of Calnetics, this Agreement and the Merger contemplated hereby, and have directed their respective proper officers to execute and deliver this Agreement and to cause the respective corporations to perform each of their respective obligations hereunder.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements, representations, warranties and covenants herein contained, and subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree in accordance with the California Corporations Code, the provisions of the Agreement of Merger (as defined below), and the provisions of this Agreement, that, at the Effective Time of the Agreement of Merger, Calnetics shall be merged with and into Subsidiary, such that Subsidiary, as the "Surviving Corporation" in the Merger, shall continue as a single corporation existing under the laws of the State of California and as a wholly-owned subsidiary of Summa, and the parties hereto hereby adopt and agree to the following agreements, terms, and conditions relating to the Merger and the manner of carrying the same into effect.

         1.   DEFINITIONS.

              1.1 "Agreement" means, and the words "herein", "hereof", "hereunder" and words of similar import refer to this instrument and any and all exhibits, schedules and other attachments hereto, and any amendment hereto.

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                                                              Preliminary Copies

              1.2 "Agreement of Merger" refers to that certain document of even date herewith, a copy of which is attached hereto as Exhibit A, the terms of which are fully incorporated into, and the satisfaction of which is an express condition of, this Agreement.

              1.3 "Calnetics Balance Sheet" means the unaudited consolidated balance sheet of Calnetics as of March 31, 1997 referred to in Section 6.6 hereof.

              1.4 "Calnetics Common Stock" refers to any and all common stock, without par value, of Calnetics.

              1.5 "Calnetics Financial Statements" means the audited and unaudited consolidated financial statements of Calnetics referred to in Section
6.6 hereof.

              1.6 "Calnetics' Property" means any real property and improvements owned, leased, used, operated or occupied by Calnetics.

              1.7 "Calnetics Shareholders" refers collectively to any and all holders of Calnetics Common Stock of record immediately prior to the Effective Time.

              1.8 "Commission" refers to the Securities and Exchange Commission.

              1.9 "Effective Date" means the date specified in Section 4.3 hereof.

              1.10 "Effective Time" means that time specified in Section 4.3 hereof.

              1.11 "Environmental Law" means any federal, state, local or foreign law, statute ordinance, rule, regulation, or treaty; all judicial administrative, and regulatory orders, judgments, decrees, permits, and authorizations; and common law relating to: (1) the protection, investigation, remediation or restoration of the environment or natural resources, (2) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance; or (3) noise, odor, pollution, contamination, land use, or any injury or threat of injury to persons or property.

              1.12 "Exchange Act" has the meaning set forth in Recital A hereto.

              1.13 "Exchange Agent" means Chase Melon Shareholder Services.

              1.14 "Hazardous Substance" means any substance, material, or waste that is: (1) listed, classified or regulated in any concentration pursuant to any Environmental Law; (2) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (3) any other substance, material, or waste which may be the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

              1.15 "Proxy Statement" means the proxy statement of Calnetics and all supplements and amendments thereto, mailed to shareholders of Calnetics in connection with the Merger.

              1.16 "Knowledge" means, with respect to an entity, actual knowledge of the Chief Executive Officer, the President, the Chief Financial Officer and/or the Chief Administrative Officer of that entity and, with respect to an individual, actual knowledge of that individual.

              1.17 "Merger" has the meaning set forth in Recital C hereto.

                                                              Preliminary Copies

               1.18 "Options" means the outstanding options to purchase shares of Calnetics Common Stock referred to in Section 6.2(a) hereof.

              1.19 "Person" refers to any corporation, trust, partnership, individual, association or other entity.

              1.20 "Subsidiary" has the meaning set forth in Recital C hereto.

              1.21 "Summa Common Stock" refers to any and all common stock, $.001 par value, of Summa.

              1.22 "Surviving Corporation" refers to Subsidiary as the survivor of the Merger.

         2.   THE SURVIVING CORPORATION.

              2.1 Surviving Corporation. The corporation which shall survive the Merger is Subsidiary (sometimes hereinafter referred to as the "Surviving Corporation").

              2.2 Articles of Incorporation. The Articles of Incorporation of Subsidiary, as in effect immediately before the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until changed or amended as provided by law or such Articles of Incorporation.

              2.3 Authorized Capitalization of Surviving Corporation. The total number of shares of all classes of capital stock which the Surviving Corporation shall have authority to issue shall be 1,000 shares of Common Stock, $.001 par value per share.

              2.4 Bylaws. The Bylaws of Subsidiary, as in effect immediately before the Effective Time, shall be the Bylaws of the Surviving Corporation until changed or amended as provided in accordance with law, the Articles of Incorporation of the Surviving Corporation, or such Bylaws.

              2.5 Directors. There shall be (3) directors of the Surviving Corporation from and after the Effective Time (until changed in accordance with applicable law and the Articles of Incorporation and Bylaws of the Surviving Corporation), who shall be the three directors of Subsidiary in office immediately before the Effective Time.

         3.   CONVERSION OF SHARES, OPTIONS AND OTHER SECURITIES.

              3.1 Manner of Converting Shares. The manner and basis of converting securities of Calnetics shall be as follows:

                  3.1.1 Calnetics Common Stock. Each share of Calnetics Common Stock outstanding on the Effective Date shall, as a consequence of the Merger, be converted automatically into the right to receive $7.35 in cash.

                  3.1.2 Options to Purchase Calnetics Common Stock. Each Option (as defined in Section 6.2(a) below) outstanding at the Effective Time, if any, shall be canceled as of the Effective Time by agreements with the holder thereof to accept, in the place thereof, an option to purchase shares of Summa Common Stock on the terms and at the price determined as provided in Section 10.6 below.

                  3.1.3 Calnetics Common Stock Owned by Calnetics. All shares of Calnetics Common Stock owned by Calnetics immediately prior to the Effective Time, if any, shall be canceled and retired as of the Effective Time, and all rights in respect thereof shall cease to exist.

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                                                              Preliminary Copies

              3.2     Surrender and Exchange of Calnetics Common Stock.

                  (a) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Calnetics Common Stock immediately prior to the Effective Time (excluding any shares of Calnetics Common Stock which will be canceled pursuant to Section 3.1.3 and any shares which constitute Perfected Dissenting Shares pursuant to Section 3.3) a letter of transmittal (the "Letter of Transmittal") stating that the Merger has been consummated and setting forth instructions for use in effecting the surrender of the shares of Calnetics Common Stock in exchange for the cash which all holders of shares of Calnetics Common Stock are entitled to receive as a consequence of the Merger.

                  (b) Upon surrender of a certificate formerly representing shares of Calnetics Common Stock for cancellation to the Exchange Agent, together with a Letter of Transmittal, duly executed, and such other documents as the Exchange Agent shall reasonably request, the holder of such certificate shall be entitled to receive in exchange therefor a check issued by the Exchange Agent in the amount equal to the cash which such holder has the right to receive pursuant to the provisions of Sections 3.1.1, less the amount of any required withholding taxes, and the certificate formerly representing shares of Calnetics Common Stock so surrendered shall forthwith be canceled. Notwithstanding the immediately preceding sentence, any Calnetics Shareholder owing 5% or more of Calnetics Common Stock shall be entitled to receive payment in immediately available funds against delivery of his or her shares of Calnetics Common Stock on or after the Effective Time. Until surrendered as contemplated by this
Section 3.2, each certificate formerly representing shares of Calnetics Common Stock shall be deemed for all purposes at any time after the Effective Time to evidence solely the right to receive the cash into which such shares of Calnetics Common Stock have been converted under Section 3.1 hereof.

                  (c) From and after the Effective Time, there shall be no transfers on the stock transfer books of Calnetics of the shares of Calnetics Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration, if any, deliverable in respect thereof pursuant to this Agreement and the Agreement of Merger. In the event that any certificate which formerly represented shares of Calnetics Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Summa, the posting by such person of a bond in such reasonable amount as Summa may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the applicable Merger consideration.

              3.3 Dissenting Shares. Each Calnetics Shareholder, if any, who becomes entitled, pursuant to the provisions of the California Corporations Code, to the payment in cash of the "fair market value" of such Shareholder's shares of Calnetics Common Stock ("Perfected Dissenting Shares"), shall receive payment therefor from Summa, but only after the value thereof shall have been agreed upon or finally determined pursuant to such provisions. Perfected Dissenting Shares acquired by Summa, if any, shall be canceled.

         4.   SHAREHOLDER APPROVAL AND EFFECTIVE DATE.

              4.1 Approval by Calnetics Shareholders. As provided in Section 8.6 below, a special meeting of the Calnetics Shareholders shall be called to be held in accordance with the California Corporations Code on or before September 30, 1997, subject to adjournment or postponement by Calnetics in its sole discretion in the event that the Financing (as defined in Section 8.12 below) has not been delivered by such date to the Exchange Agent as provided in Section
11.8 below, at a time, place and date to be set by the Calnetics Board of Directors, for the purposes of considering and voting upon a proposal to approve this Agreement and the Merger contemplated hereby. The Board of Directors of Calnetics has recommended that the Calnetics Shareholders approve this Agreement and the Merger.

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                                                              Preliminary Copies

               By signing this Agreement where indicated on the signature page hereof, each shareholder of Calnetics who owns or has voting control over 10% or more of the Common Stock of Calnetics issued and outstanding as of the date hereof has agreed, subject to the terms and conditions of this Agreement, to vote all such shares in favor of this Agreement and the Merger at the special meeting of Calnetics Shareholders .

              4.2 Approval by Summa. The Summa Board of Directors has approved this Agreement, the Merger and the other transactions contemplated thereby, and Summa, as the sole shareholder of Subsidiary, shall approve, and shall cause the Board of Directors of Subsidiary to approve, the Agreement of Merger, the Merger and the other transactions contemplated thereby.

              4.3 Effective Date and Time. Upon approval of this Agreement and the Merger contemplated hereby by the Calnetics Shareholders and Summa as the sole shareholder of Subsidiary, and provided that the Merger is not thereafter terminated as provided in Section 12 hereof, the Agreement of Merger, along with any and all other necessary documents, shall be executed and delivered by each of Calnetics, Summa and Subsidiary and filed with the California Secretary of State, in accordance with applicable provisions of the California Corporations Code. The Merger shall become effective on the date when the Agreement of Merger, along with any and all other necessary documents, has been duly filed with the California Secretary of State. The date of such effectiveness is referred to herein as the "Effective Date," and the time of such effectiveness is referred to herein as the "Effective Time." Calnetics and Summa shall agree upon the date on which the Agreement of Merger shall be submitted for filing in the State of California.

         5.   EFFECT OF MERGER.

              5.1 Cessation of Calnetics' Existence. When the Merger becomes effective, Calnetics shall be merged with and into Subsidiary, the separate existence of Calnetics shall cease, and Subsidiary, as the Surviving Corporation in the Merger, without further action, shall succeed to and shall possess and enjoy all the rights, privileges, immunities, powers, purposes, and franchises, both of a public and private nature, and be subject to all restrictions, disabilities, and duties of Calnetics, and the Merger shall have the effects on Calnetics and Subsidiary as provided under the California Corporations Code.

              5.2 Property. All rights, franchises and interest of Calnetics in and to every type of property, whether real, personal or mixed, and all debts due to Calnetics on whatever account, including stock subscriptions and causes of action, and every other asset of Calnetics, shall be vested in the Surviving Corporation. All such property, rights, privileges, powers and franchises shall be thereafter the property of the Surviving Corporation. Title to any real estate and to any other property, whether by deed or otherwise, under the laws of the State of California or of any other jurisdiction, that is vested in Calnetics shall not revert or be in any way impaired by reason of the Merger or the statutes providing therefor.

              5.3 Creditor Rights. All rights of creditors and all liens upon the property of Calnetics existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities, obligations, penalties and duties of Calnetics shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if they had been incurred or contracted by it. No liability or obligation due or to become due, nor any claim or demand existing against either corporation or any shareholder, officer or director thereof, shall be impaired by the Merger.

              5.4 Legal Actions. No action or proceeding, whether civil or criminal, pending on the Effective Date by or against either corporation, or any shareholder, officer, or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled, or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or proceeding in place of Calnetics.


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              5.5 Delivery of Documents. At any time, or from time to time, after the Effective Date, the last acting officers of Calnetics, or the corresponding officers of the Surviving Corporation, may, in the name of the Surviving Corporation, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all of Calnetics' property, rights, privileges, immunities, powers, purposes and franchises, and otherwise to carry out the purposes of this Agreement.

         6.   REPRESENTATIONS AND WARRANTIES OF CALNETICS.

              Calnetics hereby represents and warrants to Summa and Subsidiary as follows (it being acknowledged that Summa is entering into this Agreement in material reliance upon each of the following representations and warranties):

              6.1 Organization and Corporate Power. Calnetics is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon Calnetics. Calnetics has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation, as amended to date, certified by the California Secretary of State, the Bylaws of Calnetics, as amended to date, and the resolutions of Calnetics' Board of Directors authorizing the execution, delivery and performance of this Agreement, all certified by the Secretary of Calnetics, which have previously been provided to Summa by Calnetics, are true and complete copies thereof as currently in effect.

              6.2     Capitalization.

                  (a) The authorized capital stock of Calnetics consists of 20,000,000 shares of Calnetics Common Stock and 2,000,000 shares of preferred stock, without par value. As of the date hereof, there are 3,038,799 shares of Calnetics Common Stock issued and outstanding. All of the issued and outstanding shares of Calnetics Common Stock were validly issued and are fully paid, nonassessable and free of preemptive rights. In addition, there are currently outstanding options to purchase from Calnetics an aggregate of 225,000 additional shares of Calnetics Common Stock (the "Options"). Set forth on Exhibit B attached hereto is a full and complete listing setting forth the name and address of each holder of all Options that are outstanding as of the date hereof, the number of shares subject to each such Option, and the exercise price relating thereto.

                  (b) Except expressly set forth in Section 6.2(a) above and on Exhibit B attached hereto, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from Calnetics any capital stock of Calnetics or any securities convertible into or exchangeable for any shares of capital stock of Calnetics, or any other securities or agreements pursuant to which Calnetics is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of Calnetics to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock.

              6.3 Authorization; Government Approvals. Calnetics has full corporate power and authority to enter into, execute and deliver this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and to perform its obligations hereunder, subject to receipt of the requisite approval of the Calnetics Shareholders. This Agreement (and each and every other agreement, document and instrument to be executed by Calnetics hereunder) has been effectively authorized by all necessary action on the part of the Board of Directors of Calnetics, which authorizations remain in full force and effect, has been duly executed and delivered by Calnetics, and no other authorizations or proceedings on the part of Calnetics are required to authorize this Agreement and/or the transactions contemplated hereby, except for receipt of the requisite approval of the Calnetics Shareholders. This Agreement constitutes the legal, valid and binding obligation of Calnetics, subject to receipt of the


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requisite approval of the Calnetics Shareholders, enforceable with respect to
Calnetics in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. Other than in connection with the filing of the Agreement of Merger with the California Secretary of State and related assumption of tax liabilities, proceedings with the Commission, and the proceedings contemplated by Section 8.6 hereof, no authorization, consent or approval of any public body or authority is necessary for the consummation by Calnetics of the transactions contemplated by this Agreement.

              6.4 No Conflicts. Except as disclosed on the Calnetics Disclosure Schedule attached hereto as Exhibit C, neither the execution and delivery of this Agreement, nor the consummation by Calnetics of any of the transactions contemplated hereby, nor compliance by Calnetics with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under any of the terms, conditions or provisions of any note, debenture, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of Calnetics' charter documents) to which Calnetics is a party or by which any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Calnetics or any of its officers, directors, employees, assets or properties, excluding from the foregoing clauses (i) and (ii) any conflicts, breaches, violations or defaults that would not have a materially adverse affect on Calnetics or materially impair Calnetics' ability to consummate the transactions contemplated hereby, or for which Calnetics shall have received before the Effective Time appropriate consents or waivers.

              6.5 Subsidiaries. Calnetics has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the Calnetics Financial Statements (defined in Section 6.6 below) or as shown on the Calnetics Disclosure Schedule.

              6.6 Financial Statements. Attached hereto as Exhibit D are (i) the audited consolidated financial statements of Calnetics for each of its fiscal years ended June 30, 1994, 1995 and 1996, consisting of balance sheets as of such dates, the related statements of income for the periods then ended, and the notes thereto, certified by Arthur Andersen LLP, and (ii) unaudited consolidated financial statements of Calnetics for the 9 months ended March 31, 1997, consisting of the balance sheet as of such date (the "Calnetics Balance Sheet"), the related statement of income for the period then ended, and the notes thereto, certified by the chief financial officer of Calnetics. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "Calnetics Financial Statements." The Calnetics Financial Statements (i) are derived from the books and records of Calnetics, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly reflect in all material respects, the assets and liabilities of Calnetics, (ii) fairly present in all material respects the financial condition of Calnetics on the respective dates of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for footnote disclosures to the unaudited financial statements and as otherwise disclosed in the notes thereto).

              6.7 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Calnetics Balance Sheet, and as to matters arising in the ordinary course of its business since the date of the Calnetics Balance Sheet that are disclosed in the Calnetics Disclosure Schedule, Calnetics has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets or condition (financial or otherwise) of Calnetics.

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              6.8 Absence of Certain Developments. Except as set forth in the
Calnetics Disclosure Schedule, since the date of the Calnetics Balance Sheet there has been (i) no declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock of Calnetics, no redemption, purchase or other acquisition of any shares of Calnetics' capital stock, and no split-up or other recapitalization relative to any of such capital stock, nor any action authorizing or obligating Calnetics to do any of the foregoing; (ii) no loss, destruction or damage to any material property or asset of Calnetics, whether or not insured; (iii) no acquisition or disposition of material assets (or any contract or arrangement therefor) or any other material transaction by Calnetics, otherwise than for fair value and in the ordinary course of business; (iv) no discharge or satisfaction by Calnetics of any lien or encumbrance or payment of any material obligation or liability (absolute or contingent) other than current liabilities shown on the Calnetics Balance Sheet, or current liabilities incurred since the date thereof in the ordinary course of business, (v) no sale, assignment or transfer by Calnetics of any of its tangible or intangible assets including any security interest or other encumbrance, or waiver by Calnetics of any rights of value which, in any such case, is outside the ordinary course of business and material to the business of Calnetics; (vi) no payment or accrual (except consistent with past practices) of any bonus to or change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment;
(vii) no write-off or material reduction in the carrying value of any asset which is material to the business of Calnetics; (viii) no disposition or lapse of rights as to any intangible property which is material to the business of Calnetics; (ix) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of Calnetics; (x) no loss of a customer of or supplier to Calnetics the loss of which could reasonably be expected to materially adversely affect Calnetics; (xi) no agreement to do any of the things described in this Section 6.8, or (xii) no materially adverse change in the condition (financial or otherwise) of Calnetics or in its assets, liabilities, properties or business.

              6.9 Real Property. Set forth in the Calnetics Disclosure Schedule is a complete and accurate description of each parcel of real property owned by or leased to and occupied by Calnetics, and Calnetics neither owns or leases, nor occupies, any other real property. Except as would be disclosed in a reasonably diligent inspection, to Calnetics' Knowledge, the buildings and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To Calnetics Knowledge, Calnetics is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, the violation of which could reasonably be expected to have a material adverse affect upon Calnetics, its condition (financial or otherwise), assets, liabilities, properties or business, and Calnetics has not received any notice of violation with which it has not complied or is not taking steps to comply. Calnetics has good and marketable title to all such real property owned by Calnetics, free and clear of all liens, mortgages, encumbrances, easements, leases, restrictions and claims of any kind whatsoever except for (i) those matters shown on the Calnetics Disclosure Schedule, (ii) liens for taxes and tax assessments not yet due and payable; and (iii) mechanics' or similar liens for materials or services furnished or to be furnished after the date hereof. All leases of real property to which Calnetics is a party are fully effective in accordance with their respective terms and afford Calnetics peaceful and undisturbed possession of the subject matter of the lease, and there exists no material default on the part of Calnetics or termination thereof, except as may be set forth in the Calnetics Disclosure Schedule.

              6.10 Tangible Personal Property. Set forth in the Calnetics Disclosure Schedule hereto is a complete list of all items of tangible personal property (including without limitation all items of tooling) owned, leased or otherwise used by Calnetics in the current conduct of its business, wherever located, where the original cost was in excess of $50,000.00. Except as set forth in the Calnetics Disclosure Schedule, Calnetics has, and at the Effective Date will have, good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in the possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests, condition sales agreements, liens, restrictions or encumbrances whatsoever. Included in the Calnetics Disclosure
Schedule is a list of all outstanding equipment leases and maintenance agreements to which Calnetics is a party as lessee and which individually provide for future lease payments in excess of $5,000 per month, with the identities of the other parties to all such leases and


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agreements shown thereon. All leases of tangible personal property to which
Calnetics is a party and which are material to the business of Calnetics are fully effective in accordance with their respective terms, and there exists no material default on the part of Calnetics or termination thereof, except as may be set forth in the Calnetics Disclosure Schedule. Each item of capital equipment reflected in the Calnetics Balance Sheet which is used in the current conduct of Calnetics' business is in good operating and usable condition and repair, ordinary wear and tear excepted, and is suitable for use in the ordinary course of Calnetics' business and fit for its intended purposes, except as may be set forth in the Calnetics Disclosure Schedule.

              6.11 Tax Matters. Calnetics has, since its inception, duly and timely filed all federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business required such filing and where the failure to so file would be materially adverse to Calnetics. Copies of all tax returns for the past three years have been made available for inspection by Summa prior to the execution hereof. All federal, state, county and local taxes, including but not limited to those taxes due with respect to Calnetics' properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Effective Date by Calnetics have been paid or validly extended. The amount reflected in the Calnetics Balance Sheet as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove. No consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended, has been filed with respect to Calnetics.

              6.12 Accounts Receivable. The accounts receivable reflected in the Calnetics Balance Sheet constituted all accounts receivable of Calnetics as of the date thereof, other than accounts receivable fully written off as uncollectible as of such date in accordance with consistently applied prior practice. All such accounts receivable arose from valid sales made (as opposed to consignments) or services rendered in the ordinary course of business, and are not subject to any return privileges, set-off or counter-claim, except as disclosed on the Calnetics Disclosure Schedule. Except as disclosed on the Calnetics Disclosure Schedule, such accounts receivable have been collected in full since the date of the Calnetics Balance Sheet or, to Calnetics' Knowledge, are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). Based upon the prior experience of Calnetics, the "allowance for doubtful accounts" shown on the Calnetics Balance Sheet is sufficient to cover all doubtful accounts.

              6.13 Inventories. Calnetics has good and marketable title to all of its inventories of raw materials, work-in-process and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, except as set forth in the Calnetics Disclosure Schedule. All such inventories consist of items that are usable and salable in the ordinary course of business of Calnetics for an amount at least equal to the book value thereto, plus the costs of disposition thereof, and represent quantities, individually and in the aggregate, not in excess of one year's requirements for its business as currently conducted, except as may be set forth in the Calnetics Disclosure Schedule.

              6.14 Contracts and Commitments. Calnetics has no contract, agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability in excess of $100,000 or for a term of more than one year or whose terms do not permit cancellation without liability on 90 days' notice or less (other than obligations which are included in accounts payable), and no union contracts, employee or consultant contracts, loan, credit or other financing agreements, inventory flooring arrangements, debtor or creditor arrangements, security agreements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except for those described in the Calnetics Disclosure Schedule, all of which have been made available to Summa prior to the execution hereof. As of the date hereof, to Calnetics' Knowledge, there exists no circumstances which would affect the validity or enforceability of any of such contracts and other agreements in accordance with their respective terms. Except as set forth in the Calnetics Disclosure Schedule, Calnetics has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any


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required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. Except as set forth in the Calnetics Disclosure Schedule, the validity and enforceability of any contract or other agreement described herein has not been and shall not in any manner be affected by the execution and delivery of this Agreement without any further action. Except as set forth in the Calnetics Disclosure Schedule, Calnetics has no material contract, agreement, obligation or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to Calnetics' business, assets or condition (financial and otherwise).

              6.15 Patents, Trade Secrets and Customer Lists. Except as set forth in the Calnetics Disclosure Schedule, Calnetics does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, brand names, licenses or service marks relating to the business of Calnetics, nor does any present or former shareholder, officer, director or employee of Calnetics own any patent rights relating to any products manufactured, rented or sold by Calnetics. Except as set forth in the Calnetics Disclosure Schedule, to the Knowledge of Calnetics, Calnetics has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, manufacturing and secret processes, trademarks, trade names, brand names, licenses and service marks reasonably necessary to the manufacturing and marketing of all products made or proposed to be made by Calnetics, and, to the Knowledge of Calnetics, the continued use thereof by Calnetics following the Effective Date will not conflict with, infringe upon, or otherwise violate any rights of others. To Calnetics' Knowledge, Calnetics has not used and is not making use of any confidential information or trade secrets of any present or past employee of Calnetics that has not been assigned to Calnetics or that Calnetics does not have the right to use.

              6.16 No Pending Material Litigation or Proceedings. Except as set forth in the Calnetics Disclosure Schedule, there are no actions, suits or proceedings pending or, to Calnetics' Knowledge, threatened against or directly affecting Calnetics (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the shareholders, officers or directors of Calnetics in connection with the business, operations or affairs of Calnetics, which could reasonably be expected to result in any material adverse change in the business, properties, assets or condition (financial or otherwise) of Calnetics, or which question or challenge the transaction contemplated hereby. Except as set forth in the Calnetics Disclosure Schedule, to Calnetics' Knowledge, Calnetics has not, during the past three years, been threatened with any action, suit, proceedings or claim (including actions, suits, proceedings or claims where its liabilities may be adequately covered by insurance) for personal injuries allegedly attributable to products sold or services performed by Calnetics asserting a particular defect or hazardous property in any of Calnetics' products, services or business practices or methods, nor has Calnetics been a party to or threatened with proceedings brought by or before any federal or state agency; and Calnetics has no Knowledge of any defect or hazardous property, claimed or actual, in any such product, service, business practice or method. Calnetics is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

              6.17 Insurance. Calnetics maintains insurance with reputable insurance companies on such of its equipment, tools, machinery, inventory and properties as are usually insured by companies similarly situated in the same geographic location and to the extent customarily insured, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to persons and property as is customary for companies similarly situated in the same geographic location. A true and complete listing and general description of each of Calnetics' insurance policies as currently in force, including all policies of group medical and/or dental insurance, is set forth in the Calnetics Disclosure Schedule, copies of all of which have previously been made available to Summa. All such insurance policies currently are in full force and effect.

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              6.18 Arrangements with Personnel. Except as set forth in the
Calnetics Disclosure Schedule, no shareholder, director, officer or employee of Calnetics is presently a party to any transaction with Calnetics, including without limitation any contract, loan or other agreement or arrangements providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such shareholder, director, officer or employee, or to any member of the family of any of the foregoing, or to Calnetics' Knowledge, to any corporation, partnership, trust or other entity in which any shareholder, director, officer or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There is set forth in the Calnetics Disclosure Schedule a list showing (i) the name, title, date and amount of last compensation increase, and aggregate compensation, including amounts paid or accrued pursuant to any bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement, of each officer or employee of Calnetics whose salary and other compensation, in the aggregate, received from Calnetics or accrued is at an annual rate (or aggregated for the most recently completed fiscal year) in excess of $100,000, as well as any employment and/or severance agreements relating to any such persons; (ii) a description of any and all bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect for any of Calnetics' employees as of the date of this Agreement; (iii) a description of any noncompetition or similar agreements to which Calnetics or any shareholder, director, officer or employee of Calnetics is a party; (iv) all powers of attorney from Calnetics to any person or entity; and (v) the name of each person or entity authorized to borrow money or incur or guarantee indebtedness on behalf of Calnetics. Calnetics has made available to Summa copies of all written personnel policies, including without limitation vacation, severance, bonus, profit sharing and commission policies, applicable to any of Calnetics' employees. Neither the execution and delivery of this Agreement by Calnetics, nor the consummation by Calnetics of any of the transactions contemplated hereby, or compliance by Calnetics with any of the provisions hereof, shall create any obligation or liability on the part of Calnetics under any bonus, profit sharing, deferred compensation or other plan or arrangement in effect as of the date of this Agreement, other than the vesting of certain outstanding options.

              6.19 Labor Relations. Except as set forth in the Calnetics Disclosure Schedule, Calnetics has never been a party to any collective bargaining agreement or other contract with a labor union, nor, to Calnetics' Knowledge, is any union, labor organization or group of employees of Calnetics presently seeking the right to enter into collective bargaining with Calnetics on behalf of any of its employees.

              6.20 Bank Accounts. All bank and savings accounts, and other accounts at similar financial institutions, of Calnetics are listed in the Calnetics Disclosure Schedule, and copies of all signature cards or other documentation reflecting all individuals who are authorized to withdraw funds from any such accounts have been made available to Summa.

              6.21 Absence of Questionable Payments. Neither Calnetics nor, to Calnetics' Knowledge, any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (iii) established or maintained any unlawful or unrecorded accounts.

              6.22 Compliance with Laws. Calnetics holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business as presently conducted, has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, with respect to any part of the conduct of its business and corporate affairs, where the failure to so hold or comply could reasonably be expected to have a material adverse affect upon Calnetics' condition (financial or otherwise), business, assets or properties.

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              6.23 Environmental Matters.

                  (a) To the Knowledge of Calnetics, except as set forth on the Calnetics Disclosure Schedule:

                    (i) Calnetics has complied with all applicable Environmental Laws;

                    (ii) Calnetics' Property (including soils, groundwater, surface water, buildings or other structures) is not contaminated with any Hazardous Substances that may subject Summa to liability under any Environmental Law;

                    (iii) the properties formerly owned or operated by Calnetics were not contaminated with Hazardous Substances during the period of ownership or operation by Calnetics that may subject Calnetics to liability under any Environmental Law;

                    (iv) Calnetics is not subject to liability under any Environmental Law for any Hazardous Substance disposal or contamination on any third party property;

                    (v) Calnetics has not been associated with any release or threat of release of any Hazardous Substance that may subject Calnetics to liability under any Environmental Law;

                    (vi) Calnetics has not received any notice, demand, letter, claim or request for information alleging that Calnetics may be in violation of, or liable under, any Environmental Law;

                    (vii) Calnetics is not subject to any orders, decrees, injunctions or other arrangements with any governmental entity, nor is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances;

                    (viii) there are no circumstances or conditions involving Calnetics that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any of Calnetics' Property pursuant to any Environmental Law; and

                    (ix) Calnetics' Property does not contain any underground storage tanks, asbestos-containing material, lead-based products, or polychlorinated biphenyls.

              6.24 Relationships with Customers and Suppliers. Except as set forth in the Calnetics Disclosure Schedule, no present customer or substantial supplier to Calnetics has indicated an intention to terminate or materially and adversely alter its existing business relationship therewith, and Calnetics has no reason to believe that any of the present customers of or substantial suppliers to Calnetics intends to do so, other than, in each such case, any customer or substantial supplier the loss of which could not reasonably be expected to materially adversely affect Calnetics.

              6.25 Brokerage. Except as set forth in the Calnetics Disclosure Schedule, Calnetics has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement.

              6.26 Reports Under the Exchange Act. The Calnetics Common Stock is registered under Section 12(g) of the Exchange Act. Accordingly, Calnetics is subject to the information requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Since January 1, 1992, Calnetics has filed with the Commission on a timely basis all such reports which Calnetics has been required to file under the Exchange Act. Calnetics has made available to Summa accurate and complete copies of each registration statement, report, proxy statement, information statement or schedule, together with all


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amendments thereto, that were required to be filed with the SEC by Calnetics since January 1, 1992 (the "Calnetics SEC Documents"). As of their respective dates, the Calnetics SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of the Calnetics SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

              6.27 Disclosure. Neither this Agreement nor any certificate, exhibit, or other written document or statement, furnished to Summa by or on behalf of Calnetics in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading. Calnetics has no Knowledge of any fact which has not been disclosed in writing to Summa which may reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other), and/or results of operations of Calnetics or the ability of Calnetics to perform all of the obligations to be performed by Calnetics under this Agreement and/or any other agreement between Summa and Calnetics to be entered into pursuant to any provision of this Agreement.

         7.   REPRESENTATIONS AND WARRANTIES OF SUMMA.

         Summa represents and warrants to Calnetics as follows (it being acknowledged and agreed that Calnetics is entering into this Agreement in material reliance upon each of the following representations and warranties):

              7.1 Organization and Corporate Power. Summa is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon Summa. Summa has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation, as amended to date, certified by the Secretary of State of California, and the Bylaws of Summa, as amended to date, and the resolutions of Summa's Board of Directors authorizing the execution, delivery and performance of this Agreement, all certified by the Secretary of Summa, which have previously been provided to Calnetics by Summa, are true and complete copies thereof as currently in effect. Subsidiary will be organized prior to the Effective Time as a duly organized and validly existing California corporation in good standing under the laws of the State of California, all of whose capital stock will be issued to and owned, beneficially and of record, by Summa.

              7.2 Capitalization. The authorized capital stock of Summa consists of 10,000,000 shares of Summa Common Stock and 5,000,000 shares of preferred stock, $.001 par value. As of the date hereof, there are 4,070,250 shares of Summa Common Stock outstanding, and no shares of preferred stock have been issued or are outstanding. In addition, there are currently outstanding options and warrants to purchase from Summa an aggregate of 470,721 additional shares of Summa Common Stock. Except expressly set forth hereinabove, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from Summa any capital stock of Summa or any securities convertible into or exchangeable for any shares of capital stock of Summa, or any other securities or agreements pursuant to which Summa is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of Summa to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock.

              7.3 Authorization; Government Approvals. Summa has full corporate power and authority to enter into, execute and deliver this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and to perform its obligations hereunder. This Agreement (and


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each and every other agreement, document and instrument to be executed by Summa hereunder) has been effectively authorized by all necessary action on the part of the Board of Directors of Summa, which authorizations remain in full force and effect, has been duly executed and delivered by Summa, and no other authorizations or proceedings on the part of Summa are required to authorize this Agreement and/or the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Summa, enforceable with respect to Summa in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. Other than in connection with the filing of the Agreement of Merger with the California Secretary of State and proceedings with the Commission, no authorization, consent or approval of any public body or authority is necessary for the consummation by Summa of the transactions contemplated by this Agreement.

              7.4 No Conflicts. Except as disclosed on the Summa Disclosure Schedule attached hereto as Exhibit E, neither the execution and delivery of this Agreement, nor the consummation by Summa of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under any of the terms, conditions, or provisions of any note, debenture, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of Summa's charter documents) to which Summa is a party or by which any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Summa or any of its officers, directors, employees, assets or properties, excluding from the foregoing clauses (i) and
(ii) any conflicts, breaches, violations or defaults that would not have a materially adverse affect on Summa or materially impair Summa's ability to consummate the transactions contemplated hereby, or for which Summa shall have received before the Effective Time appropriate consents or waivers.

              7.5 No Pending Material Litigation or Proceedings. Except as set forth in the Summa Disclosure Schedule, there are no actions, suits or proceedings pending or, to Summa's Knowledge, threatened against or directly affecting Summa (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the shareholders, officers or directors of Summa in connection with the business, operations or affairs of Summa, which could reasonably be expected to have a material adverse effect on the ability of Summa to consummate the transactions contemplated hereby. Summa is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

              7.6 Reports Under the Exchange Act. The Summa Common Stock is registered under Section 12(g) of the Exchange Act. Accordingly, Summa is subject to the information requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Since January 1, 1992, Summa has filed with the Commission on a timely basis all such reports which Summa has been required to file under the Exchange Act. Summa has made available to Calnetics accurate and complete copies of each registration statement, report, proxy statement, information statement or schedule, together with all amendments thereto, that were required to be filed with the SEC by Summa since January 1, 1992 (the "Summa SEC Documents"). As of their respective dates, the Summa SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of the Summa SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

              7.7 Disclosure. Summa has no Knowledge of any fact which has not been disclosed in writing to Calnetics which may reasonably be expected to materially and adversely affect the ability of Summa to perform


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all of the obligations to be performed by Summa under this Agreement and/or any other agreement between Summa and Calnetics to be entered into pursuant to any provision of this Agreement.

         8.   COVENANTS OF THE PARTIES PRIOR TO THE EFFECTIVE DATE.

         Each of Calnetics and Summa hereby covenants to and agrees with the other that between the date hereof and the Effective Date:

              8.1 Access to Properties and Records. Each party shall give to the other and its authorized representatives full access, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of its premises, properties, contracts, books, records and affairs, and will cause its senior officers to furnish any and all data and information pertaining to its business that the other may from time to time reasonably require. Unless and until the transactions contemplated by this Agreement have been consummated, each party and its representatives shall hold in confidence all information so obtained and will use such information solely for the purposes intended by this Agreement. If the transactions contemplated hereby are not consummated, each party will return all documents (and copies thereof) hereinabove referred to and obtained therefrom. Such obligation of confidentiality shall not extend to any information which is shown to have been previously (i) known to the party receiving it, (ii) generally known to others engaged in the trade or business of the disclosing party, (iii) part of public knowledge or literature without breach of a duty of confidentiality, or (iv) lawfully received from a third party. Without limiting the generality of the foregoing, it is understood and agreed that certain information disclosed by each party to the other, or their respective representatives, may constitute "material inside information" that has not previously been disclosed to the public generally. Each party acknowledges that it and its representatives are aware of the restrictions on the use of such information imposed by federal and state securities laws, agrees to comply and cause its representatives to comply with such restrictions, and agrees to indemnify and hold the other party and each of its directors, officers and employees free and harmless from any and all liability, cost or expense that any of them may incur or suffer by reason of any breach by the indemnifying party or any of its authorized representatives of any of such restrictions. From and after the date hereof and until the Closing or termination hereof, neither party, nor any of their respective officers, directors, principal shareholders or other representatives, shall purchase or sell, directly or indirectly, in the public marketplace or otherwise, any securities of the other party.

              8.2 Corporate Existence, Rights and Franchises. Each party shall take all necessary actions to maintain in full force and effect its corporate existence, rights, franchises and good standing. No change shall be made to the Articles of Incorporation or Bylaws of either party.

              8.3 Insurance. Each party shall take all necessary actions to maintain in force all of its existing insurance policies (or replacements therefor), subject only to variations in amounts required by the ordinary operation of its business.

              8.4 Conduct of Business in the Ordinary Course. Except as otherwise expressly provided in this Agreement, neither party shall permit to be done any act which would result in a material breach of any of the covenants of such party contained herein or which would cause the representations and warranties of such party contained herein to become untrue or inaccurate in any material respect as of any date subsequent to the date hereof. Without limiting the generality of the foregoing, Calnetics shall take all reasonably necessary actions to (i) operate its business diligently in the ordinary course of business as an ongoing concern, and will use its best business efforts to preserve intact its organization and operations at current levels and to make available to the Surviving Corporation the services of Calnetics' present employees and to preserve for the Surviving Corporation the relationships of Calnetics with its suppliers and customers and others having business relationships with it; (ii) maintain in good operating condition, ordinary wear and tear excepted, all of its assets and properties which are in such condition as of the date hereof; (iii) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practice in recent periods; (iv) refrain from entering into any


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contract, agreement, lease, acquisition, sale of assets, capital expenditure or other commitment of a value in excess of $250,000 (other than purchases and sales of inventory, including sales orders, in the ordinary course of business), or from modifying, amending, canceling or terminating any of such contracts, agreements, leases or other commitments presently in force, except as expressly contemplated by this Agreement, without the prior approval of the other party (which approval shall not be unreasonably withheld and which may be verbal to be promptly followed by written confirmation); (v) refrain from paying any bonus to any officer or director or any employee, other than pursuant to any contract, agreement or arrangement existing on the date of this Agreement or as provided in Section 10.6 below, other than on a basis consistent with past practice, and from declaring or paying any dividend, or making any other distribution in respect of, or from redeeming, any of its capital stock; and (vi) refrain from issuing any capital stock or other securities convertible into or exercisable to purchase capital stock other than upon exercise of existing options .

              8.5 Consents. Each of the parties shall use its best business efforts to obtain any and all necessary permits, approvals, qualifications, consents or authorizations from third parties and governmental authorities which are required to be obtained prior to the Effective Date, and shall use its best efforts to make or complete all filings, proceedings and waiting periods required to be made or completed prior to the Effective Date.

              8.6 Approval of Calnetics Shareholders. A special meeting of the Calnetics Shareholders shall be called to be held in accordance with the California Corporations Code on or before September 30, 1997, subject to adjournment or postponement by Calnetics in its sole discretion in the event that the Financing (as defined in Section 8.12 below) has not been delivered by such date to the Exchange Agent as provided in Section 11.8 below, at a time, place and date to be set by the Calnetics Board of Directors, for the purposes of considering and voting upon a proposal to approve this Agreement and the transactions contemplated hereby. The Calnetics Board of Directors shall recommend that the Calnetics Shareholders approve this Agreement and the transactions contemplated hereby. By signing this Agreement where indicated on the signature page hereof, each shareholder of Calnetics who owns or has voting control over 10% or more of the Common Stock of Calnetics issued and outstanding as of the date hereof has agreed (subject to the terms and conditions of this Agreement) to vote all such shares in favor of the transactions contemplated hereby at the special meeting of Calnetics Shareholders. Calnetics shall prepare and mail, or cause to be prepared and mailed to the Calnetics Shareholders, at least 20 days prior to the special meeting, appropriate notice of the meeting, together with a copy of the Proxy Statement prepared as provided in Section 8.8 below.

              8.7 Approval of Summa and Subsidiary. Summa, as the sole shareholder of Subsidiary, shall approve, and shall cause the Board of Directors of Subsidiary to approve, this Agreement and the transactions contemplated hereby.

              8.8     Proxy Statement.

                  (a) Calnetics shall prepare the Proxy Statement to be furnished to the Calnetics Shareholders as provided in Section 8.6 above, and Summa shall furnish to Calnetics for inclusion therein all such information relating to Summa as Calnetics or its counsel reasonably requests. As promptly as practicable after the date specified in Section 12.1.2(a) below, Calnetics shall file the Proxy Statement with the Commission and shall use all reasonable efforts to respond to any comments of the Commission staff and to obtain clearance from the Commission to mail the Proxy Statement as promptly as practicable. Calnetics agrees to provide to Summa the opportunity to review and comment on each form of the Proxy Statement within a reasonable time before filing, and each responsive correspondence to be sent to the Commission, and agrees not to file any such documents without Summa's consent. Calnetics shall
(i) include in each form of the Proxy Statement information relating to Summa, its business and financial condition only as authorized by Summa, and (ii) promptly provide to Summa copies of all correspondence received from the Commission with respect to each form of the Proxy Statement and copies of all responsive correspondence to the Commission. Calnetics agrees to notify Summa of any stop orders


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or threatened stop orders with respect to the Proxy Statement. The Proxy
Statement may be filed with the Commission as confidential preliminary proxy material under Regulation 14A of the Exchange Act.

                  (b) Calnetics shall not furnish to the Calnetics Shareholders any proxy materials relating to this Agreement or the Merger except the Proxy Statement. Calnetics shall mail to the Calnetics Shareholders (i) as promptly as practicable after clearance thereof by the Commission the Proxy Statement (the date of such mailing hereinafter being referred to as the "Mailing Date"), (ii) as promptly as practicable after receipt thereof, any supplemental or amended Proxy Statement, and (iii) such other supplementary proxy materials as may be necessary, in light of the circumstances arising after the mailing of the Proxy Statement, to make the Proxy Statement, as theretofore supplemented or amended, complete and correct. The Proxy Statement and all amendments and supplements thereto shall comply with applicable law and shall be in form and substance satisfactory to Calnetics and Summa.

                  (c) Summa and Calnetics each shall advise the other if, at any time before the Mailing Date of the Proxy Statement, the date of the special meeting of Calnetics Shareholders to be held pursuant to Section 8.6 hereof, or the Effective Time, the Proxy Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. In such event, Calnetics or Summa, as the case may be, shall provide the other with the information needed to correct such misstatement or omission.

               8.9 Fairness Opinion. Calnetics may, but shall not be obligated to, obtain on or before July 31, 1997, at its sole cost and expense, a third-party opinion as to the fairness of the transactions contemplated hereby from a financial point of view to the shareholders of Calnetics. Should such opinion not be reasonably acceptable to Calnetics, Calnetics may terminate the transactions contemplated hereby without further liability or obligation to Summa except as provided in Section 12.2 hereof.

              8.10 No Equitable Conversion. Prior to the Effective Time, neither the execution of this Agreement nor the performance of any provision contained herein shall cause either Summa, on the one hand, or Calnetics, on the other hand, to be or become liable for or in respect of the operations or business of the other, for the cost of any labor or materials furnished to or purchased by the other, for compliance with any laws, requirements or regulations of, or taxes, assessments or other charges now or hereafter due to, any governmental authority, or for any other charges or expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use or occupancy of the property of the other.

              8.11 Standstill Agreements.

                  (a) Prior to the Effective Time, unless this Agreement is sooner terminated as expressly provided herein, neither party shall initiate, directly or indirectly, any possible business combination, sale of assets or stock, or other transaction which is inconsistent with the transactions contemplated thereby. Notwithstanding the foregoing, either party may respond to third party inquiries subject to the provisions set forth in Section 12.1.7 hereof.

                  (b) If this Agreement is terminated by either party, then for a period of two (2) full years from the date of such termination, neither party shall, directly or indirectly, except as may expressly be permitted in writing by the other party: (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership of any of the assets or businesses or voting securities of the other party, or any other rights or options to acquire any such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the other party; or (iii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

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              8.12 Financing. Summa shall use its best efforts to obtain the financing, on terms and conditions reasonably acceptable to Summa (the "Financing"), required to fund full payment of the cash consideration payable the Calnetics Shareholders as a consequence of the Merger, and Calnetics shall provide all reasonable cooperation to Summa in connection therewith.

         9.   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.

         The respective obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Effective Date, of the following conditions, unless both parties shall have agreed in writing to waive any of such conditions:

              9.1 Regulatory Approvals. There shall have been obtained any and all permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to the parties, are required for the consummation of the transactions contemplated hereby.

              9.2 No Action or Proceeding. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency, and no statute, rule or regulation shall have enacted or entered by a governmental body of competent jurisdiction, which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

              9.3 Dissenters' Rights. The number of shares of Calnetics Common Stock which constitute "Perfected Dissenting Shares" as defined in Section 3.3 hereof does not exceed five percent (5%) of the total number of shares of Calnetics Common Stock outstanding on the record date of the meeting of the Calnetics Shareholders referred to in Section 4.1.

         10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SUMMA AND SUBSIDIARY.

              The obligation of each of Summa and Subsidiary to consummate the Merger is expressly subject to the satisfaction, on or before the Effective Date, of each of the further conditions set forth below, any or all of which may be waived by Summa in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Summa or Subsidiary of any other condition or of any of its rights or remedies, at law or in equity, if Calnetics shall be in default or breach any of the representations, warranties or covenants of Calnetics under this Agreement:

              10.1 Shareholder Approval. The Calnetics Shareholders shall have approved by the requisite vote the adoption of this Agreement and the transactions contemplated hereby.

              10.2 Proceedings. All corporate and other proceedings taken or to be taken by Calnetics or any governmental authority in connection with the transactions contemplated hereby to be consummated at the Effective Date and all documents incident thereto or required to be delivered prior or at closing will be reasonably satisfactory in form and substance to Summa and its counsel as may be required to consummate the transactions contemplated hereby.

              10.3 Performance of Agreement; Accuracy of Representations and Warranties. Calnetics shall have performed in all material respects the agreements and covenants required to be performed by Calnetics under this Agreement prior to or on the Effective Date, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Calnetics since the date hereof, and the representations and warranties of Calnetics contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the Effective Date and delivered by Calnetics to Summa with

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the approval of Summa indicated thereon (which writing is to be attached hereto as Exhibit F), be true in all material respects on and as of the Effective Date as if made on and as of such date, and Summa shall have received a certificate, dated as of the Effective Date, signed by the President and Chief Financial Officer of Calnetics, on behalf of Calnetics, reasonably satisfactory to Summa and its counsel, to such effect.

              10.4 Opinion of Counsel of Calnetics. Summa and its counsel shall have received an opinion dated as of the Effective Date from Gibson, Dunn & Crutcher LLP, counsel to Calnetics, in form and substance reasonably satisfactory to Summa and its counsel, substantially to the effect that:

              10.4.1 Calnetics is a duly incorporated and validly existing corporation in good standing under the laws of California, and has the corporate power to enter into this Agreement and consummate the transactions herein;

              10.4.2 This Agreement and the Agreement of Merger have been duly authorized, executed and delivered by Calnetics and each constitutes the legal, valid and binding obligation of Calnetics, except as the same may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights or by general principles of equity, whether considered in a proceeding at law or in equity;

              10.4.3 To the best of such counsel's Knowledge, to the extent that the approval or consent of any governmental agency or body is required for the legal and valid execution and delivery of this Agreement or the performance of any obligation of Calnetics under any provision hereof, such consent has been validly procured; and

              10.4.4 Neither the execution of this Agreement nor the performance by Calnetics of any of its obligations hereunder will violate the Certificate of Incorporation or the Bylaws of Calnetics.

              10.5 Accuracy of Information in Proxy Statement. None of the information which shall have been furnished by or on behalf of Calnetics or its management for inclusion in the Proxy Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

              10.6 Exchange of Calnetics Options. Each holder of Options which remain outstanding as of the Effective Time shall have entered into a written agreement with Summa to surrender for cancellation all such Options owned beneficially and of record by such holder effective as of the Effective Time on terms and conditions set forth therein, in consideration of the execution by each such holder of a standard Summa "incentive" or "nonstatutory" stock option agreement, as the case may be (the form of each of which has been provided to Calnetics prior to the execution and delivery hereof), with Summa effective as of the Effective Time, pursuant to which such holders would be entitled to purchase shares of Summa Common Stock on a basis specified by Summa not later than one business day immediately prior to the date of the special meeting of Calnetics Shareholders to be held pursuant to Section 8.6 hereof. It is understood and agreed that any holder of Options may surrender all or any portion of such Options to Calnetics for cancellation at any time prior to the Effective Time in consideration of the payment by Calnetics to such holder of cash in an amount equal to the difference between $7.35 and the exercise price of the Options surrendered for cancellation multiplied by the number of shares of Calnetics Common Stock formerly subject to the Options so canceled.

              10.7 Consents. Calnetics shall have been obtained any and all material approvals, consents or authorizations of third parties which, in the opinion of counsel to Summa, are reasonably required for the consummation of the transactions contemplated hereby.

              10.8 Financing. Summa shall have obtained the Financing specified in Section 8.12.

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         11.  CONDITIONS PRECEDENT TO CALNETICS' OBLIGATIONS.

         Calnetics' obligation to consummate the Merger is expressly subject to the satisfaction, on or before the Effective Date, of each of the further conditions set forth below, any or all of which may be waived by Calnetics in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Calnetics of any other condition or of any of its rights or remedies, at law or in equity, if Summa shall be in default or breach any of the representations, warranties or covenants of Summa under this Agreement:

              11.1 Shareholder Approval. The Calnetics Shareholders shall have approved by the requisite vote the adoption of this Agreement and the transactions contemplated hereby.

              11.2 Proceedings. All corporate and other proceedings taken or to be taken by Summa or any governmental authority in connection with the transactions contemplated hereby to be consummated at the Effective Date and all documents incident thereto or required to be delivered prior or at closing will be satisfactory in form and substance to Calnetics and its counsel (including but not limited to, the recordation of the Agreement of Merger) as may be required to consummate the transactions contemplated hereby.

              11.3 Performance of Agreement; Accuracy of Representations and Warranties. Summa shall have performed the agreements and covenants required to be performed by Summa under this Agreement prior to or on the Effective Date, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Summa since the date hereof, and the representations and warranties of Summa contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the Effective Date and delivered by Summa to Calnetics with the approval of Calnetics indicated thereon (which writing is to be attached hereto as Exhibit G), be true in all material respects on and as of the Effective Date as if made on and as of such date, and Calnetics shall have received a certificate, dated as of the Effective Date, signed by the President and Chief Financial Officer of Summa, on behalf of Summa, reasonably satisfactory to Calnetics and its counsel, to such effect.

              11.4 Opinion of Counsel for Summa. Calnetics and its counsel shall have received an opinion, dated as of the Effective Date, from Phillips & Haddan, counsel to Summa, in form and substance reasonably satisfactory to Calnetics and its counsel, substantially to the effect that:

                  11.4.1 Each of Summa and Subsidiary is a duly incorporated and validly existing corporation in good standing under the laws of California, and has the corporate power to enter into this Agreement and consummate the transactions herein;

                  11.4.2 This Agreement and the Agreement of Merger have been duly authorized, executed and delivered by Summa and each constitutes the legal, valid and binding obligation of each of Summa and Subsidiary, except as the same may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors rights or by general principles of equity, whether considered in a proceeding at law or in equity;

                  11.4.3 To the best of such counsel's Knowledge, to the extent that the approval or consent of any governmental agency or body is required for the legal and valid execution and delivery by Summa of this Agreement, or the performance of any obligation of Summa or Subsidiary under any provision hereof, such consent has been validly procured; and

                  11.4.4 Neither the execution of this Agreement or the performance by either Summa or Subsidiary of any of its obligations hereunder, will violate the Articles of Incorporation or the Bylaws of either Summa or Subsidiary.

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              11.5 Accuracy of Information in Proxy Statement. None of the
information which shall have been furnished by or on behalf of Summa or its management for inclusion in the Proxy Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

              11.6 Consents. Summa shall have obtained any and all material approvals, consents or authorizations of third parties which, in the opinion of counsel to Calnetics, are reasonably required for the consummation of the transactions contemplated hereby.

              11.7 Fairness Opinion. If a "fairness opinion" has been provided to the Board of Directors of Calnetics as provided in Section 8.9 hereof, such opinion subsequently shall not have been withdrawn.

              11.8 Financing. Summa shall have obtained the Financing specified in Section 8.12, and the proceeds thereof shall have been delivered to the Exchange Agent.

         12.  TERMINATION, AMENDMENT AND WAIVER.

              12.1 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the Calnetics
Shareholders:

                  12.1.1   By mutual written consent of Calnetics and Summa;

                  12.1.2 (a) By Summa on or before August 18, 1997, if by such date Summa shall not have made arrangements reasonably satisfactory to Summa to obtain the Financing, or by Calnetics on or within five business days after the close of business on August 18, 1997, if by such date Summa shall not have obtained written evidence, reasonably satisfactory to Calnetics, that Summa will be able to obtain the Financing on a timely basis; and (b) by Calnetics on or within five business days after the close of business on September 30, 1997 if by such date the status of the Financing is not satisfactory to Calnetics in its sole discretion; provided, however, that Summa shall have the right to delay the termination hereof for a period ending 30 days after receipt of written notice of Calnetics' intention to terminate this Agreement pursuant to this subsection 12.1.2(b) by providing a written undertaking to pay Calnetics the sum of $100,000 within 48 hours of receipt of written notice from Calnetics that the transactions contemplated hereby have been duly approved by the Calnetics Shareholders.

                  12.1.3 Unilaterally by either Calnetics or Summa (i) if the other fails to perform any covenant in any material respect in this Agreement, unless the failure is capable of being and has been cured in all material respects within 30 business days after the terminating party has delivered written notice of the alleged failure, or (ii) if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date, unless the party has earlier waived such condition;

                  12.1.4 By either Calnetics or Summa if there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market or quotations for shares traded thereon as reported by Nasdaq or otherwise, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) any material limitation (whether or not mandatory) by any governmental authority on the extension of credit by banks or other financial institutions.

                  12.1.5 By either Calnetics or Summa, if the Merger shall not have been consummated on or before October 31, 1997 (the "Termination Date"), except that the right to terminate under this Section 12.1.5 shall not be available to any party whose failure to perform any covenant herein or satisfy any condition hereof

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within the reasonable control of such party has been the proximate cause of or resulted in the failure of the Merger to be consummated on or before the Termination Date;

                  12.1.6   By Calnetics as provided in Section 8.9 hereof;

                  12.1.7 By either party, upon the payment by the terminating party to the other of the sum of $500,000 should the Board of Directors of such party determine to enter into an inconsistent transaction with a third party.

              12.2 Effect of Termination. In the event that this Agreement is terminated by Summa or Calnetics pursuant to Section 12.1.2(a) above, Summa shall promptly pay Calnetics the sum of $75,000. In the event that this Agreement is not terminated pursuant to Section 12.1.2(a) above, and the Agreement is subsequently terminated by Calnetics pursuant to Section 12.1.2(b) or by reason of the failure of Summa to consummate the Financing prior to the date specified in Section 12.1.5 above, Summa shall promptly pay Calnetics the sum of $150,000. In the event this Agreement is terminated by reason of the failure of Calnetics to obtain the approval of this Agreement and the transactions contemplated hereby by the Calnetics Shareholders, Calnetics shall promptly pay Summa the sum of $150,000. In the event of termination of this Agreement by either Summa or Calnetics for any other reason as provided in
Section 12.1, this Agreement shall forthwith become void and there shall be no further obligation or liability on the part of either Calnetics or Summa, or their respective officers or directors (except as set forth in this Section 12.2 and in Sections 8.1, 8.9, 8.11, 12.1.7, 13.7, 13.8, 13.9 and 13.10 which shall survive the termination); provided, however, that if either party hereto willfully fails to perform its obligations hereunder or willfully neglects to perform acts that are necessary to the fulfillment of conditions set forth herein or willfully prevents the fulfillment of a condition set forth herein, the other party may seek any available legal and equitable remedies in addition to those provided herein.

              12.3 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

              12.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         13.  MISCELLANEOUS.

              13.1 Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

              13.2 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

              13.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

              13.4 Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly given if personally delivered or 48 hours after mailing, postage prepaid, to the parties as follows:

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

                  (a) If to Calnetics, to:             Clinton G. Gerlach
                                                       Calnetics Corporation
                                                       20401 Prairie Street
                                                       Chatsworth, California 91311

                      With copies to:                  Robert E. Dean, Esq.
                                                       Gibson, Dunn & Crutcher LLP
                                                       4 Park Plaza
                                                       Irvine, California 92614



                  (b) If to Summa, to:                 James R. Swartwout
                                                       Summa Industries
                                                       21250 Hawthorne Boulevard
                                                       Suite 500
                                                       Torrance, California 90503

                      With copies to:                  Michael J. Connell, Esq.
                                                       Morrison & Foerster LLP
                                                       555 West Fifth Street, Suite 3500
                                                       Los Angeles, California 90013-1024

Any party hereto may change its address by written notice to the other party given in accordance with this Section 13.4.

              13.5 Entire Agreement. This Agreement, together with the Agreement of Merger and each of the other exhibits and schedules attached hereto, contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in the Agreement of Merger or in an exhibit or schedule hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding.

              13.6 Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this Agreement. In this Agreement, the term "including" and terms of similar import shall mean "including without limitation" unless the context requires otherwise.

              13.7 Attorneys' Fees. In the event of any litigation between Calnetics and Summa relating to the subject matter hereof, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

              13.8 Expenses. Except as otherwise expressly provided in Sections
12.1 and 12.2 hereof, each party hereto agrees to pay all of its own expenses and to save the other party harmless against liability for the payment of any such expenses arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all expenses of preparing, filing, printing and distributing the Proxy Statement and soliciting proxies from the Calnetics


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Shareholders, fees and disbursements of counsel for Calnetics, expenses of any audits of Calnetics incident to or required by any such filings and expenses of Calnetics' proxy solicitation, and expenses of complying with the securities or blue sky laws of any jurisdictions in connection therewith, shall be borne and paid by Calnetics at Calnetics' sole cost and expense.

              13.9 Public Announcements. If any disclosure relating hereto is believed by either party to be required under applicable securities laws, the other party shall be given advance notice of such disclosure. Both parties shall review in advance any proposed public announcement with respect to the transactions contemplated herein.

              13.10 Survival. The representations and warranties of the parties contained herein and in any other document or instrument delivered pursuant hereto shall survive any investigations made by or on behalf of any other party made prior to the Effective Time, but shall not survive beyond the Effective Time. Nothing contained in this Section 13.10 shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, after the Effective Date, nor shall it prevent or preclude any party from pursuing any and all available remedies at law or in equity for actual fraud against any party or parties guilty of such fraud.

              13.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

              13.12 Assignment. Neither this Agreement, the Agreement of Merger nor any of the rights, interests or obligations hereunder or thereunder may be assigned by either party without the prior written consent of the other party.


         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

SUMMA INDUSTRIES                    CALNETICS  CORPORATION



By: /s/ James R. Swartwout           By:  /s/ Clinton G. Gerlach
    ---------------------------           ------------------------------
        James R. Swartwout                      Clinton G. Gerlach
        Chief Executive Officer                 Chief Executive Officer


     By signing below, each shareholder who owns or has voting control over 10% or more of the Calnetics Common Stock outstanding as of the date hereof agrees, subject to the terms and conditions of the foregoing Agreement, to vote, or cause to be voted, in favor of this Agreement and the Merger, all of such shares held of record or beneficially by such shareholder as of the record date for the special meeting of Calnetics Shareholders referred to in Section 8.6 above:


                                        GERLACH HOLDING CORPORATION

                                        By: /s/ Clinton G. Gerlach
                                            ----------------------------------
                                                 Clinton G. Gerlach, President

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                                 AMENDMENT NO. 1
                                       TO
                        AGREEMENT AND PLAN OF ACQUISITION

         THIS AMENDMENT NO. 1 (this "Amendment") to that certain Agreement and Plan of Acquisition dated July 2, 1997 (the "Agreement") by and between CALNETICS CORPORATION, a California corporation ("Calnetics"), and SUMMA INDUSTRIES, a California corporation ("Summa"), is entered into effective as of July 30, 1997.

         WHEREAS, the parties hereto previously entered into the Agreement providing, among other things, for the merger ("Merger") of Calnetics with and into a new wholly-owned subsidiary of Summa ("Subsidiary"); and

         WHEREAS, the parties now desire to amend the Agreement to modify the structure to be used to accomplish the Merger.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the value and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Recital C of the Agreement is hereby amended to read in its entirety as follows:

                  "C. The respective Boards of Directors of Calnetics and Summa deem it advisable and generally to the advantage of each corporation, and in the best interests of their respective shareholders, to cause a newly-to-be-formed California corporation which will be a wholly-owned subsidiary ("Subsidiary") of Summa to be merged with and into Calnetics, under and pursuant to the provisions of the California Corporations Code (the "Merger"). Accordingly, the respective Boards of Directors of Calnetics and Summa have approved, and the Board of Directors of Calnetics will recommend for approval of the shareholders of Calnetics, this Agreement and the Merger contemplated hereby, and have directed their respective proper officers to execute and deliver this Agreement and to cause the respective corporations to perform each of their respective obligations hereunder."

         2. The preamble immediately following Recital C of the Agreement is hereby amended to read in its entirety as follows:

                  "NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements, representations, warranties and covenants herein contained, and subject to the terms and conditions hereinafter set forth, the parties hereto hereby agree in accordance with the California Corporations Code, the provisions of the Agreement of Merger (as defined below), and the provisions of this Agreement, that, at the Effective Time of the Agreement of Merger, Subsidiary shall be merged with and into Calnetics, such that Calnetics, as the "Surviving Corporation" in the Merger, shall continue as a single corporation existing under the laws of the State of California and as a wholly-owned subsidiary of Summa, and the parties hereto hereby adopt and agree to the following agreements, terms, and conditions relating to the Merger and the manner of carrying the same into effect."

         3. Section 1.22 of the Agreement is hereby amended to read in its entirety as follows:

          "1.22 "Surviving Corporation" refers to Calnetics as the survivor of the Merger."

         4. Section 2.1 of the Agreement is hereby amended to read in its entirety as follows:

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                                                              Preliminary Copies

          "2.1 Surviving Corporation. The corporation which shall survive the Merger is Calnetics (sometimes hereinafter referred to as the "Surviving Corporation)."

         5. A new Section 3.1.4 of the Agreement is hereby inserted to read in its entirety as follows:

                  "3.1.4 Conversion of Subsidiary Stock. Each share of Common Stock of Subsidiary issued and outstanding immediately prior to the Closing shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of Common Stock of the Surviving Corporation."

         6. Section 5.1 of the Agreement is hereby amended to read in its entirety as follows:

                  "5.1 Cessation of Subsidiary's Existence. When the Merger becomes effective, Subsidiary shall be merged with and into Calnetics, the separate existence of Subsidiary shall cease, and Calnetics, as the Surviving Corporation in the Merger, without further action, shall succeed to and shall continue to possess and enjoy all the rights, privileges, immunities, powers, purposes, and franchises, both of a public and private nature, and be subject to all restrictions, disabilities, and duties of Calnetics, and the Merger shall have the effects on Calnetics and Subsidiary as provided under the California Corporations Code."

         7. Recital D to Exhibit A of the Agreement is hereby amended to read in its entirety as follows:

                  "D. Summa and Calnetics have previously entered into that certain Agreement and Plan of Acquisition dated as of July 2, 1997 (the "Acquisition Agreement"), for the purposes of setting forth all of the terms and conditions upon which Subsidiary would be merged with and into Calnetics (the "Merger") in accordance with the provisions of the California Corporations Code and the terms and conditions hereinafter set forth."

         8. Section 1.1 to Exhibit A of the Agreement is hereby amended to read in its entirety as follows:

                  "1.1 As soon as practicable following the fulfillment (or waiver, to the extent permitted therein) of the conditions specified in Article IV hereof, Subsidiary shall merge with and into Calnetics (the "Merger"), with Calnetics to be the surviving corporation in the Merger."

         9. Section 1.3 to Exhibit A of the Agreement is hereby amended to read in its entirety as follows:

                  "1.3 Calnetics, as the surviving corporation in the Merger (hereinafter as such referred to as the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of California. On the Effective Date, the separate existence and corporate organization of Subsidiary, except insofar as it may be continued by operation of law, shall be terminated and cease."

         10. A new Section 3.1(d) to Exhibit A of the Agreement is hereby inserted to read in its entirety as follows:

                  "3.1(d) Each share of Common Stock of Subsidiary issued and outstanding immediately prior to the Closing shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of Common Stock of the Surviving Corporation."

         11. Except as expressly modified by the terms of this Amendment, the Agreement remains in full force and effect as of the date hereof.

         12. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

         13. The parties agree that facsimile signatures shall have the same legal force and effect as originals.

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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first above written.

         SUMMA INDUSTRIES            CALNETICS CORPORATION


By:   /s/ James R. Swartwout         By:   /s/ Clinton G. Gerlach
      -------------------------            -------------------------------
        James R. Swartwout                     Clinton G. Gerlach
       Chief Executive Officer                 Chief Executive Officer


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                                OMITTED SCHEDULES


         The following list briefly identifies the contents of all exhibits to the Agreement and Plan of Acquisition that have not been filed with the Securities and Exchange Commission (the "Commission"). The Company hereby agrees to furnish supplementally a copy of any such omitted exhibit to the Commission upon request.

           Exhibit                      Description
           -------                      -----------
             A      Agreement and Plan of Merger by and among Summa, Subsidiary and the Company

             B      Listing of Outstanding Company Stock Options

             C      Company Disclosure Schedule

             D      Company Financial Statements

             E      Summa Disclosure Schedule

             F      Closing Exceptions to Company Representations and Warranties

             G      Closing Exceptions to Summa Representations and Warranties


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                                                                     Appendix II

[Crowell, Weedon & Co. Letterhead]
Draft of July 30, 1997
(Date of Proxy)

The Board of Directors
Calnetics Corporation
20401 Prairie Street
Chatsworth, CA 91311

Gentlemen:

Calnetics Corporation ("Calnetics") and Summa Industries ("Summa") entered into an Agreement and Plan of Acquisition dated July 2, 1997, as amended (the "Acquisition Agreement"), pursuant to which CC Acquisition Corp. ("Subsidiary"), a newly formed wholly-owned subsidiary of Summa, will be merged with and into Calnetics (the "Merger"). Upon the effectiveness of the Merger, Calnetics will become a wholly owned subsidiary of Summa. Under the terms of the Acquisition Agreement, the consideration to be paid ("Consideration") for each outstanding share of Calnetics common stock will be $7.35 in cash. The terms and conditions of the Merger are more fully set forth in the Acquisition Agreement. You have requested our opinion ("Opinion") as investment bankers as to the fairness, from a financial point of view, of the Consideration to be received by the public holders (excluding the officers and directors of Calnetics) of the Calnetics common stock (the "Public Shareholders") pursuant to the Acquisition Agreement.

Crowell, Weedon & Co. ("Crowell" or "we"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, private placements and valuations for estate, corporate and other purposes. Although we have been engaged to render the Opinion, in the ordinary course of our business as a broker-dealer, we may actively trade the securities of Calnetics for our own account or for the account of our customers and, accordingly, at any time hold a long or short position in such securities.

In arriving at our Opinion, we have, among other things, read, reviewed and analyzed the Acquisition Agreement and Calnetics' Annual Reports on Form 10-K for the three fiscal years ended June 30, 1997. In addition, we visited the facilities of, and held discussions with certain members of the senior management of Calnetics concerning its past and current business operations, present financial condition and future prospects. These discussions included a review of the condition and prospects of the plastics industry in general. We also held discussions with representatives of Calnetics' independent certified public accountants. In addition, we reviewed the price and volume trading history of the common stock of Calnetics; compared the financial position and operations of Calnetics with those of certain public companies in the plastics industry which we deemed to be relevant; reviewed the financial terms of certain business combinations in the plastics industry; and performed such other studies and analyses and took into account such other matters as we deemed necessary or advisable.

In connection with our Opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided or made available to us by Calnetics, and from other sources, for the purpose of this Opinion and do not assume any responsibility for independent verification of such information. We have not conducted nor had conducted for us any evaluation or appraisal of the assets of Calnetics. We have assumed that information we have reviewed with respect to the future performance of Calnetics has been reasonably prepared on bases reflecting management's best estimates and judgments, and we express no opinion with respect to, and take no responsibility for, such information or the assumptions indicated therein. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the plastics industry

                                      II-1
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The Board of Directors
Calnetics Corporation
(DATE OF PROXY)
Page 2


generally. Our Opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. We have also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of Calnetics since the date of the most recent financial statements that Calnetics has made available to us.

Our Opinion as to fairness is limited to the fairness of the Consideration, from a financial point of view, to the Public Shareholders, and we are not opining in any other respect whatsoever on the terms of the Merger or the Acquisition Agreement.

This Opinion is delivered to you based on your understanding that it is for the benefit and use of the Board of Directors of Calnetics in considering the Merger and that Calnetics will not use this Opinion for any other purpose and will not reproduce, disseminate or refer to this Opinion without our prior written consent. This Opinion may, however, be reproduced in full in the Proxy Statement of Calnetics to be filed with the Securities and Exchange Commission in connection with the Merger.

Based upon our review and subject to the foregoing and such other matters as we consider relevant, and in reliance thereon, it is our opinion, as investment bankers, that as of the date hereof the Consideration is fair, from a financial point of view, to the Public Shareholders.

Very truly yours,



Crowell, Weedon & Co.


                                      II-2
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                                                                    Appendix III

                                CHAPTER 13 OF THE
                       CALIFORNIA GENERAL CORPORATION LAW


SECTION 1300 REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

         (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
         Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

         (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by
         Section 1201 is sought by written consent rather than at a meeting.

         (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

         (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION  1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND
               FOR PURCHASE; TIME; CONTENTS

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the

                                                              Preliminary Copies

reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholders' right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION  1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED
               SECURITIES.

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates or appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION  1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR
               MARKET VALUE; FILING; TIME OF PAYMENT

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.


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SECTION  1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
               MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION
               F ISSUES; APPOINTMENT OF APPRAISERS

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION  1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT;
               JUDGMENT; PAYMENT; APPEAL; COSTS

         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereof at the legal rate from the date on which judgment was entered.

         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION  1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the

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legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION  1307. DIVIDENDS ON DISSENTING SHARES

         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION  1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL
               OF DEMAND FOR PAYMENT

         Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION  1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

         (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION  1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
               LITIGATION OF SHAREHOLDERS' APPROVAL

         If litigation is instituted to test the efficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION  1311. EXEMPT SHARES

         This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.


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SECTION  1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND
               MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTIONS; CONDITIONS

         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.


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PROXY         (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)
                              CALNETICS CORPORATION
                    20401 PRAIRIE STREET, CHATSWORTH CA 91311


           SPECIAL MEETING OF SHAREHOLDERS, _______, OCTOBER __, 1997



The undersigned hereby appoints Barbara J. Guyer and Trygve M. Thoresen, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Calnetics Corporation ("Calnetics") held of record by the undersigned on September 19, 1997 at the special meeting of shareholders to be held on October __, 1997, and at any adjournments and/or postponements thereof.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the matters set forth in Item 1.

       IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE
                         (continued on the reverse side)

Perforation
                              Fold and detach here

                              (FRONT OF PROXY CARD)
1.  APPROVAL OF AGREEMENT AND PLAN OF ACQUISITION AND MERGER


      [ ]   FOR approval and adoption of that certain Agreement and Plan of
      Acquisition dated July 2, 1997, as amended ("Agreement"), between Calnetics and Summa Industries ("Summa") and the transactions contemplated thereby, including the merger ("Merger") of a new wholly-owned subsidiary of Summa with and into Calnetics.
      [ ]   AGAINST approval and adoption of the Agreement.
      [ ]   ABSTAIN from voting for or against approval and adoption of the Agreement.

                                           DATED:_________________________1997


                                           ------------------------------------
                                           Signature


                                          -------------------------------------
                                          Signature if held jointly

                                          Please sign exactly as name
                                          appears below.  When
                                          shares are held by joint tenants,
                                          both should sign.
                                          When signing as attorney, as
                                          executor, administrator,
                                          trustee or guardian, please give
                                          full title as such.  If a
                                          corporation, please sign in full
                                          corporate name by
                                          President or other authorized
                                          officer.  If a partnership,
                                          please sign in partnership name by
                                          authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.
Perforations
                              Fold and Detach Here

                                                              Preliminary Copies

                                INDEX TO EXHIBITS

              Exhibit No.
              -----------
                23.1             Consent of Arthur Andersen LLP

                27.1             Financial Data Schedule


CalRegS4.006
July 28, 1997